Filed Pursuant to Rule 433
                                                    Registration No.: 333-123990


      SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2006-WM1 FREE WRITING
                                   PROSPECTUS

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

   The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

   The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.

   The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/1260840/000091412105000730/
0000914121-05-000730.txt

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

   Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permitted.


      THIS FREE WRITING PROSPECTUS IS SUBJECT TO COMPLETION AND IS DATED
                              FEBRUARY 10, 2006

  PROSPECTUS SUPPLEMENT DATED FEBRUARY [__], 2006 (To Prospectus dated May 20,
                                      2005)

                                  $554,316,000
                                  (Approximate)
             Securitized Asset Backed Receivables LLC Trust 2006-WM1
                                 Issuing Entity
                    Securitized Asset Backed Receivables LLC
                                    Depositor
                                Barclays Bank PLC
                                     Sponsor
                     Wells Fargo Bank, National Association
                                    Servicer
               Mortgage Pass-Through Certificates, Series 2006-WM1

o Securitized Asset Backed Receivables LLC Trust 2006-WM1 is issuing certificates in 15 classes, but is offering only 10 classes through this prospectus supplement.


                  Expected                                                          Average Life to       Principal Payment
                  Principal          Expected Ratings                                Call/ Maturity           Window to
   Class          Amount(1)      (S&P/Moody's/Fitch/DBRS)   Pass-Through Rate((2))  (years)((3))(4)    Call/Maturity((3))((4))
----------    --------------     ------------------------   ----------------------  ---------------   ------------------------
  A-1B        $  15,594,000           AAA/Aaa/AAA/AAA       1 mo. LIBOR + [____]%      2.53/2.72      03/06-03/14/03/06-08/22
  A-2A        $ 231,653,000           AAA/Aaa/AAA/AAA       1 mo. LIBOR + [____]%      1.00/1.00      03/06-04/08/03/06-04/08
  A-2B        $  92,062,000           AAA/Aaa/AAA/AAA       1 mo. LIBOR + [____]%      3.00/3.00      04/08-09/10/04/08-09/10
  A-2C        $  77,878,000           AAA/Aaa/AAA/AAA       1 mo. LIBOR + [____]%      6.80/7.97      09/10-03/14/09/10-09/23
  M-1         $  61,708,000            AA/Aa2/AA/AA         1 mo. LIBOR + [____]%      5.37/5.95      05/09-03/14/05/09-02/21
  M-2         $  37,891,000              A/A2/A/A           1 mo. LIBOR + [____]%      5.33/5.86      04/09-03/14/04/09-02/20
  M-3         $  10,826,000           A-/A3/A/A (low)       1 mo. LIBOR + [____]%      5.32/5.80      04/09-03/14/04/09-07/18
  B-1         $  10,104,000      BBB+/Baa1/BBB+/BBB (high)  1 mo. LIBOR + [____]%      5.32/5.75      03/09-03/14/03/09-12/17
  B-2         $   9,022,000          BBB/Baa2/BBB/BBB       1 mo. LIBOR + [____]%      5.31/5.68      03/09-03/14/03/09-03/17
  B-3         $   7,578,000      BBB-/Baa3/BBB-/BBB (low)   1 mo. LIBOR + [____]%      5.31/5.59      03/09-03/14/03/09-06/16

-------------

(1) Subject to a variance of plus or minus 5%.

(2) The pass-through rate for each class of certificates will be equal to the sum of one month LIBOR plus a fixed margin, subject to caps on those pass-through rates as described in this prospectus supplement under "Description of the Certificates--Distributions of Interest and Principal".

(3) Pricing assumes 10% optional clean-up call is exercised.

(4) Based on 100% of the applicable prepayment assumption.

Each class of certificates will receive monthly distributions of interest, principal or both, beginning on March 27, 2006.

Assets of the Issuing Entity--

o Closed end, adjustable- and fixed-rate subprime loans secured by first- or second-lien mortgages or deeds of trust on residential real properties.

Credit Enhancement--

o Subordination of the subordinate certificates to the senior certificates as described in this prospectus supplement under "Description of the Certificates--Distributions of Interest and Principal"; and

o Excess interest and overcollateralization as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions".

Interest Rate Support--

o An interest rate swap agreement with Barclays Bank PLC, as swap provider, for the benefit of the offered certificates as described in this prospectus supplement under "Description of the Certificates--Interest Rate Swap Agreement"; and

o Two interest rate cap agreements with Barclays Bank PLC as cap provider, for the benefit of the Class M and Class B certificates as described in this prospectus supplement under "Description of the Certificates--Interest Rate Cap Agreements".

-----------------------------------------------------------------------------
   You should consider carefully the risk factors beginning on page S-[__] of this prospectus supplement and page 15 in the prospectus.

   The certificates will not represent obligations of Securitized Asset Backed Receivables LLC or any of its affiliates. Neither the depositor, the sponsor, nor any of their respective affiliates, will insure or guarantee distributions on the certificates of any series. No governmental agency or any other person will insure the certificates or the collateral securing the certificates.

   You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.
-----------------------------------------------------------------------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   We will not list the offered certificates on any national securities exchange or on any automated quotation system.

                               Barclays Capital

              Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus

   We provide information about the offered certificates for the series 2006-WM1 in two separate documents that progressively include more detail:

   o the accompanying prospectus dated May 20, 2005, which provides general information, some of which may not apply to the series 2006-WM1 certificates.

   o this prospectus supplement, which describes the specific terms of the series 2006-WM1 certificates.

   Sales of the offered certificates may not be completed unless you have been given the opportunity to receive both this prospectus supplement and the prospectus. You are urged to read both this prospectus supplement and the prospectus in full.

   If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, then you should rely on the information in this prospectus supplement.

   Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

   In this prospectus supplement, the terms "depositor", "we", "us" and "our" refer to Securitized Asset Backed Receivables LLC.

   All annexes and schedules to this prospectus supplement are a part of this prospectus supplement.

                            EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than
(euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

         For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                UNITED KINGDOM

      The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                      NOTICE TO UNITED KINGDOM INVESTORS

      The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                Table of Contents

Prospectus Supplement                                                       Page
---------------------                                                       ----

Summary ................................................................     S-6
Risk Factors ...........................................................    S-22
The Mortgage Loan Pool .................................................    S-37
      General ..........................................................    S-37
      Prepayment Premiums ..............................................    S-38
      Adjustable-Rate Mortgage Loans ...................................    S-38
      The Index ........................................................    S-40
      Junior Liens .....................................................    S-40
      The Aggregate Mortgage Loans .....................................    S-41
      The Group I Mortgage Loans .......................................    S-42
      The Group II Mortgage Loans ......................................    S-43
      Credit Scores ....................................................    S-44
The Sponsor ............................................................    S-44
Static Pool Information ................................................    S-45
The Depositor ..........................................................    S-45
The Issuing Entity .....................................................    S-46
The Responsible Party ..................................................    S-46
      General ..........................................................    S-46
The Servicer ...........................................................    S-58
      General ..........................................................    S-58
The Trustee ............................................................    S-60
The Securities Administrator and Custodian .............................    S-62
The Interest Rate Cap and Swap Counterparty ............................    S-62
The Loan Performance Advisor ...........................................    S-63
Description of the Certificates ........................................    S-63
      General ..........................................................    S-63
      Book-Entry Registration ..........................................    S-64
      Definitive Certificates ..........................................    S-68
      Assignment of the Mortgage Loans .................................    S-68
      Delivery of Mortgage Loan Documents ..............................    S-69
      Representations and Warranties Relating to the Mortgage Loans ....    S-70
      Payments on the Mortgage Loans ...................................    S-75
      Distributions ....................................................    S-76
      Administration Fees ..............................................    S-77
      Priority of Distributions Among Certificates .....................    S-77
      Distributions of Interest and Principal ..........................    S-78
      Allocation of Principal Payments to Class A Certificates .........    S-84
      Swap Account .....................................................    S-85
      Calculation of One-Month LIBOR ...................................    S-86
      Excess Reserve Fund Account ......................................    S-86
      Interest Rate Cap Agreements .....................................    S-87
      Interest Rate Swap Agreement .....................................    S-87
      Overcollateralization Provisions .................................    S-90
      Reports to Certificateholders ....................................    S-91
The Pooling and Servicing Agreement ....................................    S-93
      Subservicers .....................................................    S-93
      Servicing and Securities Administration Fees and Other
        Compensation and Payment of Expenses ...........................    S-94
      P&I Advances and Servicing Advances ..............................    S-94
      Prepayment Interest Shortfalls ...................................    S-95
      Servicer Reports .................................................    S-96
      Collection and Other Servicing Procedures ........................    S-96
      Hazard Insurance .................................................    S-97
      Realization Upon Defaulted Mortgage Loans ........................    S-98
      Removal and Resignation of the Servicer ..........................    S-98
      Eligibility Requirements for Trustee; Resignation and
        Removal of Trustee .............................................   S-100
      Termination; Optional Clean-up Call ..............................   S-101
      Certain Matters Regarding the Depositor, the Servicer, the
        Securities Administrator and the Trustee .......................   S-102
      Amendment ........................................................   S-103
Prepayment and Yield Considerations ....................................   S-104
      Structuring Assumptions ..........................................   S-104
      General ..........................................................   S-110
      Defaults .........................................................   S-110
      Prepayment Considerations and Risks ..............................   S-110
      Overcollateralization Provisions .................................   S-112
      Subordinated Certificates and Class A-1B Certificates ............   S-113
      Effect on Yields Due to Rapid Prepayments ........................   S-114
      Weighted Average Lives of the LIBOR Certificates .................   S-114
      Decrement Tables .................................................   S-114
      Hypothetical Available Funds and Supplemental Interest
        Rate Cap Table .................................................   S-121
      Final Scheduled Distribution Date ................................   S-126
Federal Income Tax Considerations ......................................   S-126
      General ..........................................................   S-126
      Taxation of Regular Interests ....................................   S-127
      Status of the LIBOR Certificates .................................   S-127
      The Basis Risk Contract Component ................................   S-128
      Other Matters ....................................................   S-129

State and Local Taxes ..................................................   S-129
ERISA Considerations ...................................................   S-130
Legal Investment .......................................................   S-132
Legal Matters ..........................................................   S-132
Reports to Certificateholders ..........................................   S-132
Ratings ................................................................   S-134
Glossary ...............................................................   S-135
ANNEX I  CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS ....     I-1
ANNEX II  INTEREST RATE CAP SCHEDULES ..................................    II-1
ANNEX III INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE .....   III-1
SCHEDULE A - COLLATERAL TERM SHEET .....................................     A-1

                                      SUMMARY

   This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully to understand all of the terms of the offering of the certificates.

Relevant Parties

Sponsor...................... Barclays Bank PLC, a public limited company registered in England and Wales under number
                              1026167. The registered head office of the sponsor is located at 1 Churchill Place, London, E14 5HP. The sponsor maintains a branch office at 200 Park Avenue, New York, New York 10166. The telephone number of the New York branch is (212) 412-4000. For further information regarding the sponsor, see "The Sponsor" in this prospectus supplement.

Depositor.................... Securitized Asset Backed Receivables LLC, the
                              depositor, is a limited liability company organized under the laws of Delaware. The principal executive office of the depositor is located at 200 Park Avenue, New York, New York 10166, and its telephone number is (212) 412-4000. The depositor is a direct wholly owned subsidiary of Barclays Bank PLC. For further information regarding the depositor, see "The Depositor" in this prospectus supplement.

Issuing Entity............... Securitized Asset Backed Receivables LLC Trust
                              2006-WM1, a trust that will be formed pursuant to a pooling and servicing agreement, dated as of February 1, 2006, by and among the depositor, Wells Fargo Bank, National Association, in its capacities as the servicer and securities administrator, the responsible party, the loan performance advisor and the trustee.

Originator                    and Responsible Party WMC Mortgage Corp., a
                              California corporation. The principal executive office of WMC Mortgage Corp. is located at 3100
                              Thornton Avenue, Burbank, California 91504, and its telephone number is (800) 736-5000. NC Capital
                              Corporation, a California corporation. The principal executive office of NC Capital
                              Corporation is located at 18400 Von Karman, Suite
                              1000, Irvine, California 92612, and its telephone number is (949) 440-7030. See "The Mortgage Loan
                              Pool--Underwriting Guidelines" in this prospectus supplement.

Servicer..................... Wells Fargo Bank, National Association, a national banking association. The principal executive office of the servicer is located at 1 Home Campus, Des Moines, Iowa 50328.

                              Wells Fargo Bank, National Association will act as servicer of the loans and, in that capacity, will:

                              (1) provide customary servicing functions with respect to the loans pursuant to a pooling and servicing agreement among the depositor, Wells Fargo Bank, National Association, in its capacity as the servicer and securities administrator, the responsible party, the loan performance advisor and the trustee;

                              (2) provide certain reports to the trustee and securities administrator; and

                              (3)  make certain advances.

Securities Administrator
  and Custodian ............. Wells Fargo Bank, National Association, a
                              national banking association. The office of the securities administrator is located (i) for purposes of certificate transfers, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and
                              (ii) for all other purposes, at 9062 Old
                              Annapolis Road, Columbia, Maryland 21045,
                              Attention: Client Manager - SABR 2006-WM1, and its telephone number is (410) 884-2000. For further information regarding the securities administrator and custodian, see "The Securities Administrator and Custodian" in this prospectus supplement.

Trustee...................... U.S. Bank National Association. The corporate trust office of the trustee is located at 209 S. LaSalle Street, Suite 300, Chicago, IL 60604. For further information regarding the trustee, see "The Trustee" in this prospectus supplement.

Loan Performance Advisor..... MortgageRamp, Inc., a Delaware corporation. The principal executive office of the loan
                              performance advisor is located at 7000 Central Parkway, Suite 800, Atlanta, Georgia 30328, and its telephone number is (800) 773-4577. See "The Loan Performance Advisor" in this prospectus supplement.

Swap and Cap Provider........ Barclays Bank PLC, a public limited company registered in England and Wales under number
                              1026167. The registered head office of Barclays Bank PLC is located at 1 Churchill Place, London, E14 5HP. Barclays Bank PLC maintains a branch office at 200 Park Avenue, New York, New York 10166. The telephone number of the New York branch is (212) 412-4000. See "Description of the Certificates--Interest Rate Cap Agreements" and "--Interest Rate Swap Agreement" in this prospectus supplement.

Rating Agencies.............. Dominion Bond Rating Service, Fitch, Inc.,
                              Moody's Investors Service, Inc. and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., will issue ratings with respect to the certificates.

                              The following diagram illustrates the various parties involved in the transaction and their functions.

                              ---------------------------------------

                                         WMC Mortgage Corp.
                                            (Originator)

                              ---------------------------------------
                                                 |
                                                 |      Loans
                                                 \/
                              ---------------------------------------

                                         Barclays Bank PLC
                                             (Sponsor)

                              ---------------------------------------
                                                  |
                                                  |     Loans
                                                 \/
                              ---------------------------------------

                                Securitized Asset Backed Receivables
                                                LLC
                                            (Depositor)

                              ---------------------------------------      -------------------------------
                                                  |
                                                  |      Loans              U.S. Bank, National Association
                                                  \/                                   (Trustee)
                              ---------------------------------------      -------------------------------

                                Securitized Asset Backed Receivables
                                         LLC Trust 2006-WM1                -------------------------------
                                           (Isuing Entity)                       Barclays Bank PLC,
                                                                               (Interest Rate Cap and
                              ---------------------------------------             (Swap Provider)

                                                                           -------------------------------

                                                                           -------------------------------

                                                                                Wells Fargo Bank, N.A.
                                                                              (Servicer and Securities
                                                                                    Administrator)

                                                                           -------------------------------

Relevant Dates

Cut-off Date................. February 1, 2006.

Closing Date................. On or about February 28, 2006.

Final Scheduled Distribution
Date ........................ The distribution date occurring in
                              December 2035.

Distribution Date............ Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in March 2006, to the holders of record on the preceding record date.

                              The record date for the certificates will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month immediately preceding the related distribution date.

Assets of the Pool

The Mortgage Loans........... The mortgage loans to be included in the trust will be adjustable- and fixed-rate subprime mortgage loans secured by first-lien and second-lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by the sponsor from WMC Mortgage Corp. and certain of its affiliates.

                              WMC Mortgage Corp. will make certain
                              representations and warranties relating to the mortgage loans.

                              On the closing date, the sponsor will sell the mortgage loans to the depositor and depositor will sell the mortgage loans to the trust. The aggregate scheduled principal balance of the mortgage loans as of the cut-off date was approximately $721,736,085, of which approximately 82.52% of the mortgage loans are adjustable-rate mortgage loans and approximately 17.48% are fixed-rate mortgage loans. Approximately 15.80% of the mortgage loans are interest-only.

                              Approximately 89.18% of the mortgage loans are first-lien mortgage loans, and approximately 10.82% of the mortgage loans are second-lien mortgage loans.

                              The information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date, with the exception of mortgage loans that are 30 to 59 days delinquent (as defined in this prospectus supplement) comprising approximately 2.38% of the mortgage loans.

                              The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 336 months as of the cut-off date and have the following approximate characteristics as of the cut-off date:

                              Range of mortgage rates:      5.075%  to      13.000%
                              Weighted average
                              mortgage rate:                7.290%
                              Range of gross margins of
                              adjustable-rate
                              mortgage loans:               0.250%  to       9.375%
                              Weighted average gross
                              margin of adjustable-rate
                              mortgage loans:               6.392%
                              Range of minimum mortgage
                              rates of adjustable-rate
                              mortgage loans:               3.851%  to      10.100%
                              Weighted average minimum
                              mortgage rate of
                              adjustable-rate
                              mortgage loans:               6.929%
                              Range of maximum mortgage
                              rates of adjustable-rate
                              mortgage loans:              11.575%  to      17.075%

                              Weighted average
                              maximum mortgage rate of
                              adjustable-rate
                              mortgage loans:              13.434%
                              Range of principal
                              balances:                   $ 12,783  to     $1,087,947
                              Average principal balance:  $204,516
                              Range of combined
                              original loan-to-value
                              ratios:                       20.08%  to        100.00%
                              Weighted average combined
                              original loan-to-value
                              ratio:                        82.44%
                              Weighted average next
                              rate adjustment date of
                              adjustable-rate
                              mortgage loans:             November 28, 2007
                              Geographic concentration
                              in excess of 5%:            California:          46.42%
                                                          New York:             7.04%
                                                          Maryland:             5.59%

                              For purposes of calculating principal
                              distributions on the Class A certificates and for purposes of calculating the allocation of certain interest shortfalls to the LIBOR certificates, in each case as described in detail in this prospectus supplement, the mortgage loans will be divided into two subpools, designated as "group I mortgage loans" and as "group II mortgage loans." The group I mortgage loans will consist only of those mortgage loans with principal balances that conform to Freddie Mac and Fannie Mae guidelines. The group II mortgage loans will consist of all other remaining mortgage loans. Information about the characteristics of the mortgage loans in each group is described under "The Mortgage Loan Pool" in this prospectus supplement. The Class A-1A and Class A-1B certificates generally represent interests in the group I mortgage loans. The Class A-2A, Class A-2B and Class A-2C certificates generally represent interests in the group II mortgage loans. The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates represent interests in all the mortgage loans.

                              The interest rate on each six-month LIBOR indexed mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan, subject to periodic and lifetime limitations. See "The Mortgage Loan Pool--The Index" in this prospectus supplement.

                              For the adjustable-rate mortgage loans, the first adjustment date generally will occur only after initial periods of approximately six months, two years, three years, five years or ten years, as more fully described under "The Mortgage Loan Pool" in this prospectus supplement. For additional information regarding the mortgage loans, see "The Mortgage Loan Pool" in this prospectus supplement.

Description of the Certificates

Offered Certificates......... The Securitized Asset Backed
                              Receivables LLC Trust 2006-WM1 will issue the Mortgage Pass-Through Certificates, Series 2006-WM1. Ten classes of the certificates - the Class A-1B, Class A-2A, Class A-2B, Class A-2C, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates - are being offered to you by this prospectus supplement. The offered certificates, together with the Class A-1A and Class B-4 certificates are referred to as the "LIBOR certificates" in this prospectus supplement.

Other Certificates........... The trust will also issue four other classes of certificates - the Class A-1A, Class B-4, Class X, Class P and Class R certificates - which will not be offered by this prospectus supplement.

                              The Class A-1A certificates will have an initial aggregate principal balance of approximately $140,354,000. The Class A-1A certificates initially evidence an interest of approximately 19.45% of the aggregate scheduled principal balance of the mortgage loans in the trust.

                              The Class B-4 certificates will have an initial aggregate principal balance of approximately $7,218,000. The Class B-4 certificates initially evidence an interest of approximately 1.00% of the aggregate scheduled principal balance of the mortgage loans in the trust.

                              The Class X certificates will have an initial aggregate principal balance of approximately $19,848,085 which is approximately equal to the initial overcollateralization required by the pooling and servicing agreement. The Class X certificates initially evidence an interest of approximately 2.75% of the aggregate scheduled principal balance of the mortgage loans in the trust.

                              The Class P certificates will not have an aggregate principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

                              The certificates will represent fractional undivided interests in the assets of the trust, which consist primarily of the mortgage loans.

Structure.................... The following chart illustrates the distribution priorities and the subordination features applicable to the LIBOR and Class X certificates.

                               |   ----------------------------------------  /\
                               |                       |         Class A-2A  |
                               |   Class A-1A          |         Class A-2B  |
                               |   Class A-1B          |         Class A-2C  |
                               |   ----------------------------------------  |
                               |                                             |
                               |                  Class M-1                  |
                               |                                             |
                               |   ----------------------------------------  |
                               |                                             |
                               |                  Class M-2                  |
                               |                                             |
                               |   ----------------------------------------  |
                               |                                             |
                               |                  Class M-3                  |
                Accrued        |                                             |
              certificate      |   ----------------------------------------  |
               interest,       |                                             |  Losses
                 than          |                  Class B-1                  |
               principal       |                                             |
                               |   ----------------------------------------  |
                               |                                             |
                               |                  Class B-2                  |
                               |                                             |
                               |   ----------------------------------------  |
                               |                                             |
                               |                  Class B-3                  |
                               |                                             |
                               |   ----------------------------------------  |
                               |                                             |
                               |                  Class B-4                  |
                               |                                             |
                               |   ----------------------------------------  |
                               |                                             |
                               |                   Class X                   |
                               |                                             |
                               \/  ----------------------------------------  |

Pass-Through Rates........... The pass-through rates for each class of LIBOR certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to caps on those pass-through rates as described under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

Interest Accrual Period...... Interest will accrue on the LIBOR certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period, which, for any distribution date, will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

Distribution Priorities...... Distributions are required to be made to certificateholders on a monthly basis on each distribution date. The available funds for any distribution date will consist of the total of all payments or other collections, or advances in lieu of the payments, on or in respect of the mortgage loans that are available for distributions of interest on and principal of the certificates, net of any fees and expenses of the servicer, the loan performance advisor and the securities administrator.

                              On each distribution date, the securities administrator will be required to apply the available funds for that date for the following purposes and in the following order of priority:

                              (i) from the portion of the available funds allocable to interest payments on the mortgage loans, (a) first, certain payments owed to the swap provider, to the swap account, (b) second, concurrently, to the Class A-1 certificates and the Class A-2 certificates, their accrued certificate interest for the related interest accrual period and any unpaid interest amounts from prior distribution dates, payable first from the interest payments on the mortgage loans in the loan groups related to those classes of certificates, and (c) third, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in that order, their accrued certificate interest;

                              (ii) (A) on each distribution date prior to the Stepdown Date or on which a Trigger Event is in effect, from the portion of the available funds allocable to principal payments on the mortgage loans (as further described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement) (a) first, to the Class A certificates, pursuant to the allocation described below, until their respective class certificate balances have been reduced to zero, and (b) second, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in that order, until their respective class certificate balances have been reduced to zero;

                              (B) on each distribution date on and after the Stepdown Date and on which a Trigger Event is not in effect, (a) first, to the Class A certificates, pursuant to the allocation described below, the lesser of the portion of the available funds allocable to principal payments on the mortgage loans and an amount equal to the principal distribution entitlement for the Class A certificates (as further described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement), until their respective class certificate balances have been reduced to zero, and (b) second, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in that order, in each case, the lesser of the remaining portion of the available funds allocable to principal payments on the mortgage loans and an amount equal to the principal distribution entitlement for that class of certificates (as further described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement), until their respective class certificate balances have been reduced to zero; and

                              (iii) any amount remaining after the distributions in clauses (i) and (ii) above, (a) first, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in that order, any unpaid interest amounts and principal amounts written down from prior distribution dates for those classes, (b) second, to the excess reserve fund account, an amount equal to any Basis Risk Payment (as defined in the "Glossary of Terms" in this prospectus supplement) for that distribution date, (c) third, from any payments from the interest rate cap agreement for the Class M certificates, an amount equal to any unpaid basis risk carry forward amount with respect to the Class M certificates for that distribution date, allocated first, among the

                              Class M certificates, pro rata, based upon their respective class certificate balances only with respect to those Class M certificates with an outstanding basis risk carry forward amount, and next, any remaining amounts to the Class M certificates, pro rata, based on any basis risk carry forward amounts remaining unpaid, (d) fourth, from any payments from the interest rate cap agreement for the Class B certificates, an amount equal to any unpaid basis risk carry forward amount with respect to the Class B certificates for that distribution date, allocated first, among the Class B certificates, pro rata, based upon their respective class certificate balances only with respect to those Class B certificates with an outstanding basis risk carry forward amount, and next, any remaining amounts to the Class B certificates, pro rata, based on any basis risk carry forward amounts remaining unpaid, in order to reimburse such unpaid amounts; (e) fifth, from funds on deposit in the excess reserve fund account, an amount equal to any basis risk carry forward amounts with respect to the LIBOR certificates for that distribution date in the same order and priority in which accrued certificate interest is allocated among those classes of certificates, with the allocation to the Class A certificates being pro rata based on their respective class certificate balances and then based on their respective basis risk carry forward amounts; and (f) sixth, to the swap provider or the Class X or Class R certificates, any remaining amounts.

                              Principal payments on the Class A-1A and Class A-1B certificates will generally be made from principal payments on the group I mortgage loans. Principal payments on the Class A-2A, Class A-2B and Class A-2C certificates will generally be made from the group II mortgage loans. However, on and after the distribution date on which the aggregate class certificate balances of the Class A certificates in either Class A certificate group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates on that distribution date will be distributed to the holders of the Class A certificates in the other Class A certificate group remaining outstanding.

                              Any principal distributions allocated to the Class A-1 certificates are required to be distributed pro rata between the Class A-1A certificates and the Class A-1B certificates, based on their respective class certificate balances, with the exception that if a Sequential Trigger Event is in effect, principal distributions will be distributed first, to the Class A-1A certificates, and second, to the Class A-1B certificates in each case until their class certificate balance has been reduced to zero. However, on and after the distribution date on which the aggregate class certificate balances of the Class M and Class B certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A-1 certificates are required to be allocated pro rata among the Class A-1A and Class A-1B certificates, based on their respective class certificate balances.

                              Any principal distributions allocated to the Class A-2 certificates are required to be distributed first to the Class A-2A certificates, until their class certificate balance has been reduced to zero, then to the Class A-2B certificates, until their class certificate balance has been reduced to zero, and then to the Class A-2C certificates, until their class certificate balance has been reduced to zero. However, on and after the distribution date on which the aggregate class certificate balances of the Class M and Class B certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A-2 certificates are required to be allocated pro rata among the Class A-2A, Class A-2B and Class A-2C certificates, based on their respective class certificate balances.

                              "Stepdown Date" is defined in the "Glossary of Terms" included in this prospectus supplement and generally means the later to occur of (i) the earlier to occur of (a) the distribution date in March 2009 and (b) the distribution date following the distribution date on which the aggregate class certificate balances of the Class A certificates have been reduced to zero and (ii) the first distribution date on which the subordination below the Class A certificates is greater than or equal to approximately 45.50% of the aggregate stated principal balance of the mortgage loans for that distribution date.

                              "Trigger Event" is defined in the "Glossary of Terms" included in this prospectus supplement and generally means either a "cumulative loss trigger event" or a "delinquency trigger event." A "cumulative loss trigger event" with respect to any distribution date means the circumstances in which the aggregate amount of realized losses incurred since the cut-off date through the last day of the related due period divided by the aggregate stated principal balance of the mortgage loans as of the cut-off date exceeds the applicable cumulative loss percentages described in the definition of "Cumulative Loss Trigger Event" in the "Glossary of Terms" included in this prospectus supplement. A "delinquency trigger event" with respect to any distribution date means the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related due period, equals or exceeds the applicable percentages described in the definition of "Delinquency Trigger Event" included in the "Glossary of Terms."

                              "Sequential Trigger Event" is defined in the "Glossary of Terms" included in this prospectus supplement and generally means, if on any distribution date before the 25th distribution date, the aggregate amount of realized losses incurred on the mortgage loans since the cut off date through the last day of the related due period divided by the aggregate stated principal balance of the mortgage loans as of the cut off date exceeds 1.40%, or if, on or after the 25th distribution date, a Trigger Event is in effect.

                              In addition to the distributions set forth above, distributions will be required to be made to certificateholders from any payments received by the trust under the interest rate swap agreement. Such payments will be made in the order and priority described under "Description of the Certificates--Swap Account" in this prospectus supplement.

Registration and
  Denominations of
  the Certificates........    The LIBOR certificates initially will be issued in
                              book-entry form, in minimum denominations of $25,000 and integral multiples of $1 in excess of that amount. However, one certificate of each class may be issued in a greater or lesser amount.
                              The LIBOR certificates are sometimes referred to as book-entry certificates. No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing the person's interest in the trust fund, except under limited circumstances as described in this prospectus supplement.
                              Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear
                              Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or
                              Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. See
                              "Description of the Certificates--Book-Entry
                              Registration" in this prospectus supplement.

Credit Enhancement........... The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

                              o overcollateralization in the initial amount of approximately 2.75% of the aggregate scheduled principal balance of the mortgage loans (subject to reduction in certain circumstances);

                              o the use of excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement described below, to cover losses on the mortgage loans and as a distribution of principal to maintain required overcollateralization; and

                              o the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and the allocation of losses on the mortgage loans to the most subordinate classes of certificates.

Interest Rate Swap Agreement. On the closing date, the trust will enter into an interest rate swap agreement with Barclays Bank PLC, the swap provider. Barclays Bank PLC is rated "Aa1" by Moody's Investors Service, Inc., is rated "AA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and is rated "AA+" by Fitch. Under the interest rate swap agreement, with respect to the first 56 distribution dates the trust will pay to the swap provider a fixed payment that is not expected to exceed 5.07% per annum and the swap provider will pay to the trust a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on the product of the applicable notional amount and the index rate multiplier set forth on the schedule attached as Annex III to this prospectus supplement for that distribution date. To the extent that the fixed payment exceeds the floating payment payable with respect to any of the first 56 distribution dates, amounts otherwise available for payments on the certificates will be applied on that distribution date to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 56 distribution dates, the swap provider will owe a net payment to the trust on the business day preceding that distribution date. Any net amounts received by or paid out from the trust under the interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under "Description of the Certificates--Swap Account" in this prospectus supplement. The interest rate swap agreement is scheduled to terminate following the distribution date in October 2010.

                              For further information regarding the interest rate swap agreement, see "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

Interest Rate Cap Agreements. The Class M certificates and the Class B certificates will have the benefit of interest rate cap agreements provided by Barclays Bank PLC, as cap provider. All obligations of the trust under the interest rate cap agreements will be paid on or prior to the closing date.

                              An interest rate cap agreement relating to the Class M-1, Class M-2 and Class M-3 certificates will have an initial notional amount of approximately $11,042,500. In connection with the first 38 distribution dates, the cap provider will be obligated under this interest rate cap agreement to pay to the securities administrator an amount equal to the product of (a) the excess, if any, of the lesser of (i) the one-month LIBOR rate as of that distribution date and (ii) a specified cap ceiling rate over a specified cap strike rate and (b) the product of the Class M cap notional balance and the index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an "actual/360" basis. The cap provider's obligations under this interest rate cap agreement will terminate following the distribution date in April 2009.

                              An interest rate cap agreement relating to the Class B-1, Class B-2, Class B-3 and Class B-4 certificates will have an initial notional amount of approximately $3,392,200. In connection with the first 38 distribution dates, the cap provider will be obligated under this interest rate cap agreement to pay to the securities administrator an amount equal to the product of (a) the excess, if any, of the lesser of (i) the one-month LIBOR rate as of that distribution date and (ii) a specified cap ceiling rate over a specified cap strike rate and (b) the product of the Class B cap notional balance and the index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an "actual/360" basis. The cap provider's obligations under this interest rate cap agreement will terminate following the distribution date in April 2009.

                              The specified cap ceiling rates, cap strike rates, notional amounts and index rate multiplier for each interest rate cap agreement are set forth on Annex II to this prospectus supplement.

                              Amounts, if any, payable under any interest rate cap agreement with respect to any distribution date will be used to cover shortfalls in payments of interest on the certificates to which the interest rate cap agreement relates, if the pass-through rates on those certificates are limited for any of the first 38 distribution dates due to the caps on their pass-through rates described in this prospectus supplement.

Servicing Standard; Advances. Wells Fargo Bank, N.A. will act as servicer and will be obligated to service and administer the mortgage loans on behalf of the trust. The servicer has agreed to service the loans on a "scheduled/scheduled" basis. This means the servicer is responsible for advancing scheduled payments of principal and interest in accordance with the pooling and servicing agreement. The servicer has also agreed to cause the loans to be serviced

                              o with the same care as it customarily employs in servicing and administering similar loans for its own account,

                              o     in accordance with accepted mortgage
                                    servicing practices of prudent lending
                                    institutions and mortgage servicers that service similar mortgage loans and

                              o giving due consideration to the interests of holders of all classes of certificates.

                              The servicer will be required to advance delinquent payments of principal and interest on the loans and advance any property protection expenses relating to the loans. The trustee solely in its capacity as successor servicer will advance its own funds to make advances if the servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the pooling and servicing agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The servicer (and the trustee as successor servicer and any other successor servicer, if applicable) will not be required to make any advance that it determines would be nonrecoverable. The servicer will also be required to pay compensating interest to cover prepayment interest shortfalls to the extent of its servicing fee.

                              See "The Servicer" in this prospectus
                              supplement.

Servicer, Trustee, Loan
  Performance Advisor and
  Securities Administrator
  Fees .....................  The servicer is entitled, with respect to each mortgage loan, to a monthly servicing fee, which will be retained by the servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account. The servicing fee will be an amount equal to interest at one twelfth of a rate equal to 0.500% per annum with respect to each distribution date for each mortgage loan.

                              The loan performance advisor is entitled, with respect to each mortgage loan, to a monthly fee, which will be remitted to the loan performance advisor monthly by the servicer from amounts on deposit in the collection account. The loan performance advisor fee will be an amount equal to one twelfth of a rate not greater than 0.015% on the stated principal balance of each mortgage loan.

                              The securities administrator is entitled, with respect to each mortgage loan, to a monthly premium, which will be remitted to the securities administrator monthly by the servicer from amounts on deposit in the collection account. The securities administrator fee will be an amount equal to one twelfth of a rate not greater than 0.005% on the stated principal balance of each mortgage loan. The trustee fee will be paid by the securities administrator.

Optional Termination
  of the Trust............... Subject to the satisfaction of the conditions described under "The Pooling and Servicing
                              Agreement--Termination; Optional Clean-up Call" in this prospectus supplement, the majority holders in the aggregate of the Class X certificates may, at their option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. That purchase of the mortgage loans would result in the payment on that distribution date of the final distribution on the certificates.

Required Repurchase or
  Substitution of Mortgage
  Loans ....................  The responsible party has made or will make certain representations regarding the mortgage loans. If with respect to any mortgage loan any of the representations and warranties made by the responsible party are breached in any material respect as of the date made, or there exists any uncured material document defect, the responsible party will be obligated to repurchase, or substitute for, the mortgage loan as further described under "Description of the Certificates--Representations and Warranties
                              Relating to Mortgage Loans" and "--Delivery of Mortgage Loan Documents" in this prospectus supplement.

Federal Tax Aspects.......... Cadwalader, Wickersham & Taft LLP is acting as tax counsel to the depositor and is of the opinion that:


                              o portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes and

                              o     the LIBOR certificates will represent
                                    regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and will represent interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Considerations......... Subject to the conditions described under "ERISA
                              Considerations" in this prospectus supplement, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

                              In making a decision regarding investing in any class of offered certificates, fiduciaries of such plans or arrangements should consider the additional requirements resulting from the interest rate swap agreement as discussed under "ERISA Considerations" in this prospectus supplement.

Legal Investment............. The offered certificates will not constitute
                              "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Risk Factors--Your Investment May Not Be Liquid" in this prospectus supplement and "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings...................... In order to be issued, the offered certificates must be assigned ratings not lower than the following by Dominion Bond Rating Service, Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.:

                                Class     S&P     Moody's   Fitch      DBRS
                              --------  -------  --------- -------  ----------
                                A-1B      AAA       Aaa      AAA       AAA
                                A-2A      AAA       Aaa      AAA       AAA
                                A-2B      AAA       Aaa      AAA       AAA
                                A-2C      AAA       Aaa      AAA       AAA
                                M-1        AA       Aa2       AA        AA
                                M-2        A        A2        A         A
                                M-3        A-       A3        A      A (low)
                                B-1       BBB+     Baa1      BBB+   BBB (high)
                                B-2       BBB      Baa2      BBB       BBB
                                B-3       BBB-     Baa3      BBB-   BBB (low)

                              A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies. The ratings set forth above do not take into account the existence of the interest rate cap agreements.

                                  RISK FACTORS

   In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the scheduled principal balances of the mortgage loans as of the cut-off date, which is February 1, 2006. Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date, with the exception of mortgage loans that are 30 to 59 days delinquent (as defined in this prospectus supplement) comprising approximately 2.38% of the mortgage loans.

Less stringent underwriting standards and the resultant potential for delinquencies on the mortgage loans could lead to losses on your securities.

   The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

   The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Increased use of new mortgage loan products by borrowers may result in decline in real estate values generally.

   In recent years, borrowers have increasingly financed their homes with new mortgage loan products including interest-only loans and negative amortization loans, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

Geographic concentration of the mortgage loans in particular jurisdictions may result in greater losses if those jurisdictions experience economic downturns.

   Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

   In particular, the following approximate percentages of mortgage loans on the cut-off date were secured by mortgaged properties located in the following states:

   Aggregate Mortgage Loans

         California              New York               Maryland
         ------------------      ------------------     --------------------
         46.42%                  7.04%                  5.59%

   Group I Mortgage Loans

         California               Florida                Maryland
         ------------------      ------------------     --------------------
         28.23%                   7.38%                  7.22%

         New Jersey               New York
         ------------------      ------------------
         6.51%                    6.04%

   Group II Mortgage Loans

         California               New York
         ------------------      ------------------
         53.49%                   7.43%

   Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

Effect on yields caused by prepayments, defaults and losses.

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

   o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you expect.

   o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you expect.

   o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

   o The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

   o Approximately 60.68% of the group I mortgage loans and approximately 67.37% of the group II mortgage loans require the mortgagor to pay a prepayment premium in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to three years after the mortgage loan was originated. A prepayment premium may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

   o WMC Mortgage Corp., the responsible party may be required to purchase mortgage loans from the trust in the event certain breaches of its representations and warranties occur or certain material document defects occur, which in each case, have not been cured. These purchases will have the same effect on the holders of the LIBOR certificates as a prepayment of those mortgage loans.

   o The majority holders in the aggregate of the Class X certificates may purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

   o As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to the LIBOR certificates and are likely to influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the LIBOR certificates.

   o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the LIBOR certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the LIBOR certificates as a result of the overcollateralization provisions will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

   o The multiple class structure of the LIBOR certificates causes the yield of certain classes of the LIBOR certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of LIBOR certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of LIBOR certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the Class M and Class B certificates generally are not entitled to receive (unless the aggregate principal balance of the Class A certificates has been reduced to zero) any portion of the amount of principal payable to the LIBOR certificates prior to the distribution date in March 2009.

      Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the Class M and Class B certificates may continue (unless the aggregate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the LIBOR certificates. The weighted average lives of the Class M and Class B certificates will therefore be longer than would otherwise be the case. The effect on the market value of the Class M and Class B certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

   o If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the LIBOR certificates.

   o Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. All of the mortgage loans were originated less than 14 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the LIBOR certificates.

   o The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M certificates and, to a lesser degree, the holders of the Class B certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

   o If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Interest generated by the mortgage loans may be insufficient to maintain the required level of overcollateralization.

   The weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the LIBOR certificates. After taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, the mortgage loans are expected to generate more interest than is needed to pay interest owed on the LIBOR certificates and to pay certain fees payable by the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate:

   o Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

   o Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

   o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the LIBOR certificates.

   o All of the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the LIBOR certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition, approximately 0.31% of adjustable-rate mortgage loan do not have an initial fixed rate period, the first adjustment of the interest rates for approximately 90.41% of the adjustable-rate mortgage loans will not occur until two years after the date of origination, the first adjustment of the interest rates for approximately 5.21% of the adjustable-rate mortgage loans will not occur until three years after the date of origination, the first adjustment of the interest rates for approximately 3.75% of the adjustable-rate mortgage loans will not occur until five years after the date of origination and the first adjustment of the interest rates for approximately 0.33% of the adjustable-rate mortgage loans will not occur until ten years after the date of origination. As a result, the pass-through rates on the LIBOR certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rate on the LIBOR certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR certificates. The pass-through rates on the LIBOR certificates cannot exceed the weighted average interest rate of the mortgage loans reduced for net payments to the swap provider in the applicable mortgage loan group less certain fees payable by the trust, in the case of the Class A-1A, Class A-1B, Class A-2A, Class A-2B and Class A-2C certificates, or the weighted average interest rate reduced for net payments to the swap provider of the subordinate portions of the mortgage loans in both mortgage loan groups less certain fees payable by the trust, in the case of the Class M and Class B certificates.

   o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

   o Investors in the LIBOR certificates, and particularly the Class B certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of mortgage rates and other factors on the pass-through rates of the LIBOR certificates.

   The LIBOR certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for the LIBOR certificates are, in part, based on the weighted average of the interest rates on the mortgage loans reduced for net payments to the swap provider and net of certain fees payable by the trust.

   A variety of factors, in addition to those described in the previous risk factor, could limit the pass-through rates and adversely affect the yield to maturity on the LIBOR certificates. Some of these factors are described below:

   o The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on a six-month LIBOR index. All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and, as discussed in the previous risk factor, most of the adjustable-rate mortgage loans will not have the first adjustment to their mortgage rates until six months, two years, three years, five years or ten years after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the LIBOR certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

   o Six-month LIBOR may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the LIBOR certificates are stable or rising. It is also possible that the interest rates on certain of the adjustable-rate mortgage loans and the pass-through rates for the LIBOR certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

   o The pass-through rates for the LIBOR certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on certain of the adjustable-rate mortgage loans adjust less frequently and are also subject to maximum interest rate caps and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the LIBOR certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

   o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the LIBOR certificates are more likely to be limited.

   o If the pass-through rates on the LIBOR certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans, in the case of the Class M and Class B certificates, the weighted average net interest rates of the Group I mortgage loans, in the case of the Class A-1 certificates, and the weighted average net interest rates of the group II mortgage loans, in the case of the Class A-2 certificates (in each case, reduced for net payments to the swap provider), the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the LIBOR certificates and the payment of certain fees and expenses of the trust. In addition, these shortfalls may be recovered from net payments from the swap provider. These shortfalls suffered by the Class M and Class B certificates may also be covered by amounts payable under the interest rate cap agreements relating to the Class M and Class B certificates. However, we cannot assure you that these funds, if available, will be sufficient to fully cover these shortfalls.

Some of the mortgage loans have an initial interest-only period, which may result in increased delinquencies and losses.

   Approximately 0.03% of the mortgage loans have an initial interest-only period of two years, approximately 15.07% of the mortgage loans have an initial interest-only period of five years and approximately 0.70% of the mortgage loans have an initial interest-only period of ten years. During the interest-only period, the payment made by the related mortgagor will be less than it would be if the principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

   After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates.

   Mortgage loans with an initial interest-only period are relatively new in the subprime mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a greater expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Payments in full of a balloon loan depend on the borrower's ability to refinance the balloon loan or sell the mortgaged property.

   Approximately 45.76% and 53.23% of the group I mortgage loans and the group II mortgage loans, respectively, will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon the borrower's ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

   o  the level of available interest rates at the time of sale or refinancing;

   o  the borrower's equity in the related mortgaged property;

   o  the financial condition of the mortgagor;

   o  tax laws;

   o  prevailing general economic conditions; and

   o  the availability of credit for single family real properties generally.

Effect on yields due to rapid prepayments; no assurance of amounts received under the interest rate swap agreement.

   Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates on the offered certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the mortgage loans in the pool, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.

   In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the swap provider on a senior basis and such payments may reduce amounts available for distribution to certificateholders.

   Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable to the trust by the swap provider unless the floating payment owed by the swap provider for a distribution date exceeds the fixed payment owed to the swap provider for that distribution date. This will not occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds 5.07%. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain required overcollateralization.

   See "Description of the Certificates--Distributions of Interest and Principal," "--Swap Account" and "--Interest Rate Swap Agreement" in this prospectus supplement.

Prepayments on the mortgage loans could lead to shortfalls in the distribution of interest on your certificates.

   When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the prepayment period - generally, from the 16th day of the month prior to the month in which the distribution occurs through the 15th day of the month in which that distribution date occurs -in which the prepayment was received by the servicer. The servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with a voluntary principal prepayment and thirty days' interest on the amount of the prepayment, but only to the extent those shortfalls are not covered by prepayment interest excesses resulting from prepayments that occur from the first day of the distribution date month through the 15th day of that month and only to the extent of the servicing fees for that distribution date.

   If the servicer fails to make such compensating interest payments or the shortfall exceeds the sum of the servicing fees and prepayment interest excesses for any distribution date, there will be fewer funds available for the distribution of interest on the certificates. In addition, no such payments from the servicer or prepayment interest excesses will be available to cover prepayment interest shortfalls resulting from involuntary prepayments such as a liquidation of a defaulted mortgage loan. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

Risks Relating to Subordination of the Class A 1B Certificates to the Class A 1A Certificates

   The Class A-1B certificates are entitled to receive distributions of interest and principal concurrently with the Class A-1A certificates on a pro rata basis. The Class A-1B certificates are supported by the subordination of the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates. However, the Class A-1B certificates will not receive any principal distributions until the certificate principal balances of the Class A-1A certificates have been reduced to zero in the following circumstances:

   o If, before the 25th distribution date, the aggregate amount of losses suffered by all of the mortgage loans from the cut-off date through the last day of the preceding month exceeds 1.40% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date; or

   o If, on or after the 25th distribution date, delinquencies and/or losses with respect to all of the mortgage loans exceed certain levels further described in this prospectus supplement.

Although any principal distributions allocated to the Class A-1 certificates are required to be allocated pro rata among the Class A-1A and Class A-1B certificates, based on their respective class certificate balances, when the aggregate class certificate balances of the Class M and Class B certificates and the principal balance of the Class X certificates have been reduced to zero, the sequential allocation described above may increase the risk that shortfalls in principal and realized losses on the mortgage loans will be borne by the Class A-1B certificates. If such shortfalls or realized losses are borne by the Class A-1B certificates, the yield to investors in the Class A-1B certificates will be adversely affected.

The weighted average lives and the yields to maturity on the Class M and Class B Certificates are sensitive to mortgagor defaults and losses on the mortgage loans.

   The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions on the related distribution date, will reduce the aggregate principal balance of the Class B-4, the Class B-3, the Class B-2, the Class B-1, the Class M-3, the Class M-2 and the Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they are liquidated. However, the amount of any realized losses allocated to the Class M or Class B certificates may be paid to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   Unless the aggregate principal balances of the Class A certificates have been reduced to zero, the Class M and Class B certificates will not be entitled to any principal distributions until at least March 2009 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Class M and Class B certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M and Class B certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

   In addition, the multiple class structure of the Class M and Class B certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, the Class X certificates or a class of Class M and Class B certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M and Class B certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Delay in receipt of liquidation proceeds; liquidation proceeds may be less than the mortgage loan balance.

   Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

A portion of the mortgage loans are secured by subordinate mortgages; in the event of a default, these mortgage loans are more likely to experience losses.

   Approximately 10.82% of the mortgage loans as of the cut-off date are secured by second-lien mortgages which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage loan may not foreclose on the mortgaged property securing such mortgage loan unless it either pays the entire amount of the senior mortgage loan to the senior mortgage lender at or prior to the foreclosure sale or undertakes the obligation to make payments on the senior mortgage loan in the event of a default under the senior mortgage loan. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

   An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens.

Bankruptcy of the depositor or the sponsor may delay or reduce collections on loans

   Each of the depositor and the sponsor may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or the sponsor were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support the certificates constitute property of the debtor, or whether they constitute property of the issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and from the depositor to the issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

   The transactions contemplated by this prospectus supplement and the related prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

   However, we cannot assure you that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or the sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the certificates could result.

Bankruptcy of borrowers may adversely affect distributions on certificates.

   The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Bankruptcy of other parties may adversely affect distributions on certificates.

   The depositor intends to treat the transfer of the loans to the trust as an absolute transfer and not as a secured lending arrangement. In this event, the loans would not be part of the depositor's bankruptcy estate if a bankruptcy occurred and would not be available to the depositor's creditors. If the depositor becomes insolvent, it is possible that the bankruptcy trustee or a creditor of the depositor may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. This position, if accepted by a court, could prevent timely distributions of amounts due on the certificates and result in a reduction of distributions on the certificates.

   If a bankruptcy or insolvency of the servicer occurs, the bankruptcy trustee or receiver may have the power to prevent the trustee or the depositor from appointing a successor servicer.

   In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on its security. See "Certain Legal Aspects of Residential Loans" in the prospectus.

High loan-to-value ratios increase risk of loss.

   Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 42.89% and 31.19% of the group I mortgage loans and group II mortgage loans, respectively, had loan-to-value ratios at origination or, with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80% but not more than 100%.

   Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

Violation of various federal, state and local laws may result in losses on the mortgage loans.

   There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

   Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

   The mortgage loans are also subject to federal laws, including:

   o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

   o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

   o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

   Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

   WMC Mortgage Corp. will represent that each mortgage loan sold by it is in compliance with applicable federal and state laws and regulations. In addition, WMC Mortgage Corp. will represent that none of the mortgage loans sold by it is covered by the Home Ownership and Equity Protection Act of 1994 or is classified as a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable federal, state or local law. In the event of a breach of any of such representations, WMC Mortgage Corp. will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

WMC Mortgage Corp. may not be able to repurchase defective mortgage loans.

   WMC Mortgage Corp. will make various representations and warranties related to the mortgage loans. Those representations are summarized in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

   If WMC Mortgage Corp. fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then WMC Mortgage Corp. would be required to repurchase or substitute for the defective mortgage loan. It is possible that WMC Mortgage Corp. may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of WMC Mortgage Corp. to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

Failure of servicer to perform may adversely affect distributions on certificates.

   The amount and timing of distributions on the certificates generally will be dependent on the servicer to perform its servicing obligations in an adequate and timely manner. See "The Servicer" in this prospectus supplement. If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer. That termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans. As a result, shortfalls in the distributions due on your certificates could occur.

The swap agreement and the interest rate cap agreements are subject to counterparty risk.

   The assets of the trust will include an interest rate swap agreement that will require the swap provider to make certain payments for the benefit of the holders of the LIBOR certificates and interest rate cap agreements that will require the cap provider to make certain payments for the benefit of the holders of the Class M and Class B certificates. To the extent that payments on the offered certificates depend in part on payments to be received by the securities administrator under these agreements, the ability of the securities administrator to make such payments on such classes of certificates will be subject to the credit risk of the swap provider and the cap provider.

The credit rating of the swap provider could affect the rating of the LIBOR certificates

   Barclays Bank PLC, the swap provider under the interest rate swap agreement, is rated "AA+" by Fitch, Inc., "AA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and "Aa1" by Moody's Investors Service, Inc. The ratings on the LIBOR certificates are dependent in part upon the credit ratings of the swap provider. If a credit rating of the swap provider is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the LIBOR certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the LIBOR certificates may be adversely affected. See "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

External events may increase the risk of loss on the mortgage loans.

   In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. The servicer will not cover shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or similar state laws. This may result in interest shortfalls on the mortgage loans, which may result in shortfalls of interest on your certificates. None of the depositor, the underwriter, the trustee, the servicer, the responsible party or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and "Material Legal Aspects of the Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code" in the prospectus.

Drug, RICO and money laundering violations could lead to property forfeitures.

   Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

   In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

The certificates are obligations of the trust only.

   The certificates will not represent an interest in or obligation of the depositor, the sponsor, the underwriter, WMC Mortgage Corp., the trustee, the securities administrator or any of their respective affiliates. Neither the LIBOR certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the sponsor, the underwriter, WMC Mortgage Corp., the trustee, the securities administrator or any of their respective affiliates. Proceeds of the assets included in the trust (including the interest rate cap agreements for the benefit of the Class M certificates and the Class B certificates and the interest rate swap agreement) will be the sole source of payments on the LIBOR certificates, and there will be no recourse to the depositor, the sponsor, the underwriter, WMC Mortgage Corp., the trustee, securities administrator or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the LIBOR certificates.

Your investment may not be liquid.

   The underwriter intends to make a secondary market in the LIBOR certificates, but it will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

   The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

   The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in the offered certificates, thereby limiting the market for those certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequence to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

The ratings on your certificates could be reduced or withdrawn.

   Each rating agency rating the LIBOR certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the LIBOR certificates, the liquidity and market value of the affected certificates is likely to be reduced.

LIBOR certificates may not be suitable investments.

   The LIBOR certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The LIBOR certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                             THE MORTGAGE LOAN POOL

   The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the pool of mortgage loans as of the cut-off date, which is February 1, 2006. Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date, with the exception of the delinquencies referred to under "--General" below. It is possible that principal prepayments in part or in full may occur between the cut-off date and the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may not be included in the final mortgage loan pool due to prepayments in full, or as a result of not meeting the eligibility requirements for the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus 5% from the cut-off pool of mortgage loans described in this prospectus supplement.

General

   The trust will primarily consist of approximately 3,529 conventional, subprime, adjustable- and fixed-rate, first-lien and second-lien residential mortgage loans with original terms to maturity from the first scheduled payment due date of not more than 30 years, having an aggregate scheduled principal balance of approximately $721,736,085 as of the cut-off date. The mortgage loans in the trust were acquired by the sponsor from WMC Mortgage Corp.

   The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See "--Underwriting Guidelines" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

   Approximately 17.48% of the mortgage loans in the trust are fixed-rate mortgage loans and approximately 82.52% are adjustable-rate mortgage loans, as described in more detail under "--Adjustable-Rate Mortgage Loans" below. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

   All of the mortgage loans are secured by first or second mortgages, deeds of trust or similar security instruments creating first liens or second liens on residential properties consisting of one-to-four family dwelling units, individual condominium units or individual units in planned unit developments.

   Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

   Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

   Approximately 34.47% of the mortgage loans have original loan-to-value ratios at origination, or with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80%. The

"loan-to-value ratio" of a mortgage loan at any time is defined generally as the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification.

   The "combined loan-to-value ratio" of a mortgage loan at any time is defined generally as the ratio of the principal balance of the second-lien mortgage loan, together with the outstanding balance of the related first-lien mortgage loan, at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification.

   The "combined effective loan to value ratio" of a mortgage loan at any time is defined generally as the ratio of the principal balance of the second-lien mortgage loan, together with the outstanding balance of the related first-lien mortgage loan, at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification.

   As of the cut-off date, approximately 2.38% of the mortgage loans were 30 to 59 days Delinquent with respect to their scheduled monthly payments. "Delinquent," with respect to any mortgage loan, means any monthly payment due on a due date that is not made by the close of business on the next scheduled due date for that mortgage loan.

   All of the mortgage loans are fully amortizing, except with respect to approximately 51.14% of the mortgage loans that are balloon mortgage loans.

Prepayment Premiums

   Approximately 65.50% of the mortgage loans provide for payment by the borrower of a prepayment premium or charge (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from six months to three years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of 3 years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the LIBOR certificates.

   The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if such waiver would, in the servicer's judgment, maximize recoveries on the related mortgage loan or the Prepayment Premium is not permitted to be collected under applicable law.

Adjustable-Rate Mortgage Loans

   All of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on the Six-Month LIBOR Loan Index (as described below under "--The Index") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an "Adjustment Date").

   The first adjustment of the interest rates for approximately 90.41% of the adjustable-rate mortgage loans will occur after an initial period of approximately two years following origination (the "2/28 Adjustable Rate Mortgage Loans"), or in the case of approximately 5.21% of the adjustable-rate mortgage loans, approximately three years following origination (the "3/27 Adjustable Rate Mortgage Loans") or in the case of approximately 3.75% of the adjustable-rate mortgage loans, approximately five years following origination (the "5/25 Adjustable Rate Mortgage Loans"). In addition, the first adjustment of the interest rates for approximately 0.33% of the adjustable-rate mortgage loans will occur after an initial period of approximately ten years following origination (the "10/20 Adjustable Rate Mortgage Loans"). Approximately 0.04% of the adjustable-rate mortgage loans are interest-only loans for the first two years and have their first adjustment of interest rates after an initial period of approximately two years (the "2/28 2-Year Interest-Only Loans"), approximately 15.62% of the adjustable-rate mortgage loans are interest-only loans for the first five years and have their first adjustment of interest rates after an initial period of approximately two years (the "2/28 5-Year Interest-Only Loans"), approximately 1.41% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first five years and have their first adjustment of interest rates after an initial period of approximately three years (the "3/27 5-Year Interest-Only Loans"), approximately 1.21% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first five years and have their first adjustment of interest rates after an initial period of approximately five years (the "5/25 5-Year Interest-Only Loans"), approximately 0.01% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first five years and have their first adjustment of interest rates after an initial period of approximately ten years (the "10/20 5-Year Interest-Only Loans"), approximately 0.35% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first ten years and have their first adjustment of interest rates after an initial period of approximately two years (the "2/28 10-Year Interest-Only Loans"), approximately 0.17% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first ten years and have their first adjustment of interest rates after an initial period of approximately three years (the "3/27 10-Year Interest-Only Loans"), approximately 0.17% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first ten years and have their first adjustment of interest rates after an initial period of approximately five years (the "5/25 10-Year Interest-Only Loans") and approximately 0.16% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first ten years and have their first adjustment of interest rates after an initial period of approximately ten years (the "10/20 10-Year Interest-Only Loans"). On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the Loan Index and a fixed percentage amount (the "Gross Margin"), provided, that, all the mortgage rates on each such adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage (ranging from 1.000% to 2.000%) specified in the related mortgage note (the "Periodic Cap") on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of such mortgage loan (the "Maximum Rate") or be less than a specified minimum mortgage rate over the life of such mortgage loan (the "Minimum Rate"). The mortgage rate will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "Initial Cap"); the Initial Caps range from 1.000% to 6.000% for all of the adjustable-rate mortgage loans. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date, or following the interest-only period in the case of the interest-only loans, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the Loan Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Index" below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.

The Index

   With respect to all of the adjustable-rate mortgage loans, the Loan Index used in determining the related mortgage rates is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "Six-Month LIBOR Loan Index"), as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or
(3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the Loan Index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Junior Liens

   Approximately 10.82% of the mortgage loans are secured by second-liens on the related mortgaged properties. The range of combined loan-to-value ratios at origination of these second-lien mortgage loans is approximately 80.00% to 100.00%, and the weighted average combined loan-to-value ratio at origination of these second-lien mortgage loans is approximately 99.44%. The range of credit scores at origination of these second-lien mortgage loans is approximately 532 to 814 and the weighted average credit score at origination of these second-lien mortgage loans is approximately 664.

      The Aggregate Mortgage Loans

   The mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Principal balance of mortgage loans.........................        $721,736,085

Principal balance of mortgage loans.....................................           $721,736,085
Principal balance of fixed-rate mortgage loans..........................           $126,136,465
Principal balance of adjustable-rate mortgage loans.....................           $595,599,620
    Mortgage Rates:
      Weighted average..................................................                7.290%
      Range.............................................................     5.075% to 13.000%
    Margin:
      Weighted average of the adjustable-rate mortgage loans............                6.392%
      Range.............................................................      0.250% to 9.375%
Weighted average months to roll of adjustable-rate mortgage loans
(in months).............................................................                    22
Weighted average remaining term to maturity (in months).................                   336
Weighted average remaining interest-only term of interest-only loans
(in months).............................................................                    58

   The scheduled principal balances of the mortgage loans range from approximately $12,783 to approximately $1,087,947. The mortgage loans had an average scheduled principal balance of approximately $204,516.

   The weighted average loan-to-value ratio (or with respect to second-lien mortgage loans, the combined loan-to-value ratio) at origination of the mortgage loans is approximately 82.44% and approximately 34.47% of the mortgage loans have loan-to-value ratios (or with respect to second-lien mortgage loans, the combined loan-to-value ratios) at origination exceeding 80%.

   Approximately 89.18% of the mortgage loans are secured by first liens. Approximately 10.82% of the mortgage loans are secured by second liens.

   As of the cut-off date, approximately 2.38% of the mortgage loans were 30 to 59 days Delinquent.

   No more than approximately 0.61% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

   The responsible party will represent that

   o none of the mortgage loans sold by it is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a "high cost home," "threshold," "covered," "high risk home" or "predatory" or similar loan under any other applicable federal, state or local law;

   o none of the mortgage loans had a prepayment penalty period at origination in excess of three years;

   o none of the mortgage loans originated on or after October 1, 2002 and on or prior to March 6, 2003 is governed by the Georgia Fair Lending Act; and

   o in connection with the origination of the mortgage loans, no proceeds from a mortgage loan were used to finance a single-premium credit life insurance policy.

   See "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

   The tables on Schedule A attached to this prospectus supplement set forth certain statistical information with respect to the mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

The Group I Mortgage Loans

   The group I mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Principal balance of group I mortgage loans.................        $201,874,537
Principal balance of group I fixed-rate mortgage loans......         $28,268,404
Principal balance of group I adjustable-rate mortgage loans.        $173,606,133
   Mortgage Rates:
     Weighted average.......................................              7.369%
     Range..................................................   5.100% to 12.875%
   Margin:
     Weighted average of the adjustable-rate mortgage loans.              6.292%
     Range..................................................    0.250% to 7.990%
Weighted average months to roll of adjustable-rate mortgage
loans (in months)...........................................                  20
Weighted average remaining term to maturity (in months).....                 336
Weighted average remaining interest-only term of
interest-only loans (in months).............................                  57

   The scheduled principal balances of the group I mortgage loans range from approximately $19,347 to approximately $670,320. The group I mortgage loans had an average scheduled principal balance of approximately $150,316.

   The weighted average loan-to-value ratio (or with respect to second-lien mortgage loans, the combined loan-to-value ratio) at origination of the group I mortgage loans is approximately 81.65% and approximately 42.89% of the group I mortgage loans have loan-to-value ratios (or with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80%.

   Approximately 90.11% of the group I mortgage loans are secured by first liens. Approximately 9.89% of the group I mortgage loans are secured by second liens.

   As of the cut-off date, approximately 1.68% of the group I mortgage loans were 30 to 59 days Delinquent.

   No more than approximately 0.75% of the group I mortgage loans are secured by mortgaged properties located in any one zip code area.

   The tables on Schedule A attached to this prospectus supplement set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

The Group II Mortgage Loans

   The group II mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Principal balance of group II mortgage loans.................       $519,861,548
Principal balance of group II fixed-rate mortgage loans......        $97,868,061
Principal balance of group II adjustable-rate mortgage loans.       $421,993,487
    Mortgage Rates:
     Weighted Average........................................             7.259%
     Range...................................................  5.075% to 13.000%
   Margin:
     Weighted Average of the adjustable-rate mortgage loans..             6.433%
     Range...................................................   2.750% to 9.375%
Weighted average months to roll of adjustable-rate mortgage
loans (in months)............................................                 23
Weighted average remaining term to maturity (in months)......                336
Weighted average remaining interest-only term of interest-only
loans (in months)............................................                 58

   The scheduled principal balances of the group II mortgage loans range from approximately $12,783 to approximately $1,087,947. The group II mortgage loans had an average scheduled principal balance of approximately $237,814.

   The weighted average loan-to-value ratio (or with respect to second-lien mortgage loans, the combined loan-to-value ratio) at origination of the group II mortgage loans is approximately 82.75% and approximately 31.19% of the group II mortgage loans have loan-to-value ratios (or with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80%.

   Approximately 88.83% of the group II mortgage loans are secured by first liens. Approximately 11.17% of the group II mortgage loans are secured by second liens.

   As of the cut-off date, approximately 2.65% of the group II mortgage loans were 30 to 59 days Delinquent.

   No more than approximately 0.65% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.

   The tables on Schedule A attached to this prospectus supplement set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Credit Scores

   Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "Credit Scores"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

   The tables on Schedule A attached to this prospectus supplement set forth certain information as to the Credit Scores of the related mortgagors obtained in connection with the origination of each mortgage loan.

                                   THE SPONSOR

   The sponsor is Barclays Bank PLC, a public limited company registered in England and Wales and regulated by the United Kingdom's Financial Services Authority, incorporated in 1925 ("Barclays"). Barclays is the parent of the depositor and an affiliate of Barclays Capital Inc. Barclays is a wholly-owned subsidiary of Barclays PLC. The registered head office of Barclays is located at 1 Churchill Place, London, E14 5HP. Barclays maintains a branch office at 200 Park Avenue, New York, New York 10166 and its telephone number is (212) 412-4000. Barclays provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. Barclays does not currently service loans. Instead, Barclays contracts with other entities to service the loans on its behalf.

   Barclays acquires residential mortgage loans through bulk purchases, generally consisting of mortgage loan pools greater than $500 million. Prior to acquiring any residential mortgage loans, Barclays conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. Barclay's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the loan due diligence varies based on the credit quality of the mortgage loans.

   The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

   Barclays has been the sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since April 2004. The following table describes the approximate initial principal amount of securities issued in subprime mortgage loan securitizations sponsored by Barclays since April 2004.


                                      Approximate Principal
                         Year         Amount of Securities
                    --------------   ----------------------
                         2004             $8.41 billion
                         2005            $10.24 billion

   As a sponsor, Barclays acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Barclays Capital Inc., Barclays works with rating agencies, loan sellers and servicers in structuring the securitization transaction.

                             STATIC POOL INFORMATION

   Information concerning fixed- and adjustable-rate subprime mortgage loans purchased by the sponsor and that are secured by first- or second-lien mortgages or deeds of trust in residential real properties is available on the internet at the sponsor's website, http://www.sabrllc.com/Sabr2006wm1.html. On this website, you can view summary information regarding all of the mortgage loans purchased by the sponsor, for each month in each prior year in which the sponsor acquired mortgage loans of the type described above, and delinquency, cumulative loss, and prepayment information with respect to those mortgage loans on a monthly basis. These mortgage loans were acquired by the sponsor from different mortgage loan sellers under various underwriting guidelines and subjected to due diligence review standards and tolerances which may have changed over time. The characteristics of the mortgage loans acquired by the sponsor in a given period vary from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the mortgage loans previously purchased by the sponsor described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of the mortgage loans previously purchased by the sponsor is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

   In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the depositor at 200 Park Avenue, New York, New York 10166,
Attention: Ray Vohra, telephone number (212) 412-4000.

   The information available on the website relating to any mortgage loan purchased by the sponsor prior to January 1, 2006 is not deemed to be part of this prospectus, the accompanying prospectus supplement or the depositor's registration statement.

                                  THE DEPOSITOR

   The depositor is Securitized Asset Backed Receivables LLC, a Delaware limited liability company. The depositor is an indirect, wholly-owned subsidiary of the sponsor, Barclays, and is an affiliate of Barclays Capital Inc. The depositor will not have any business operations other than securitizing mortgage assets and related activities. After the issuance of the certificates, the depositor will have certain limited obligations with respect to the trust, which include, without limitation, appointing a successor trustee if the trustee resigns or is otherwise removed and preparing or, or causing to be prepared, certain reports filed under the Securities Exchange Act of 1934, as amended.

                               THE ISSUING ENTITY

   Securitized Asset Backed Receivables Trust 2006-WM1, the issuing entity, will be formed on the closing date pursuant to the pooling and servicing agreement. The pooling and servicing agreement may be amended in certain circumstances. See "The Pooling and Servicing Agreement--Amendment" in this prospectus supplement. The issuing entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2006.

                              THE RESPONSIBLE PARTY

General

   The information set forth in the following paragraphs has been provided by WMC and relates solely to the mortgage loans acquired from WMC.

   WMC is a mortgage banking company incorporated in the State of California. Established in 1955, WMC has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative non-prime mortgage loans in each of the regions in which it competes. WMC historically originated both prime-quality mortgage loans and non-prime-quality mortgage loans. WMC sold its prime mortgage loan origination business in 1998 and originates prime mortgage loans only on a very limited basis. WMC was owned by a subsidiary of Weyerhaeuser Company until May 1997 when it was sold to WMC Finance Co., a company owned principally by affiliates of a private investment firm. On June 14, 2004, GE Consumer Finance acquired WMC Finance Co.

   Until March 2000, WMC originated mortgage loans through both wholesale and retail channels, with wholesale originations accounting for approximately 85% of total origination volume prior to March 2000. As of March 2000, WMC changed its business model to underwrite and process 100% of its loans on the Internet via "WMC Direct" resulting in a substantial reduction in employees, underwriting centers and closing centers and the elimination of all retail branches. In April 2005, WMC's headquarters relocated to Burbank, California from Woodland Hills, California. A majority of its business operations are presently conducted at Burbank. WMC also has nine (9) regional offices in Dallas, Texas, Orangeburg, New York, Costa Mesa, California, San Ramon, California, Woodland Hills, California, Jacksonville, Florida, Woburn Massachusetts, Schaumburg, Illinois, and Bellevue, Washington. WMC's originations come primarily through its broker relationships. As of January 13, 2006, WMC Mortgage Corp. had approximately 2,382 employees, including approximately 645 business development representatives and associates who are responsible for recruiting and managing the independent broker network. In 2003, 2004 and 2005, WMC Mortgage Corp. originated $8,177,700,459, $19,127,701,750 and $31,794,995,806 of non-prime mortgage loans, respectively, including loans acquired by WMC from correspondent lenders.

Underwriting Standards

   The mortgage loans have been either (i) originated generally in accordance with the underwriting guidelines established by WMC (collectively, the "WMC Underwriting Guidelines") or (ii) purchased by WMC after re-underwriting the mortgage loans generally in accordance with the WMC Underwriting Guidelines. WMC also originates certain other mortgage loans that are underwritten to the guidelines of specific investors, however, such mortgage loans are not included among those sold to the trust as described herein. The WMC Underwriting Guidelines are primarily intended to (a) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (b) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. On a case-by-case basis WMC may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio ("Debt Ratio"), good mortgage payment history, an abundance of cash reserves, excess disposable income, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in the trust will represent such underwriting exceptions.

   On July 15, 2005 WMC launched a program called WMC Select. Using new credit matrices, WMC Select allows a borrower to choose loan features (such as rate, term, prepayment options, and other important features) based on the borrower's mortgage/housing history, credit depth, loan-to-value ratio ("LTV") and Debt Ratio. WMC Select allows WMC greater flexibility in qualifying the borrower for a loan since the borrower selects the loan features most important to him.

   The mortgage loans in the trust will fall within the following documentation categories established by WMC: Full Documentation, Full-Alternative Documentation, Limited Documentation, Lite Documentation, Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation. In addition to single-family residences, certain of the mortgage loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by WMC for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing, two- to four-family properties and other property types. In addition, WMC has established specific parameters for jumbo loans, which are designated in the WMC Underwriting Guidelines as mortgage loans with original principal balances in excess of $650,000 ($850,000 under WMC Select). However, WMC sometimes increases the original principal balance limits if borrowers meet other compensating credit factors.

   Under the WMC Underwriting Guidelines, WMC verifies the loan applicant's eligible sources of income for all products, calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the Debt Ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the WMC Underwriting Guidelines. The WMC Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires, among other things, (1) an appraisal of the mortgaged property which conforms to Uniform Standards of Professional Appraisal Practice and (2) an audit of such appraisal by a WMC-approved appraiser or by WMC's in-house collateral auditors (who may be licensed appraisers) and such audit may in certain circumstances consist of a second appraisal, a field review, a desk review or an automated valuation model.

   The WMC Underwriting Guidelines permit mortgage loans with LTVs and CLTVs (in the case of mortgaged properties which secure more than one mortgage loan) of up to 100% (which is subject to reduction depending upon credit-grade, loan amount and property type). In general, loans with greater documentation standards are eligible for higher LTV and CLTV limits across all risk categories. Under the WMC Underwriting Guidelines, cash out on refinance mortgage loans is generally available, but the amount is restricted for C grade loans.

   All mortgage loans originated or purchased under the WMC Underwriting Guidelines are based on loan application packages submitted through mortgage brokerage companies or on loan files (which include loan application documentation) submitted by correspondents. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to WMC for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made and/or a yield-spread premium for services provided to the borrower. No single mortgage brokerage company accounts for more than 3%, measured by outstanding principal balance, of the mortgage loans originated by WMC.

   The WMC Underwriting Guidelines require that the documentation accompanying each mortgage loan application include, among other things, a tri-merge credit report on the related applicant from a credit reporting company aggregator. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most instances, WMC obtains a tri-merge credit score independent from the mortgage loan application from a credit reporting company aggregator. In the case of purchase money mortgage loans, WMC generally validates the source of funds for the down payment. In the case of mortgage loans originated under the Full Documentation category, the WMC Underwriting Guidelines require documentation of income (which may consist of (1) a verification of employment form covering a specified time period which varies with LTV, (2) two most recent pay stubs and two years of tax returns or W-2s, (3) verification of deposits and/or (4) bank statements) and telephonic verification. Under the Full-Alternative Documentation category, only 24 months of bank statements are required (depending upon the LTV) and telephonic verification of employment, under the Limited Documentation category only 12 months of bank statements (or a W-2 for the most current year and a current pay stub) are required, and under the Lite Documentation category only six months of bank statements (or a current pay stub covering the six month period) are required. For mortgage loans originated under the Stated Income/Verified Assets (Streamlined) Documentation category, WMC requires verification of funds equal to two months of principal, interest, taxes and insurance, sourced and seasoned for at least sixty days. In the case of mortgage loans originated under the Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation categories, the WMC Underwriting Guidelines require (1) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (2) that a WMC pre-funding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (3) that stated income be consistent with type of work listed on the application.

   The general collateral requirements in the WMC Underwriting Guidelines specify that a mortgaged property not have a condition rating of lower than "average." Deferred maintenance costs may generally not exceed $1,500. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the WMC Underwriting Guidelines specify conditions and parameters relating to zoning, land-to-improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is too isolated, whether the property site is too close to commercial businesses, whether the property site is rural, city or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

   The WMC Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing, Debt Ratios, documentation programs, and in certain other respects. Mortgagors who qualify under the WMC Underwriting Guidelines may have payment histories and Debt Ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The WMC Underwriting Guidelines establish the maximum permitted LTV for each loan type based upon these and other risk factors.

   WMC requires that mortgage loans have title insurance (which can be a short form title insurance policy for some piggyback second lien mortgage loans acquired from correspondent lenders) and be secured by liens on real property. Some second lien mortgage loans purchased from correspondent lenders, and which have an original principal balance of $50,000 or less do not have title insurance. WMC also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount equal to the greater of full replacement or the amount of all mortgage liens on such mortgaged property. In addition, flood insurance is obtained where applicable and a tax service is used to monitor the payment of property taxes on all loans.

Risk Categories

   Under the WMC Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted LTV, maximum loan amount and the allowed use of loan proceeds given the borrower's mortgage payment history, the borrower's consumer credit history, the borrower's liens/charge-offs/bankruptcy history, the borrower's Debt Ratio, the borrower's use of proceeds (purchase or refinance), the documentation type and other factors. In general, higher credit risk mortgage loans are graded in categories that require lower Debt Ratios and permit more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies. Tax liens are not considered in determining risk category (but must be paid off or subordinated by the taxing authority in all circumstances); and derogatory medical collections are not considered in determining risk category and are not required to be paid off. The WMC Underwriting Guidelines specify the following risk categories and associated criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. However, as described above, the following are guidelines only, and exceptions are made on a case-specific basis. In addition, variations of the following criteria are applicable under the programs established by WMC for the origination of jumbo loans in excess of $650,000 ($850,000 under WMC Select) and for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties. Jumbo loans are originated under all documentation programs to borrowers with minimum Credit Scores of 620 (600 under WMC Select), a maximum Debt Ratio of 50% and who satisfy other requirements as set forth in the WMC Underwriting Guidelines. WMC sometimes has special loan programs which increase the maximum principal balance limit for jumbo loans provided the borrowers meet other credit criteria.

   Risk Category "AA".

   Maximum loan amount:

   o  $650,000 ($850,000 for WMC Select) for Full Documentation,
      Full-Alternative Documentation and Limited Documentation (owner-occupied mortgaged property);

   o $550,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

   o $500,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

   o $550,000 ($700,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

   o $500,000 ($650,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property;

   o  $450,000 ($650,000 for WMC Select) for Lite Documentation
      (non-owner-occupied mortgaged property); and

   o $400,000 for Stated Income Documentation (Self-Employed) and Stated Income (Wage Earner) Documentation (non-owner-occupied mortgaged property).

   o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   Mortgage payment history: No delinquency during the preceding 12 months.

   Consumer credit history: Minimum Credit Score of 640 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

   Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

   Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

   Notice of default ("NOD")/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

   Maximum LTV:

   o 100% for Full Documentation and Full-Alternative Documentation with a maximum loan amount of $500,000 and a Credit Score of 620 and above (owner-occupied mortgaged property); o 100% for Limited Documentation, Lite Documentation and Express Documentation with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 640 and above (500 and above for WMC Select) (owner-occupied mortgaged property);

   o 100% for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 660 and above (owner-occupied mortgaged property);

   o 95% for Full Documentation, Full-Alternative Documentation, Limited Documentation and Lite Documentation with a maximum loan amount of $650,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (owner-occupied mortgaged property);

   o 95% for Stated Income Documentation (Self-Employed) and 80% for Stated Income Documentation (Wage Earner) with a maximum loan amount of $500,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (500 and above for WMC Select) (owner-occupied mortgaged property);

   o 90% for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

   o  85% for Limited Documentation (non-owner-occupied mortgaged property); and

   o 80% (85% for WMC Select for Lite Documentation) for Lite Documentation and Stated Income Documentation (Self-Employed).

   o Stated Income Documentation (Wage Earner) is not available on non-owner occupied mortgaged property.

   o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

   Risk Category "A".

   Maximum loan amount:

   o $650,000 ($850,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property):

   o  $550,000 ($850,00 for WMC Select) for Limited Documentation
      (owner-occupied mortgaged property);

   o $500,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property;

   o $450,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

   o $375,000 ($650,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

   o $325,000 ($600,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

   o $300,000 ($600,000 for WMC Select) for Lite Documentation, non-owner-occupied mortgaged property (non-owner-occupied mortgaged property) and

   o  $200,000 for Stated Income Documentation (Self-Employed)
      (non-owner-occupied mortgaged property).

   o Stated Income (Wage Earner) Documentation is not permitted for non-owner-occupied mortgaged property.

   Mortgage payment history: Not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for LTV of 95% or greater). For WMC Select, not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for a LTV of 90% or greater).

   Consumer credit history: Minimum Credit Score of 600 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months. For loans with a LTV over 90%, at least three reported tradelines with one open account must be active in the last 12 months.

   Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

   Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is permitted). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

   NODs/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

   Maximum LTV:

   o 95% (90% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation, (owner-occupied mortgaged property);

   o 90% for Lite Documentation, Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

   o 80% (75% for WMC Select) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

   o 85% for Full Documentation, Express Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

   o  80% for Lite Documentation (non-owner-occupied mortgaged property); and

   o 75% for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

   o Stated Income Documentation (Wage Earner) is not permitted on non-owner-occupied mortgaged property.

   o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   Maximum debt ratio: Limited to 55% (50% for Stated Income Documentation).

   Risk Category "A-".

   Maximum loan amount:

   o  $650,000 ($550,000 for WMC Select) for Full Documentation,
      Full-Alternative Documentation (owner-occupied mortgaged property);

   o $475,000 ($550,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

   o $450,000 ($550,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

   o $400,000 for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

   o $350,000 ($475,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

   o $325,000 ($425,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

   o  $300,000 ($425,000 for WMC Select) for Lite Documentation
      (non-owner-occupied mortgaged property); and

   o  $200,000 for Stated Income Documentation (Self-Employed)
      (non-owner-occupied mortgaged property).

   o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   Mortgage payment history: Not more than two 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). No 30-day delinquencies permitted for LTVs of 90% or higher. For WMC Select, not more than two 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 90% or greater.

   Consumer credit history: Minimum Credit Score of 580 (500 for WMC Select); minimum 2 year credit history with activity on at least one trade account in the last 12 months,

   Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

   Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed).

   NODs/foreclosures: Permitted if discharged or cured two years or more prior to application.

   Maximum LTV:

   o 95% (90% for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

   o 95% (90% for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

   o 90% (90% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

   o 80% (80% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

   o 70% (70% for WMC Select also) for Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

   o 80% (80% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

   o 80% (80% for WMC Select also) for Lite Documentation (non-owner-occupied mortgaged property); and

   o 75% for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

   o Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

   o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   Maximum debt ratio:  Limited to 50%.

   Risk Category "B+".

   Maximum loan amount:

   o $650,000 ($525,000 for WMC Select) for Full Documentation, Express Documentation, and Full-Alternative Documentation (owner-occupied mortgaged property);

   o $425,000 ($525,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

   o $375,000 ($525,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

   o $350,000 ($525,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

   o $300,000 ($525,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

   o $250,000 ($525,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

   o  $225,000 ($525,000 for WMC Select) for Lite Documentation
      (non-owner-occupied mortgaged property); and

   o  $200,000 for Stated Income Documentation (Self-Employed)
      (non-owner-occupied mortgaged property).

   o Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

   o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   Mortgage payment history: Not more than three 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). For any loan with an LTV of 85% or greater, no 30-day delinquencies during the preceding 12 months is permitted. For WMC Select, not more than three 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 85% or greater.

   Consumer credit history: Minimum Credit Score of 550 (500 for WMC Select); minimum 2 year credit history with activity on at least one trade account in the last 12 months.

   Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

   Bankruptcy: Permitted if discharged 18 months or more prior to loan application.

   NODs/foreclosures: Permitted if cured or discharged 18 months or more prior to application.

   Maximum LTV:

   o 90% (85% for WMC Select) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

   o 80% (85% for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

   o 75% (75% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

   o 70% (70% for WMC Select also) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

   o 75% (75% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

   o 70% (75% for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

   o 65% for Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation (non-owner-occupied mortgaged property).

   o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   Maximum debt ratio:  Limited to 50%.

   Risk Category "B".

   Maximum loan amount:

   o $500,000 for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

   o  $375,000 (500,000 for WMC Select) for Limited Documentation
      (owner-occupied mortgaged property);

   o $350,000 ($500,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

   o $335,000 ($500,000 for WMC Select) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

   o $275,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

   o $225,000 for Limited Documentation (non-owner-occupied mortgaged property); and

   o $200,000 for Lite Documentation and Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

   o Stated Income Documentation (Wage Earner) is not permitted for owner or non-owner-occupied mortgaged property.

   o WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

   Mortgage payment history: One 60-day delinquency during the preceding 12 months. For WMC Select, not more than four 30-day delinquencies during the preceding 12 months, and one 60-day delinquency during the preceding 12 months.

   Consumer credit history: Minimum Credit Score of 500 with a minimum credit history of 2 years and minimum of one reported trade account with activity in last 12 months (minimum score of 520 required for LTVs of 85%). For WMC Select, the borrower must have a minimum Credit Score of 520 with a minimum credit history of 2 years and a minimum of one reported trade account with activity in last 12 months.

   Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

   Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

   NODs/foreclosures: Permitted if cured or discharged 12 months or more prior to loan application.

   Maximum LTV:

   o 80% (80% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (85% maximum LTV if the borrower has no 60-day late payments on a mortgage loan in the preceding 12 months and a minimum Credit Score of 520) (owner-occupied mortgaged property);

   o 80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

   o 75% for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

   o 70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

   o  65% for Lite Documentation (non-owner-occupied mortgaged property).

   o Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) are not available on non-owner-occupied mortgaged property.

   o WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

   Maximum debt ratio:  Limited to 50%.

   Risk Category "C".

   Maximum Loan Amount:

   o $500,000 ($350,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

   o $335,000 ($350,000 for WMC Select) for Limited Documentation, Lite Documentation and Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

   o $250,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property); and

   o  $200,000 for Limited Documentation and Lite Documentation
      (non-owner-occupied mortgaged property).

   o No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

   Mortgage payment history: No more than two 60-day delinquencies and one 90-day delinquency are allowed in the preceding 12 months (rolling 30-day lates are accepted). For WMC Select, not more than two 60-day delinquencies during the preceding 12 months or one 90-day delinquency are allowed in the preceding 12 months.

   Consumer credit history: Minimum Credit Score of 500 with 2-year credit history and one reported trade account with activity in the last 12 months.

   Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must by paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

   Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

   NODs/foreclosures: Permitted if discharged or cured 12 months or more prior to loan application.

   Maximum LTV:

   o 85% (80% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation (80% maximum LTV if the borrower has no 90-day late payments and no more than two 60-day late payments on a mortgage loan in the preceding 12 months) (owner-occupied mortgaged property);

   o 80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

   o 75% for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

   o 70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

   o  60% for Lite Documentation (non-owner-occupied mortgaged property).

   o No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property).

   o WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

   Maximum debt ratio: Limited to 50%.

   The WMC Underwriting Guidelines described above are a general summary of WMC's underwriting guidelines and do not purport to be a complete description of the underwriting standards of WMC.

                                    THE SERVICER

General

   The information contained in this prospectus supplement with regard to Wells Fargo Bank, N.A., the servicer, has been provided by Wells Fargo Bank, N.A.

   Servicing Experience and Procedures of Wells Fargo Bank

   Servicing Experience. Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974 and has been servicing subprime residential mortgage loans since 1996. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

   Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes Fixed Rate First Lien Subprime Loans, Adjustable Rate First Lien Subprime Loans and Second Lien Subprime Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $745.5 billion as of the end of 2004. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Subprime Loans and Second Lien Subprime Loans:


                                        As of December 31, 2002          As of December 31, 2003           As of December 31, 2004
                                       -------------------------    ------------------------------     -----------------------------
                                                     Aggregate
                                                     Original                        Aggregate                         Aggregate
                                                     Principal                       Original                          Original
                                       No. of       Balance of       No. of      Principal Balance     No. of      Principal Balance
        Asset Type                     Loans           Loans         Loans           of Loans           Loans          of Loans
-------------------------------        ------     --------------    -------      -----------------     -------     -----------------
First Lien Subprime Loans              46,437     $5,951,628,366    91,490        $12,527,192,204      136,813      $19,729,895,239

Second Lien Subprime Loans               *               *               *                 *                *                *

-------------
* Wells Fargo Bank does not have a material servicing portfolio of Second Lien Subprime Loans for the periods indicated.

   Servicing Procedures. Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

   Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

   When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

   Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

   Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

   If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

   Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

                                   THE TRUSTEE

   U.S. Bank National Association ("U.S. Bank") will act as trustee under the pooling and servicing agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $207 billion as of September 30, 2005. As of September 30, 2005, U.S. Bancorp served approximately 13.3 million customers, operated 2,396 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

Corporate Trust General

   U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The pooling and servicing agreement will be administered from U.S. Bank's corporate trust office located at 209 S. LaSalle Street, Suite 300, Chicago, IL 60604.

   U.S. Bank has provided corporate trust services since 1924. As of September 30, 2005, U.S. Bank was acting as trustee with respect to approximately 49,500 issuances of securities with an aggregate outstanding principal balance of over $1.58 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

   On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

   As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 353 issuances of sub-prime mortgage backed securities with an outstanding aggregate principal balance of approximately $90,186,200,000.

                   THE SECURITIES ADMINISTRATOR AND CUSTODIAN

   Wells Fargo Bank will act as securities administrator and custodian under the pooling and servicing agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, responsible party and servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

   Under the terms of the pooling and servicing agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D in regard to Distribution and Pool Performance Information, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

   Wells Fargo Bank will also act as custodian of the mortgage loan files pursuant to the pooling and servicing agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. As of November 30, 2005, Wells Fargo Bank was acting as custodian on more than nine million files.

   Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                   THE INTEREST RATE CAP AND SWAP COUNTERPARTY

   The interest rate cap agreements and the swap agreement will be provided by Barclays, which is also the sponsor. See "The Sponsor" and "Description of the Certificates--Interest Rate Cap Agreements" and--Interest Rate Swap Agreement" in this prospectus supplement. Barclays is an affiliate of the depositor and a wholly-owned subsidiary of Barclays PLC. The registered head office of the sponsor is located at 1

Churchill Place, London, E14 5HP. The sponsor maintains a branch office at 200 Park Avenue, New York, New York 10166.

   Barclays conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. As of August 31, 2005, Barclays has a long-term debt rating of "Aa1" by Moody's, "AA" by S&P and "AA+" by Fitch.

                          THE LOAN PERFORMANCE ADVISOR

   MortgageRamp, Inc., a Delaware corporation, will monitor the performance of and make recommendations to the servicer with respect to the mortgage loans. The loan performance advisor shall rely upon the mortgage loan data provided to it by the servicer in performing its monitoring and advisory functions. The loan performance advisor shall be entitled to receive a fee until the termination of the trust or until the removal of the loan performance advisor.

                         DESCRIPTION OF THE CERTIFICATES

General

   On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in fifteen classes, the Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class A-2C, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4, Class P, Class X and Class R certificates. Only the Class A-1B, Class A-2A, Class A-2B, Class A-2C, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates, collectively, the "Offered Certificates," will be offered under this prospectus supplement. The Offered Certificates, together with the Class A-1A and Class B-4 certificates, will be referred to as the "LIBOR Certificates" in this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

   The trust fund will consist of:

   o the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

   o such assets as from time to time are identified as REO property and related collections and proceeds;

   o assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement;

   o  an interest rate swap agreement;

   o two interest rate cap agreements for the benefit of the Class M and Class B Certificates, respectively; and

   o if provided for in the pooling and servicing agreement, an interest rate cap agreement solely for the benefit of the Class X certificates.

   The LIBOR Certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in an amount greater or less than $25,000. For information regarding the issuance of certificates in book-entry form, see "--Book-Entry Registration" below.

   Voting rights will be allocated among holders of the LIBOR Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights. The Class X and Class P certificates will initially be held by Barclays.

   The Class A-1 certificates generally represent interests in the group I mortgage loans. The Class A-2 certificates generally represent interests in the group II mortgage loans. The Class M and Class B certificates represent interests in all of the mortgage loans.

   The following chart illustrates generally the distribution priorities and subordination features applicable to the LIBOR Certificates and the Class X certificates.

                               |   ----------------------------------------  /\
                               |                       |         Class A-2A  |
                               |   Class A-1A          |         Class A-2B  |
                               |   Class A-1B          |         Class A-2C  |
                               |   ----------------------------------------  |
                               |                                             |
                               |                  Class M-1                  |
                               |                                             |
                               |   ----------------------------------------  |
                               |                                             |
                               |                  Class M-2                  |
                               |                                             |
                               |   ----------------------------------------  |
                               |                                             |
                               |                  Class M-3                  |
                Accrued        |                                             |
              certificate      |   ----------------------------------------  |
               interest,       |                                             |  Losses
                 than          |                  Class B-1                  |
               principal       |                                             |
                               |   ----------------------------------------  |
                               |                                             |
                               |                  Class B-2                  |
                               |                                             |
                               |   ----------------------------------------  |
                               |                                             |
                               |                  Class B-3                  |
                               |                                             |
                               |   ----------------------------------------  |
                               |                                             |
                               |                  Class B-4                  |
                               |                                             |
                               |   ----------------------------------------  |
                               |                                             |
                               |                   Class X                   |
                               |                                             |
                               \/  ----------------------------------------  |

Book-Entry Registration

   The LIBOR Certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the LIBOR Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the LIBOR Certificates will be represented by book-entries on the records of DTC and its participating members. All references in this prospectus supplement to the LIBOR Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

   The beneficial owners of the LIBOR Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The LIBOR Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the LIBOR Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

   The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

   DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the LIBOR Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

   Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the securities administrator, or a paying agent on behalf of the securities administrator, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the securities administrator or any paying agent as holders of the LIBOR Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the LIBOR Certificates only indirectly through DTC and its participants.

   Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

   Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

   Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the LIBOR Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the LIBOR Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

   Distributions on the book-entry certificates will be made on each distribution date by the securities administrator to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

   Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the securities administrator to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

   Monthly reports on the trust provided or made available over its website by the securities administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

   DTC has advised the depositor that it will take any action permitted to be taken by a holder of the LIBOR Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

   None of the trust, the depositor, the servicer, the loan performance advisor, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

   See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

   The LIBOR Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the securities administrator or the depositor is unable to locate a qualified successor or (b) the depositor, at its option (but with the securities administrator's consent), notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC participants holding beneficial interests in the certificates agree to initiate such termination.

   Upon the occurrence of any event described in the immediately preceding paragraph, the securities administrator will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the securities administrator will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the securities administrator, or a paying agent on behalf of the securities administrator, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

   Definitive certificates will be transferable and exchangeable at the offices of the securities administrator, its agent or the certificate registrar designated from time to time for those purposes. As of the closing date, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the securities administrator may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the Mortgage Loans

   Pursuant to a mortgage loan purchase and warranties agreement, WMC Mortgage Corp. or its affiliates sold the mortgage loans, without recourse, to Barclays, an affiliate of the depositor, and Barclays will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date. However, Barclays will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such mortgage loan prior to the cut-off date and
(y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

Delivery of Mortgage Loan Documents

  In connection with the transfer and assignment of each mortgage loan to the trust, the depositor will cause to be delivered to the custodian, on or before the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

      (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

      (b) the original of any guaranty executed in connection with the mortgage note (if provided);

      (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

      (d) originals of all assumption, modification, consolidation and extension agreements, with evidence of recording on them;

      (e) the mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee - which assignment may, at the originator's option, be combined with the assignment referred to in clause
   (f) below;

      (f) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

      (g) an original mortgagee title insurance policy or, in the event the original policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

      (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

   Pursuant to the pooling and servicing agreement, the custodian will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans delivered to the custodian, with any exceptions noted. The custodian will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date--or, with respect to any Substitute Mortgage Loan delivered to the custodian, within 30 days after the receipt of the mortgage file by the custodian--and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

   o all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

   o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

   o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

   o each mortgage note has been endorsed as provided in the pooling and servicing agreement.

   If the custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file that is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, the custodian is required to promptly so notify the responsible party, the servicer and the depositor in writing. The responsible party will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the custodian. If, however, within thirty days after the depositor's notice of the defect, the responsible party has not caused the defect to be remedied, the responsible party will be required to either (a) substitute a Substitute Mortgage Loan for the defective mortgage loan, or (b) repurchase the defective mortgage loan. The substitution or repurchase is required to be effected in the same manner as a substitution or repurchase for a material breach of a mortgage loan representation and warranty, as described below under "--Representations and Warranties Relating to the Mortgage Loans." The obligation of the responsible party to cure the defect or to substitute or repurchase the defective mortgage loan and to indemnify for such breach will constitute the sole remedies available to the holders of the certificates and the trustee relating to the defect.

Representations and Warranties Relating to the Mortgage Loans

  Pursuant to the pooling and servicing agreement, WMC Mortgage Corp., the responsible party, will make representations and warranties with respect to each mortgage loan, as of the closing date, the servicing transfer date or another date as specified below, including, but not limited to:

      (1) As of the servicing transfer date, except with respect to the Delinquent mortgage loans described under "The Mortgage Loan Pool--General" in this prospectus supplement, no payment required under the mortgage loan is 30 days or more Delinquent nor has any payment under the mortgage loan been 30 days or more Delinquent at any time since the origination of the mortgage loan;

      (2) As of the servicing transfer date, except as described in clause (1) above with respect to certain Delinquent mortgage loans, there are no defaults in complying with the terms of the mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

      (3) As of the servicing transfer date, (i) the terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the purchaser and
   (ii) no mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;

      (4) The mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable (subject to bankruptcy, equitable principles and law affecting creditor rights generally), in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect to the mortgage note or the mortgage;

      (5) As of the servicing transfer date, pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured against loss by fire and hazards of extended coverage;

      (6) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory and abusive lending laws applicable to the mortgage loan, including, without limitation, any provisions relating to prepayment charges, have been complied with;

      (7) As of the servicing transfer date, the mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The responsible party has not waived the performance by the mortgagor of any action, if the mortgagor's failure to perform such action would cause the mortgage loan to be in default, nor has the responsible party waived any default resulting from any action or inaction by the mortgagor;

      (8) As of the servicing transfer date, (i) each mortgage is a valid, subsisting and enforceable first or second lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing and (ii) the lien of the mortgage is subject only to:

                  (i) with respect to any second-lien mortgage loan, the lien of the first mortgage on the related mortgaged property;

                  (ii) the lien of current real property taxes and assessments not yet due and payable;

                  (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

                  (iv) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

      (9) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms (including, without limitation, any provisions relating to prepayment charges). All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a mortgage loan has taken place on the part of the responsible party, or to the responsible party's knowledge, the mortgagor, the appraiser, any builder, or any developer, or any other party involved in the origination of the mortgage loan;

      (10) As of the servicing transfer date, the mortgage loan is covered by an American Land Title Association lender's title insurance policy, or with respect to any mortgage loan for which the related mortgaged property is located in California a California Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring the responsible party, its successors and assigns, as to the first priority lien or second priority lien, as applicable, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clauses (i), (ii) and (iii) of representation 8 above;

      (11) The mortgage loan was originated (i) by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company or other similar institution which is supervised and examined by a federal or state authority, or (ii) by a correspondent mortgage banker or broker licensed or authorized to do business in the jurisdiction in which the related mortgaged property is located, as indicated on the mortgage loan schedule, in which case the mortgage loan was re-underwritten by the responsible party prior to purchasing the mortgage loan in accordance with its underwriting guidelines in effect on the date that mortgage loan was originated;

      (12) The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a mortgagor on a mortgage loan and foreclosure on, or trustee's sale of, the mortgaged property pursuant to the proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

      (13) The mortgaged property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

      (14) As of the servicing transfer date, the mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

      (15) As of the servicing transfer date, (i) there is no proceeding pending or, to the responsible party's knowledge, threatened for the total or partial condemnation of the mortgaged property, (ii) the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended and (iii) there have not been any condemnation proceedings with respect to the mortgaged property;

      (16) The mortgage file contains an appraisal of the related mortgaged property signed by a qualified appraiser who had no interest, direct or indirect, in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated under that Act, all as in effect on the date the mortgage loan was originated;

      (17) None of the mortgage loans is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

      (18) None of the mortgage loans has a prepayment penalty period at origination in excess of three years;

      (19) No proceeds from any mortgage loan were used to finance a single-premium credit life insurance policy;

      (20) The responsible party has, prior to the servicing transfer date, caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the relevant obligor to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis;

      (21) Each mortgage loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae Guides;

      (22) No mortgagor was encouraged or required to select a mortgage loan product offered by the responsible party which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the mortgage loan's origination, such mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the responsible party;

      (23) The methodology used in underwriting the extension of credit for each mortgage loan employs objective mathematical principles which relate the related mortgagor's income, assets and liabilities to the proposed payment, in accordance with the responsible party's underwriting guidelines, and does not rely on the extent of the related mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the related mortgagor had a reasonable ability to make timely payments on the mortgage loan;

      (24) With respect to any mortgage loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the mortgage loan's origination, the related mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the mortgage loan's origination, the related mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the related mortgagor in the mortgage loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the responsible party, as servicer, shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the related mortgagor's default in making the mortgage loan payments;

      (25) No mortgagor was required to purchase any single premium credit insurance policy (e.g., life, property, disability, accident, unemployment or health insurance product) as a condition of obtaining the extension of credit. No mortgagor obtained a prepaid single-premium credit life, property, disability, accident, unemployment or health insurance policy in connection with the origination of the mortgage loan. No proceeds from any mortgage loan were used to purchase single-premium credit insurance policies as part of the origination of, or as a condition to closing, such mortgage loan;

      (26) All points and fees related to each mortgage loan were disclosed in writing to the mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a mortgage loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination and certain other mortgage loans, no mortgagor was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such mortgage loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Guides;

      (27) All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each mortgage loan, have been disclosed in writing to the mortgagor in accordance with applicable state and federal law and regulation; and

      (28) No mortgage loan originated on or after July 1, 2004 requires the related mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

   Pursuant to the pooling and servicing agreement, upon the discovery by any of the responsible party, the servicer, the depositor, securities administrator or the trustee that any of the representations and warranties contained in the pooling and servicing agreement have been breached in any material respect as of the date made, with the result that the value of, or the interests of the trust or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the pooling and servicing agreement, within sixty days of the earlier to occur of the responsible party's discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the responsible party will be required to:

   o  promptly cure such breach in all material respects,

   o if prior to the second anniversary of the closing date, remove each mortgage loan which has given rise to the requirement for action by the responsible party, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the servicer on such distribution date the amount of such shortfall (a "Substitution Adjustment Amount"), or

   o purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or the trustee in connection with the mortgage loan or the purchase.

Notwithstanding the foregoing, in the event of discovery by any party to the pooling and servicing agreement that a mortgage loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the pooling and servicing agreement or of a breach of the representations and warranties listed as number (17), (18), (19), (20), (21), (22), (23), (24),
(25), (26), (27) or (28) in the second preceding paragraph, the responsible party will be required to repurchase the related mortgage loan at the purchase price within 60 days of such discovery or receipt of notice. The purchase price with respect to such mortgage loan will be required to be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

   In addition, the responsible party is obligated to indemnify the depositor and any of its affiliates, and the trustee for any third-party claims arising out of a breach by the responsible party of representations or warranties regarding the mortgage loans. The obligations of the responsible party to cure such breach or to substitute or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies with respect to a material breach of any such representation or warranty available to the holders of the certificates, the trustee, the depositor and any of its affiliates.

Payments on the Mortgage Loans

   The pooling and servicing agreement provides that the servicer is required to establish and maintain the collection account. The pooling and servicing agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

   The servicer is obligated to deposit or cause to be deposited in the collection account within two business days after deposit of such funds into the clearing account, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

   o all payments on account of principal, including prepayments of principal on the mortgage loans;

   o all payments on account of interest, net of the servicing fee, on the mortgage loans;

   o all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with the servicer's customary servicing practices, Liquidation Proceeds and Subsequent Recoveries;

   o any amounts required to be deposited in connection with any losses realized on investments of funds in the collection account; and

   o all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement.

   The servicer is not permitted to commingle funds in the collection account with any other funds or assets.

   The securities administrator will be obligated to set up a distribution account with respect to the certificates into which the servicer will be required to deposit or cause to be deposited the funds required to be remitted by the servicer on the Servicer Remittance Date. The pooling and servicing agreement permits but does not require the securities administrator to invest the funds in the distribution account in one or more eligible investments that mature on or prior to the next distribution date.

    The funds required to be remitted by the servicer for a Servicer Remittance Date will be equal to the sum, without duplication, of:

    o all collections of scheduled principal and interest on the mortgage loans, received by the servicer on or prior to the related Determination Date;

    o all principal prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries, if any, collected by the servicer during the related Prepayment Period;

    o all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

    o any other amounts required to be placed in the collection account by the servicer pursuant to the pooling and servicing agreement;

    but excluding the following:

        (a) for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries, to the extent of such unreimbursed P&I Advance;

        (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

        (c) for such Servicer Remittance Date, the aggregate servicing fee;

        (d) all net income from eligible investments that are held in the collection account for the account of the servicer;

        (e) all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

        (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

        (g) certain other amounts which are reimbursable to the depositor or the servicer, as provided in the pooling and servicing agreement; and

        (h) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

    The amounts described in clauses (a) through (h) above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

Distributions

    Distributions on the certificates will be required to be made by the securities administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter (referred to as a distribution date), commencing in March 2006, to the persons in whose names the certificates are registered on the related Record Date.

    Distributions on each distribution date will be made by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register or, in the case of a certificateholder who has so notified the securities administrator in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other entity having appropriate wire transfer facilities. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the securities administrator designated from time to time for those purposes. Initially, the securities administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Administration Fees

    As described under the definition of "Available Funds" included in the "Glossary of Terms" in this prospectus supplement, funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the servicing fee, the loan performance advisor fee and the securities administrator fee payable on each mortgage loan. On each distribution date, the servicer, the loan performance advisor and the securities administrator will be entitled to their fee prior to the certificateholders receiving any distributions. The servicing fee, the loan performance advisor fee and the securities administrator fee for any distribution date for any mortgage loan will be an amount equal to one-twelfth of the servicing fee rate , loan performance advisor fee rate or securities administrator fee rate, as applicable, on the Stated Principal Balance of such mortgage loan. The following table identifies the per annum fee rate applicable in calculating the servicing fee, the securities administrator fee and the loan performance advisor fee.

           ------------------------------- ----------------------------------

           Fee                             Per Annum Fee Rate
           ------------------------------- ----------------------------------

           Servicing Fee                   0.500%
           ------------------------------- ----------------------------------

           Loan Performance Advisor Fee    less than or equal to 0.015%
           ------------------------------- ----------------------------------

           Securities Administrator Fee    less than or equal to 0.005%
           ------------------------------- ----------------------------------

    In addition to these fees and premiums, funds collected on the mortgage loans that are available for distribution to the certificateholders will also be net of any indemnification payments made to the depositor, servicer, securities administrator or trustee, as described under "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Servicer, the Securities Administrator and the Trustee" in this prospectus supplement and "Description of the Securities--Certain Matters Regarding the Master Servicer, the Depositor and the Trustee" in the accompanying prospectus, and reimbursements for certain unanticipated expenses borne by the depositor, servicer or trustee, as described in this prospectus supplement and the accompanying prospectus.

Priority of Distributions Among Certificates

  As more fully described in this prospectus supplement, distributions on the certificates will be made monthly on each distribution date from Available Funds and will be made to the classes of certificates and to the Swap Account generally in the following order of priority:

            (i) to make certain payments to the Swap Account for the benefit of the swap provider, as further described below under "--Distributions of Interest and Principal";

            (ii) from the interest portion of Available Funds, to interest on each class of LIBOR Certificates, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

            (iii) from the principal portion of Available Funds plus any remaining interest portion of Available Funds, to principal on the classes of LIBOR Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

            (iv) from remaining Available Funds, to unpaid interest and Unpaid Realized Loss Amounts on the other classes of certificates, in the order and subject to the priorities described below under "--Distributions of Interest and Principal"; and

            (v) to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amounts on the classes of certificates, and, after making certain termination payments, if any, to the Swap Account for the benefit of the swap provider, finally to be released to the Class X certificates, in each case subject to certain limitations set forth below under "--Distributions of Interest and Principal".

Distributions of Interest and Principal

    For any distribution date, the "Pass-Through Rate" for each class of LIBOR Certificates will be as set forth below:

        (a) for the Class A-1 certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for that class and that distribution date and (2) the Group I Loan Cap (as defined below);

        (b) for the Class A-2 certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for that class and that distribution date and (2) the Group II Loan Cap (as defined below); and

        (c) for the Class M and Class B certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for the applicable class and that distribution date and (2) the Pool Cap (as defined below).

    The fixed margin for each class of LIBOR Certificates is as follows: Class A-1A, [____]%; Class A-1B, [____]%; Class A-2A, [____]%; Class A-2B, [____]%;
Class A-2C, [____]%; Class M-1, [____]%; Class M-2, [____]%; Class M-3, [____]%;
Class B-1, [____]%; Class B-2, [____]%; Class B-3, [____]%; and Class B-4,
[____]%. On the distribution date immediately following the distribution date on which the majority holders in the aggregate of the Class X certificates have the right to purchase all of the mortgage loans as described under "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement and each distribution date thereafter the fixed margin for each class of LIBOR Certificates will increase to the following: Class A-1A, [____]%; Class A-1B, [____]%; Class A-2A, [____]%; Class A-2B, [____]%; Class A-2C, [____]%;
Class M-1, [____]%; Class M-2, [____]%; Class M-3, [____]%; Class B-1, [____]%;
Class B-2, [____]%; Class B-3, [____]%; and Class B-4, [____]%.

    The "Group I Loan Cap" is the product of (i) the weighted average of the mortgage rates for each group I mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period minus the product of (A) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the swap provider, if any, expressed as a percentage equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the swap provider and the denominator of which is equal to the aggregate Stated Principal Balance of the mortgage loans at the beginning of that Due Period and (B) 12 and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

    The "Group II Loan Cap" is the product of (i) the weighted average of the mortgage rates for each group II mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period minus the product of (A) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the swap provider, if any, expressed as a percentage equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the swap provider and the denominator of which is equal to the aggregate Stated Principal Balance of the mortgage loans at the beginning of that Due Period and (B) 12 and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

    The "Pool Cap" is the weighted average of (x) the Group I Loan Cap and (y) the Group II Loan Cap, in each case weighted on the basis of the related Group Subordinate Amount.

    The "Group Subordinate Amount" for any distribution date (i) for the group I mortgage loans, will be equal to the excess of the aggregate principal balance of the group I mortgage loans as of the beginning of the related Due Period over the aggregate Class Certificate Balance of the Class A-1A and Class A-1B certificates immediately prior to such distribution date and (ii) for the group II mortgage loans, will be equal to the excess of the aggregate principal balance of the group II mortgage loans as of the beginning of the related Due Period over the aggregate Class Certificate Balance of the Class A-2A, Class A-2B and Class A-2C certificates immediately prior to such distribution date.

    On each distribution date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal are required to be made in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" for each distribution date will equal the sum of (i) the Basic Principal Distribution Amount for that distribution date and (ii) the Extra Principal Distribution Amount for that distribution date.

    Distributions will be determined in part based on the performance of individual loan groups and for such purpose any Net Swap Payments, Swap Termination Payments or Net Swap Receipts will be allocated between loan groups based on the respective aggregate Stated Principal Balance of the mortgage loans in each loan group.

    On each distribution date, the securities administrator will be required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

                (i) to the holders of each class of LIBOR Certificates and to the Swap Account in the following order of priority:

                      (a) to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the swap provider other than a Defaulted Swap Termination Payment owed to the swap provider, if any;

                      (b) concurrently, (1) from the Interest Remittance Amount related to the group I mortgage loans, to the Class A-1A and Class A-1B certificates, pro rata (based on the amounts distributable under this clause
                           (i)(b)(1)), the related Accrued Certificate Interest and Unpaid Interest Amount for that class of certificates, and (2) from the Interest Remittance Amount related to the group II mortgage loans, to the Class A-2A, Class A-2B and Class A-2C certificates, pro rata (based on the amounts distributable under this clause (i)(b)(2)), the related Accrued Certificate Interest and Unpaid Interest Amounts for those classes of certificates; provided, that, if the Interest Remittance Amount for any group is insufficient to make the related payments set forth in clauses (i)(b)(1) or (i)(b)(2) above, any Interest Remittance Amount relating to the other group remaining after payment of the related Accrued Certificate Interest and Unpaid Interest Amounts will be available to cover that shortfall;

                      (c) from any remaining Interest Remittance Amounts, to the Class M-1 certificates, the Accrued Certificate Interest for that class on that distribution date;

                      (d) from any remaining Interest Remittance Amounts, to the Class M-2 certificates, the Accrued Certificate Interest for that class on that distribution date;

                      (e) from any remaining Interest Remittance Amounts, to the Class M-3 certificates, the Accrued Certificate Interest for that class on that distribution date;

                      (f) from any remaining Interest Remittance Amounts, to the Class B-1 certificates, the Accrued Certificate Interest for that class on that distribution date;

                      (g) from any remaining Interest Remittance Amounts, to the Class B-2 certificates, the Accrued Certificate Interest for that class on that distribution date;

                      (h) from any remaining Interest Remittance Amounts, to the Class B-3 certificates, the Accrued Certificate Interest for that class on that distribution date; and

                      (i) from any remaining Interest Remittance Amounts, to the Class B-4 certificates, the Accrued Certificate Interest for that class on that distribution date;

            (ii) (A) on each distribution date prior to the Stepdown Date or on which a Trigger Event is in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

            (a) to the Class A certificates, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero; and

            (b) sequentially to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

                 (B) on each distribution date on and after the Stepdown Date and as long as a Trigger Event is not in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distribution of principal an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

            (a) to the Class A certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero;

            (b)  to the Class M-1 certificates, the lesser of (x) the excess of
                 (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                 (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

            (c)  to the Class M-2 certificates, the lesser of (x) the excess of
                 (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                 (ii)(B)(a) above and to the Class M-1 certificateholders in clause (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

            (d)  to the Class M-3 certificates, the lesser of (x) the excess of
                 (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                 (ii)(B)(a) above, to the Class M-1 certificateholders in clause
                 (ii)(B)(b) above and to the Class M-2 certificateholders in clause (ii)(B)(c) above and (y) the Class M-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

            (e)  to the Class B-1 certificates, the lesser of (x) the excess of
                 (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                 (ii)(B)(a) above, to the Class M-1 certificateholders in clause
                 (ii)(B)(b) above, to the Class M-2 certificateholders in clause
                 (ii)(B)(c) above and to the Class M-3 certificateholders in clause (ii)(B)(d) above and (y) the Class B-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

            (f)  to the Class B-2 certificates, the lesser of (x) the excess of
                 (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                 (ii)(B)(a) above, to the Class M-1 certificateholders in clause
                 (ii)(B)(b) above, to the Class M-2 certificateholders in clause
                 (ii)(B)(c) above, to the Class M-3 certificateholders in clause
                 (ii)(B)(d) above and to the Class B-1 certificateholders in clause (ii)(B)(e) above and (y) the Class B-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

            (g)  to the Class B-3 certificates, the lesser of (x) the excess of
                 (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                 (ii)(B)(a) above, to the Class M-1 certificateholders in clause
                 (ii)(B)(b) above, to the Class M-2 certificateholders in clause
                 (ii)(B)(c) above, to the Class M-3 certificateholders in clause
                 (ii)(B)(d) above, to the Class B-1 certificateholders in clause
                 (ii)(B)(e) above and to the Class B-2 certificateholders in clause (ii)(B)(f) above and (y) the Class B-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

            (h)  to the Class B-4 certificates, the lesser of (x) the excess of
                 (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class B-1 certificateholders in clause (ii)(B)(e) above, to the Class B-2 certificateholders in clause (ii)(B)(f) above to the Class B-3 certificateholders in clause (ii)(B)(g) above and (y) the Class B-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

            (iii) any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

            (a) to the holders of the Class M-1 certificates, any Unpaid Interest Amount for that class;

            (b) to the holders of the Class M-1 certificates, any Unpaid Realized Loss Amount for that class;

            (c) to the holders of the Class M-2 certificates, any Unpaid Interest Amount for that class;

            (d) to the holders of the Class M-2 certificates, any Unpaid Realized Loss Amount for that class;

            (e) to the holders of the Class M-3 certificates, any Unpaid Interest Amount for that class;

            (f) to the holders of the Class M-3 certificates, any Unpaid Realized Loss Amount for that class;

            (g) to the holders of the Class B-1 certificates, any Unpaid Interest Amount for that class;

            (h) to the holders of the Class B-1 certificates, any Unpaid Realized Loss Amount for that class;

            (i) to the holders of the Class B-2 certificates, any Unpaid Interest Amount for that class;

            (j) to the holders of the Class B-2 certificates, any Unpaid Realized Loss Amount for that class;

            (k) to the holders of the Class B-3 certificates, any Unpaid Interest Amount for that class;

            (l) to the holders of the Class B-3 certificates, any Unpaid Realized Loss Amount for that class;

            (m) to the holders of the Class B-4 certificates, any Unpaid Interest Amount for that class;

            (n) to the holders of the Class B-4 certificates, any Unpaid Realized Loss Amount for that class;

            (o) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that distribution date;

            (p)  concurrently,

                             (i) from any Class M Interest Cap Payment on
            deposit in the Excess Reserve Fund Account with respect to that distribution date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the Class M certificates for that distribution date, allocated (a) first, among the Class M-1, Class M-2 and Class M-3 certificates, pro rata, based upon their respective Class Certificate Balances only with respect to those Class M certificates with an outstanding Basis Risk Carry Forward Amount and (b) second, any remaining amounts to the Class M-1, Class M-2 and Class M-3 certificates, pro rata, based on any Basis Risk Carry Forward Amounts remaining unpaid, in order to reimburse such unpaid amounts, and

                             (ii) from any Class B Interest Rate Cap Payment on
            deposit in the Excess Reserve Fund Account with respect to that distribution date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the Class B certificates for that distribution date, allocated (a) first, among the Class B-1, Class B-2, Class B-3 and Class B-4 certificates, pro rata, based upon their respective Class Certificate Balances only with respect to those Class B certificates with an outstanding Basis Risk Carry Forward Amount and (b) second, any remaining amounts to the Class B-1, Class B-2, Class B-3 and Class B-4 certificates, pro rata, based on any Basis Risk Carry Forward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

            (q) from funds on deposit in the Excess Reserve Fund Account (not including any Interest Rate Cap Payment included in that account) with respect to that distribution date, an amount equal to any remaining unpaid Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for that distribution date to the LIBOR Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates except that the Class A certificates will be paid (a) first, pro rata, based on their respective Class Certificate Balances only with respect to those Class A certificates with an outstanding Basis Risk Carry Forward Amount and (b) second, pro rata, based on any remaining unpaid Basis Risk Carry Forward Amounts;

            (r) to the Swap Account, the amount of any Defaulted Swap Termination Payment owed to the swap provider;

            (s) to the Class X certificates, those amounts as set forth in the pooling and servicing agreement; and

            (t) to the holders of the Class R certificates, any remaining amount.

    In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Class Certificate Balance of a class of certificates has been reduced to zero, that class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of prepayment interest shortfalls, unpaid remaining Basis Risk Carry Forward Amounts or reimbursement of the principal portion of any Applied Realized Loss Amount previously allocated to that class that remain unreimbursed.

    On each distribution date, prior to any distribution on any other class of certificates, the securities administrator is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period.

    If on any distribution date, after giving effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Account" below, the aggregate Class Certificate Balances of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the Class B-4, Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 or Class M-1 certificates will be reduced, in inverse order of seniority (beginning with the Class B-4 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction of a Class Certificate Balance is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, their Class Certificate Balances will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of Subordinated Certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable Class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be included as part of the Principal Remittance Amount for the related distribution date.

    On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls not covered by Prepayment Interest Excesses or Compensating Interest payments from the servicer (as further described in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement) will be allocated first to reduce the amounts otherwise distributable on the Class X certificates, and thereafter as a reduction to the Accrued Certificate Interest for the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that distribution date. The holders of the LIBOR Certificates will not be entitled to reimbursement for the allocation of any Relief Act shortfalls or prepayment interest shortfalls described in the preceding sentence.

Allocation of Principal Payments to Class A Certificates

    All principal distributions to the holders of the Class A certificates on any distribution date will be allocated concurrently, between the Class A-1A and Class A-1B certificates (collectively, the "Group I Class A Certificates"), on the one hand, and the Class A-2A, Class A-2B and Class A-2C certificates (collectively, the "Group II Class A Certificates"), on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable, for that distribution date. The Group I Class A Certificates and the Group II Class A Certificates are each a "Class A Certificate Group." However, if the Class Certificate Balances of the Class A certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates on that distribution date, and the amount of those principal distributions distributable on all subsequent distribution dates, will be distributed to the holders of the Class A certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described in this section, until their Class Certificate Balance has been reduced to zero. Any distributions of principal to the Group I Class A Certificates will be made first from payments relating to the group I mortgage loans, and any distributions of principal to the Group II Class A Certificates will be made first from payments relating to the group II mortgage loans.

    Any principal distributions allocated to the Group I Class A Certificates are required to be distributed pro rata between the Class A-1A certificates and the Class A-1B certificates, based on their respective Class Certificate Balances, unless a Sequential Trigger Event is in effect. If a Sequential Trigger Event is in effect, principal distributions allocated to the Group I Class A Certificates will be distributed first to the Class A-1A certificates, and second to the Class A-1B certificates, in each case until the respective Class Certificate Balance of such class has been reduced to zero. However, on and after the distribution date on which the aggregate Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A-1 certificates are required to be allocated pro rata among the Class A-1A and Class A-1B certificates, based on their respective Class Certificate Balances.

    Any principal distributions allocated to the Group II Class A Certificates are required to be distributed first to the Class A-2A certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2B certificates, until their Class Certificate Balance has been reduced to zero, and then to the Class A-2C certificates, until their Class Certificate Balance has been reduced to zero. However, on and after the distribution date on which the aggregate Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Group II Class A Certificates are required to be allocated pro rata among the classes of Group II Class A Certificates, based on their respective Class Certificate Balances.

Swap Account

  On any distribution date, Swap Termination Payments, Net Swap Payments owed to the swap provider and Net Swap Receipts for that distribution date will be deposited into a trust account (the "Swap Account") established by the securities administrator as part of the trust fund. Funds in the Swap Account will be distributed in the following order of priority:

                 (A) to the swap provider, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the swap provider, if any, owed for that distribution date;

                 (B) to the Class A certificates, to pay Accrued Certificate
            Interest and, if applicable, any Unpaid Interest Amounts as described in clause (i) in the ninth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from other Available Funds;

                 (C) sequentially, to the Class M-1, Class M-2, Class M-3, Class
            B-1, Class B-2, Class B-3 and Class B-4 certificates, in that order, to pay Accrued Certificate Interest and, if applicable, Unpaid Interest Amounts as described in clauses (i) and (iii) in the ninth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from other Available Funds;

                 (D) to the LIBOR certificates, to pay any Basis Risk Carry
            Forward Amounts as described, and in the same manner and priority as set forth, in clause (iii)(q) in the ninth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from other Available Funds (including funds on deposit in the Excess Reserve Fund Account);

                 (E) sequentially, to the Class A, Class M-1, Class M-2, Class
            M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in that order, to pay principal as described, and in the same manner and order of priority as set forth, in clause (ii)(A) or clause
            (ii)(B), as applicable, in the ninth full paragraph of "--Distributions of Interest and Principal" above, but only to the extent necessary to maintain the Subordinated Amount at the Specified Subordinated Amount, after giving effect to payments and distributions from other Available Funds;

                 (F) sequentially, to the Class M-1, Class M-2, Class M-3, Class
            B-1, Class B-2, Class B-3 and Class B-4 certificates, in that order, to pay any Unpaid Realized Loss Amounts as described, and in the same manner and priority as set forth, in clause (iii) in the ninth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from other Available Funds;

                 (G) to the swap provider, any Defaulted Swap Termination
            Payment owed to the swap provider for that distribution date; and

                 (H) to the holders of the Class X certificates, any remaining amounts.

    The Swap Account will not be an asset of any REMIC.

Calculation of One-Month LIBOR

    On each LIBOR Determination Date, the securities administrator will be required to determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates.

Excess Reserve Fund Account

    The "Basis Risk Payment" for any distribution date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, the payment with respect to any distribution date cannot exceed the amount otherwise distributable on the Class X certificates or payable from the Swap Account.

    The "Basis Risk Carry Forward Amount" on any distribution date and for any class of LIBOR Certificates is the sum of, if applicable, (x) the excess of (i) the amount of Accrued Certificate Interest that would otherwise have been distributable on that distribution date had the Pass-Through Rate not been subject to the Group I Loan Cap, the Group II Loan Cap or the Pool Cap, as applicable, over (ii) the amount of Accrued Certificate Interest distributable on such class of certificates on that distribution date based on the Group I Loan Cap, the Group II Loan Cap, or the Pool Cap, as applicable, and (y) the unpaid portion of any such excess described in clause (x) from prior distribution dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the Group I Loan Cap, the Group II Loan Cap or the Pool Cap, as applicable). Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that distribution date or future distribution dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account, including Interest Rate Cap Payments (for the benefit of the Class M and Class B Certificates) and in the Swap Account with respect to such distribution date (each as described in this prospectus supplement) and from Net Swap Receipts that are available for payment of Basis Risk Carry Forward Amounts from the Swap Account. The ratings on the certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

    Pursuant to the pooling and servicing agreement, an account (referred to as the "Excess Reserve Fund Account") will be established, which is held in trust, as part of the trust fund, by the securities administrator. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the LIBOR Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement. Holders of the Class M certificates and the Class B certificates will also be entitled to receive Interest Rate Cap Payments, if any, deposited into the Excess Reserve Fund Account with respect to any distribution date to the extent necessary to cover any unpaid remaining Basis Risk Carry Forward Amount on that class of certificates for the first 38 distribution dates. The Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the Class X certificates and Interest Rate Cap Payments. Any distribution by the securities administrator from amounts in the Excess Reserve Fund Account is required to be made on the applicable distribution date. Any Basis Risk Carry Forward Amounts remaining after amounts in the Excess Reserve Fund Account are used are payable from the Swap Account in the priority specified in "--Swap Account" above.

Interest Rate Cap Agreements

    The Class M and Class B certificates will have the benefit of interest rate cap agreements provided by Barclays, as cap provider. All obligations of the trust under the interest rate cap agreements will be paid on or prior to the closing date.

    The Class M-1, Class M-2 and Class M-3 certificates will have the benefit of an interest rate cap agreement (the "Class M Cap Agreement"), with an initial notional amount of approximately $11,042,500 provided by the cap provider. In connection with the first 38 distribution dates, the cap provider will be obligated under this interest rate cap agreement to pay to the securities administrator, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the one-month LIBOR rate (as determined pursuant to the Class M Cap Agreement) as of that distribution date and (ii) a cap ceiling rate of 10.090% over a specified cap strike rate (ranging from 8.280% to 10.090%) and (b) the product of the Class M cap notional balance and the index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an "actual/360" basis. The cap provider's obligations under this interest rate cap agreement will terminate following the distribution date in April 2009.

    The Class B-1, Class B-2, Class B-3 and Class B-4 certificates will have the benefit of an interest rate cap agreement (the "Class B Cap Agreement" and, together with the Class M Cap Agreement, the "Interest Rate Cap Agreements"), with an initial notional amount of approximately $3,392,200 provided by the cap provider. In connection with the first 38 distribution dates, the cap provider will be obligated under this interest rate cap agreement to pay to the securities administrator, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the one-month LIBOR rate (as determined pursuant to the Class B Cap Agreement) as of that distribution date and (ii) a cap ceiling rate of 9.250% over a specified cap strike rate (ranging from 7.440% to 9.250%) and (b) the product of the Class B cap notional balance and the index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an "actual/360" basis. The cap provider's obligations under this interest rate cap agreement will terminate following the distribution date in April 2009.

    The specified cap ceiling rates, cap strike rates, notional amounts and index rate multiplier for each interest rate cap agreement are set forth on Annex II to this prospectus supplement.

    Amounts, if any, payable under any interest rate cap agreement with respect to any distribution date will be used to cover shortfalls in payments of interest on the certificates to which the interest rate cap agreement relates, if the pass-through rates on those certificates are limited for any of the first 38 distribution dates, due to the caps on their pass-through rates described in this prospectus supplement.

    The Interest Rate Cap Agreements will be governed by and construed in accordance with the law of the State of New York. The obligations of the cap provider are limited to those specifically set forth in the Interest Rate Cap Agreements.

    We believe that the cap provider's maximum probable exposure under each Interest Rate Cap Agreement to be less than 10% (the significance percentage) of the aggregate initial Class Certificate Balance of the Class M and Class B Certificates.

Interest Rate Swap Agreement

    On the closing date, the trust will enter into an interest rate swap agreement with Barclays as swap provider. Under the interest rate swap agreement, with respect to the first 56 distribution dates, the trust will pay to the swap provider fixed payments at a rate not expected to exceed 5.07% per annum, and the swap provider will pay to the trust, floating payments at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on the product of the applicable notional amount and the index rate multiplier set forth on the schedule attached as Annex III to this prospectus supplement for that distribution date. To the extent that a fixed payment exceeds the floating payment payable with respect to any of the first 56 distribution dates, amounts otherwise available to certificateholders will be applied on such distribution date to make a net payment to the swap provider (each, a "Net Swap Payment"), and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 56 distribution dates, the swap provider will owe a net payment to the trust on the business day preceding such distribution date (each, a "Net Swap Receipt").

    All payments due to the swap provider under the interest rate swap agreement shall be paid from Available Funds on each applicable distribution date in accordance with the priority of payments described under "--Distributions of Interest and Principal" above. Any Swap Termination Payment (as defined below) other than a Defaulted Swap Termination Payment (as defined below) due to the swap provider shall be paid on a senior basis on each applicable distribution date in accordance with the priority of payments and any Defaulted Swap Termination Payment owed by the trust to the swap provider shall be paid by the trust on a subordinated basis. However, to the extent any payments are received by the trust as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (as defined below), the swap provider that is being replaced shall have first priority to those payments over certificateholders, the servicers and the trustee, and the trust shall pay to the swap provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the swap provider (to the extent not already paid by the trust) that is being replaced immediately upon receipt. See "--Distributions of Interest and Principal" above.

    A "Swap Termination Payment" is a termination payment required to be made by either the trust or the swap provider pursuant to the interest rate swap agreement as a result of termination of the interest rate swap agreement.

    The interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of default under the interest rate swap agreement include, among other things, the following:

    o   failure to pay,

    o   bankruptcy and insolvency events, and

    o a merger by the swap provider without an assumption of its obligations under the interest rate swap agreement.

    Early termination events under the interest rate swap agreement include, among other things:

    o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),

    o a tax event (which generally relates to either party to the interest rate swap agreement receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

    o a tax event upon merger (which generally relates to either party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger),

    o the pooling and servicing agreement is amended without the consent of the swap provider and the amendment materially and adversely affects the rights or interests of the swap provider,

    o upon the irrevocable direction to dissolve or otherwise terminate the trust following which all assets of the trust will be liquidated and the proceeds of such liquidation will be distributed to certificateholders, and

    o   upon the exercise of the 10% optional clean-up call.

    "Defaulted Swap Termination Payment" means any termination payment required to be made by the trust to the swap provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the swap provider is the defaulting party or a termination event under that agreement (other than illegality or a tax event) with respect to which the swap provider is the sole affected party or with respect to a termination resulting from a Substitution Event (as described below).

    In addition to the termination events specified above, it shall be an additional termination event under the interest rate swap agreement (such event, a "Downgrade Terminating Event") if (x) any of the rating agencies downgrades the swap provider below the Required Swap Counterparty Rating (but the swap provider has (i) a rating of at least "BBB-" or "A-3", if applicable, by S&P,
(ii) a rating of at least "BBB-" or "F3", if applicable, by Fitch, or (iii) (x) if the swap provider has only a long-term rating, a rating of at least "A2" by Moody's, or (y) if the swap provider has a long-term rating and a short-term rating, a rating of at least "A3" or "P2", if applicable, by Moody's) or, S&P, Fitch or Moody's withdraws its ratings of the swap provider and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

        (i) within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider shall transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition;

        (ii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider shall collateralize its exposure to the trust pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the swap provider pursuant to an amendment to the interest rate swap agreement;

        (iii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the swap provider under the interest rate swap agreement shall be guaranteed by a person or entity that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition; or

        (iv) within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider shall take such other steps, if any, to enable the trust to satisfy the Rating Agency Condition.

    However, in the event that the swap provider's long term rating or short term rating is withdrawn by S&P, it will cause another entity that meets or exceeds the Required Swap Counterparty Rating to replace it as party to the interest rate swap agreement on terms substantially similar to the interest rate swap agreement within 30 days from the ratings withdrawal.

    In addition, if (i) the swap provider's short term rating is reduced below "A-3" by S&P or its long term rating is reduced below "BBB-" by S&P, (ii) the swap provider's short term rating is reduced below "F3" by Fitch or its long term rating is reduced below "BBB-" by Fitch, or (iii) (x) if the swap provider has only a long-term rating, its rating is reduced below "A2" by Moody's, or (y) if the swap provider has a long-term rating and a short-term rating, its rating is reduced below "A3" or "P2", if applicable, by Moody's, the swap provider must use its commercially reasonable efforts to find a party reasonably acceptable to the securities administrator, subject to satisfaction of the Rating Agency Condition. All of the swap provider's interests and obligations under the interest rate swap agreement will be assigned to that party at no cost to the securities administrator (a "Substitution Event").

    The swap provider is an affiliate of the depositor and Barclays Capital Inc. is the underwriter, which arrangement may create certain conflicts of interest.

    If the trust is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.

    On or after the closing date and so long as the Rating Agency Condition has been satisfied, (i) the trust may, with the consent of the swap provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the swap provider may assign its obligations under the interest rate swap agreement to any institution, (iii) the interest rate swap agreement may be amended and/or
(iv) the interest rate swap agreement may be terminated or replaced.

    The interest rate swap agreement is scheduled to terminate by its terms following the distribution date in October 2010 and upon termination of the interest rate swap agreement no further amounts will be paid to the swap provider by the trust and no further amounts will be paid to the trust by the swap provider.

    We believe that the swap provider's maximum probable exposure under the interest rate swap agreement is less than 10% (the significance percentage) of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

Overcollateralization Provisions

    The pooling and servicing agreement requires that the Total Monthly Excess Spread, if any, on each distribution date be applied as an accelerated payment of principal of the LIBOR Certificates, but only to the limited extent described below.

    The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal has the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds, any Interest Rate Cap Payments and Net Swap Receipts not required to be distributed to holders of the LIBOR Certificates or paid to the Swap Account as described above on any distribution date will be paid to the holders of the Class X certificates and will not be available on any future distribution date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk Carry Forward Amounts.

    With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans for that distribution date over (b) the aggregate Class Certificate Balance of the LIBOR

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Certificates as of that date (after taking into account the distribution of the
Principal Remittance Amount on those certificates on that distribution date) is the "Subordinated Amount" as of that distribution date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Subordinated Amount exceeds the Subordinated Amount as of that distribution date (the excess is referred to as a "Subordination Deficiency"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "Extra Principal Distribution Amount." The required level of the Subordinated Amount with respect to a distribution date is the "Specified Subordinated Amount" and is set forth in the definition of Specified Subordinated Amount in the "Glossary" in this prospectus supplement. As described above, the Specified Subordinated Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event (as defined in the "Glossary" in this prospectus supplement) exists, the Specified Subordinated Amount may not "step down." Total Monthly Excess Spread will then be applied to the payment of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event is in effect, to the extent necessary to maintain the Subordinated Amount at the Specified Subordinated Amount.

    In the event that a Specified Subordinated Amount is permitted to decrease or "step down" on a distribution date in the future, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the LIBOR Certificates on that distribution date will be distributed to the holders of the Class X certificates on that distribution date (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates) until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of the LIBOR Certificates relative to the amortization of the mortgage loans, and of reducing the related Subordinated Amount. With respect to any distribution date, the excess, if any, of (a) the Subordinated Amount on that distribution date over (b) the Specified Subordinated Amount is the "Excess Subordinated Amount" with respect to that distribution date. If, on any distribution date on or after the Stepdown Date on which a Trigger Event does not exist, the Excess Subordinated Amount is, after taking into account all other distributions to be made on that distribution date, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the LIBOR Certificates on that distribution date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates or a Defaulted Swap Termination Payment to the Swap Provider) in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "Subordination Reduction Amount" for that distribution date). The "Net Monthly Excess Cash Flow" is the amount of Available Funds remaining on a distribution date after the amount necessary to make all payments of interest and principal to the LIBOR Certificates and all amounts required to be paid to the swap provider on that distribution date (other than Defaulted Swap Termination Payments).

Reports to Certificateholders

    On each distribution date the securities administrator will make available via its internet website to each holder of a LIBOR Certificate, based on information provided to the securities administrator by the servicer, containing the following:

o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds in that distribution;

o the amount of the distribution allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any

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    Basis Risk Carry Forward Amount for such distribution date and the amount of all Basis Risk Carry Forward Amounts covered by withdrawals from the Excess Reserve Fund Account on such distribution date;

o if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available for such distribution, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

o the Class Certificate Balance of each class of certificates after giving effect to the distribution of principal on such distribution date;

o the aggregate Stated Principal Balance of the mortgage loans for the following distribution date;

o the amount of the expenses and fees paid to or retained by the servicer and paid to or retained by the securities administrator with respect to such distribution date, in each case, identifying the general purpose of such fees;

o the Pass-Through Rate for each such class of certificates with respect to such distribution date;

o the amount of advances included in the distribution on such distribution date and the aggregate amount of advances reported by the servicer (and the trustee as successor servicer and any other successor servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such distribution date;

o   the number and aggregate outstanding principal balances of mortgage loans
    (1) as to which the scheduled payment is Delinquent 31 to 60 days, 61 to 90 days, 91 to 120 days and for each additional 30-day period thereafter (e.g. 121 to 150 days, 151 to 180 days, 181 to 210 days, etc.) through foreclosure, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

o with respect to all mortgage loans that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate Stated Principal Balance of such mortgage loans as of the close of business on the Determination Date preceding such distribution date of the REO properties;

o the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the Determination Date preceding such distribution date;

o whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event);

o the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such distribution date);

o in the aggregate and for each class of certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such distribution date;

o the amount of any Net Monthly Excess Cash Flow on such distribution date and the allocation of it to the certificateholders with respect to Unpaid Interest Amounts;

o   the Subordinated Amount and Specified Subordinated Amount;

o   Prepayment Premiums collected by the servicer;

o the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date;

o   the amount distributed on the Class X certificates;

o   the amount of any Subsequent Recoveries for such distribution date;

o   the Record Date for such distribution date; and

o updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term.

    The securities administrator will make available the monthly distribution report via the securities administrator's internet website. The securities administrator's website will initially be located at https://www.ctslink.com and assistance in using the website can be obtained by calling the securities administrator's investor relations desk at (301) 815-6600. The securities administrator will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust through the EDGAR system.

                       THE POOLING AND SERVICING AGREEMENT

    Wells Fargo Bank will act as the servicer of the mortgage loans. See "The Servicer" in this prospectus supplement. In servicing the mortgage loans, the servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans and in accordance with the pooling and servicing agreement.

Subservicers

    The servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans. However, no subservicing agreement will take effect until 30 days after written notice is received by both the trustee and the depositor. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the pooling and servicing agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the depositor or the trustee without fee, in accordance with the terms of the pooling and servicing agreement, in the event that the servicer, for any reason, is no longer the servicer (including termination due to a servicer event of default).

    The servicer will remain obligated and primarily liable to the trust and the trustee on behalf of the certificateholders for the servicing and administering of the mortgage loans in accordance with the provisions of the pooling and servicing agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the servicer alone were servicing and administering the mortgage loans. The servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the servicer's compensation is sufficient to pay the subservicer fees.

Servicing and Securities Administration Fees and Other Compensation and Payment of Expenses

    As compensation for its activities as servicer under the pooling and servicing agreement, the servicer is entitled with respect to each mortgage loan to the servicing fee, which will be retained by the servicer or payable monthly from amounts on deposit in the collection account. The servicing fee is required to be an amount equal to interest at one-twelfth of the servicing fee rate on the Stated Principal Balance of each mortgage loan. See "Description of the Certificates--Administration Fees" in this prospectus supplement. In addition, the servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees, fees associated with non-sufficient funds checks, and other similar items. The servicer will also be entitled to withdraw from the collection account and any escrow account (to the extent permitted by applicable law and the mortgage loan documents) any net interest or other income earned on deposits in those accounts. In addition, the servicer will be entitled to retain any net Prepayment Interest Excesses related to the mortgage loans serviced by it for any distribution date to the extent they are not required to offset prepayment interest shortfalls resulting from principal prepayments that are received during the related Prepayment Period. See "--Prepayment Interest Shortfalls" below. The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses except as specifically provided in the pooling and servicing agreement.

    As compensation for its activities under the pooling and servicing agreement, the securities administrator and the loan performance advisor will be entitled, with respect to each mortgage loan, to a securities administrator fee and loan performance advisor fee, respectively. The fees to the securities administrator and loan performance advisor will be required to be remitted monthly by the servicer to the securities administrator from amounts on deposit in the collection account and the securities administrator will be required to pay the loan performance advisor fee to the loan performance advisor. Each fee will be an amount equal to one-twelfth of the fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan. See "Description of the Certificates--Administration Fees" in this prospectus supplement. In addition to the securities administrator fee, the securities administrator will be entitled to the benefit of the earnings on deposits in the distribution account.

P&I Advances and Servicing Advances

    P&I Advances. The servicer (including the trustee as successor servicer and any other successor servicer, if applicable) is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan, subject to its determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding the servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund. The trustee, acting solely as successor servicer, will advance its own funds to make P&I Advances if the servicer fails to do so, subject to its own recoverability determination and as required under the pooling and servicing agreement. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

    Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans, subject to its determination that such advance would be recoverable, constituting "out-of-pocket" costs and expenses relating to:

    o the preservation, restoration, inspection and protection of the mortgaged property,

    o enforcement or judicial proceedings, including foreclosures and litigation, and

    o certain other customary amounts described in the pooling and servicing agreement.

    These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer's good faith determination at the time the servicing advance was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund.

    Recovery of Advances. The servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement, including from the collection of principal and interest on the mortgage loans that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer may be reimbursed for such advance from the collection account.

    The servicer will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of the servicer (as stated in an officer's certificate of the servicer delivered to the trustee and securities administrator), that P&I Advance or servicing advance would not ultimately be recoverable.

Prepayment Interest Shortfalls

    In the event of any voluntary principal prepayments on any mortgage loans (excluding any payments made upon liquidation of any mortgage loan) during the portion of the applicable Prepayment Period that ends on the last calendar day of the month prior to the related Servicer Remittance Date, the servicer will be obligated to pay, by no later than that Servicer Remittance Date, compensating interest, without any right of reimbursement, for the net amount of those shortfalls in interest collections resulting from those voluntary principal prepayments. The amount of those shortfalls - equal to the difference between the interest paid by the applicable mortgagors for the month in which the prepayments occur (for those mortgage loans that prepay from the 16th day of the month preceding the month in which the applicable distribution date occurs through the end of that preceding month) on the amount of the principal prepayment and thirty days' interest on that amount - will be first netted against the amount of interest received on mortgage loans that prepay from the 1st day of the month in which the distribution date occurs through the 15th day of that month representing interest that accrued on those mortgage loans during that period ("Prepayment Interest Excesses"). If there still remains a net shortfall, then the servicer will be obligated to pay by no later than the Servicer Remittance Date preceding the applicable distribution date, without any right of reimbursement, compensating interest in an amount equal to the lesser of that net shortfall and the servicing fee payable for that distribution date ("Compensating Interest").

Servicer Reports

    As set forth in the pooling and servicing agreement, on a date preceding the applicable distribution date, the servicer is required to deliver to the depositor and the securities administrator, a servicer remittance report setting forth the information necessary for the securities administrator to make the distributions set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and containing the information to be included in the distribution report for that distribution date delivered by the securities administrator.

    The servicer is required to deliver to the depositor, the trustee, the securities administrator and the rating agencies, in March of each year, starting in 2007, an officer's certificate stating that,

    o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision; and

    o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under the pooling and servicing agreement in all material respects, for such year, or, if there has been a failure to fulfill any such obligation, specifying each such failure known to such officer and the nature and status of such failure.

    In addition, in March of each year, commencing in March 2007, the servicer and the securities administrator will be required to deliver to the depositor an assessment of compliance with servicing criteria that contains the following:

    o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

    o a statement that the party used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

    o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

    o a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

    Each party that is required to deliver an assessment of compliance with servicing criteria will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria. You may obtain copies of these statements and reports without charge upon written request to the securities administrator at the address provided in this prospectus supplement.

Collection and Other Servicing Procedures

    The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the provisions of the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the mortgage loans. Consistent with the above, the servicer may
(i) waive any late payment charge or, if applicable, any penalty interest, or (ii) employ loss mitigation strategies including, but not limited to, forbearance plans and repayment options provided they are in accordance with accepted servicing practices as set forth in the pooling and servicing agreement.

    The servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, may result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure,
(iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. In addition, the final maturity date of any mortgage loan may not be extended beyond the final scheduled distribution date for the offered certificates.

    The servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each mortgage loan.

    If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the trust fund, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

    Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce "due-on-sale" clauses, see "Material Legal Aspects of the Loans--Due-on-Sale Clauses" in the accompanying prospectus.

Hazard Insurance

    The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the least of (a) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (c) the maximum insurable value of the improvements which are a part of such mortgaged property. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, will ultimately be deposited in the collection account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The pooling and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer having a general policy rating of A:X or better in Best's (or another comparable rating), insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the collection account the sums which would have been deposited in the collection account but for such clause.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

    The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

    Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

    The servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the pooling and servicing agreement; provided, that in the case of any mortgaged property damaged from an uninsured cause, the servicer will not be required to expend its own funds toward the restoration of that property unless the servicer believes such restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.

Removal and Resignation of the Servicer

    The trustee may, and, at the direction of the majority of voting rights in the certificates, is required to, remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses
(a), (b), (c), (d), (e), (f), (g) and (h) below. Each of the following constitutes a "servicer event of default":

        (a) any failure by the servicer to remit to the securities administrator any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor or by the securities administrator, or to the servicer, the depositor and the securities administrator by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

        (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, which continues unremedied for a period of 45 days (except that such number of days will be 10 in the case of a failure to observe or perform the obligation to deliver the officer's certificate or the accountant's statement described under "--Servicer Reports" in this prospectus supplement) after the earlier of (i) the date on which written notice of such failure requiring the same to be remedied is given to the servicer by the depositor or by the trustee, or to the servicer, the depositor and the trustee by any holders of certificates entitled to at least 25% of the voting rights in the certificates and (ii) actual knowledge of such failure by a servicing officer of the servicer; or

        (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of 60 consecutive days; or

        (d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

        (e) the servicer admits in writing its inability generally to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

        (f) the failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

        (g) any breach of a representation and warranty of the servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of 30 days after the date upon which written notice of such breach is given to the servicer by the trustee or by the depositor, or to the servicer, the trustee or the depositor by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

        (h) any withdrawal or downgrade of two or more levels of Wells Fargo's servicer rating by any rating agency that results in a downgrade, qualification or withdrawal of the rating assigned to any class of the certificates by any rating agency.

    Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, the servicer may not assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the servicer, the depositor, the securities administrator and the trustee or upon the determination that the servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

    Upon removal or resignation of the servicer, in accordance with the pooling and servicing agreement, the trustee will be the successor servicer. The trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor servicer, or if the holders of certificates entitled to at least a majority of the voting rights in the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

    Any successor to the servicer as servicer will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required, during the term of its service as servicer, to maintain in force the insurance policy or policies that the servicer is required to maintain.

    The servicer and any successor servicer will at all times be required to be a Fannie Mae-approved and Freddie Mac-approved seller/servicer in good standing, maintain a net worth of at least $30,000,000 (as determined in accordance with generally accepted accounting principles), and maintain its license to do business or service residential mortgage loans in any jurisdictions in which the mortgaged properties are located.

    The trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the LIBOR Certificates and a majority of the certificateholders. See "--Servicing and Securities Administration Fees and Other Compensation and Payment of Expenses" above.

Eligibility Requirements for Trustee; Resignation and Removal of Trustee

    The trustee must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the trustee ceases to be eligible, the trustee will resign in the manner and with the effect as specified below.

    The trustee may at any time resign as trustee by giving written notice of resignation to the depositor, the servicer and each rating agency not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the trustee eligibility requirements. If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

    If at any time the trustee ceases to meet the eligibility requirements and fails to resign after written request by the depositor, or if at any time the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the trust by any state in which the trustee or the trust is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the depositor or the servicer may remove the trustee and appoint a successor trustee.

    The holders of certificates entitled to a majority of the voting rights may at any time remove the trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

    Any resignation or removal of the trustee and appointment of a successor trustee will become effective upon acceptance of appointment by the successor trustee.

Termination; Optional Clean-up Call

    If the Class X certificates are not 100% owned, either directly or indirectly, by Barclays or any of its affiliates, then the majority Class X certificateholders in the aggregate may, at their option, purchase all of the mortgage loans and REO properties and terminate the trust on any distribution date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. If the depositor or one of its affiliates is a Class X certificateholder exercising this option, it may only do so with at least one other unaffiliated person that holds at least a 10% percentage interest in the Class X certificates. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the holders of the Class X certificates at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, (iii) all unreimbursed P&I Advances, servicing advances and indemnification payments payable to the servicer, (iv) any unreimbursed indemnification payments payable to the trustee under the pooling and servicing agreement, and (v) any Swap Termination Payment other than a Defaulted Swap Termination Payment owed to the swap provider. That purchase of the mortgage loans and REO properties would result in the final distribution on the LIBOR Certificates on that distribution date.

    Notwithstanding the foregoing, if any rating agency has rated a class of debt securities ("Net Interest Margin Securities") then outstanding that is backed by the Class X and Class P certificates, pursuant to the pooling and servicing agreement, the majority Class X certificateholders will be permitted to exercise their option to purchase the mortgage loans only if one of the following conditions is met: (i) after distribution of the proceeds of that purchase to the certificateholders (other than the holders of the Class X, Class P and Class R certificates), the distribution of the remaining proceeds to the Class X and Class P certificates will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the Net Interest Margin Securities, or (ii) (A) prior to that purchase, the majority Class X certificateholders remit to the securities administrator an amount that, together with the purchase price, will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the Net Interest Margin Securities, and (B) the securities administrator remits that amount directly to the indenture trustee under the indenture creating the Net Interest Margin Securities.

    The trust also is required to terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

    The pooling and servicing agreement requires the servicer to direct the securities administrator to send a notice of final distribution to each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the trust fund other than the funds in the collection account. The securities administrator will be required to promptly send the notice of final distribution by letter to certificateholders mailed as early as practicable within the month of such final distribution. Any such notice of final distribution will be required to specify (a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such distribution date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

    In the event a notice of final distribution is given, the servicer will be required to remit all funds in the collection account to the securities administrator for deposit in the distribution account on the business day prior to the applicable distribution date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the trust fund and the receipt by the securities administrator of a request for release of the mortgage loan files, the securities administrator will be required to promptly release to the servicer or its designee the mortgage loan files.

    Upon presentation and surrender of the certificates, the securities administrator will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to the servicer, the depositor and the trustee pursuant to the pooling and servicing agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Class R certificateholders, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

    In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the securities administrator will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the securities administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the trust fund. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class R certificateholders will be entitled to all unclaimed funds and other assets of the trust fund.

Certain Matters Regarding the Depositor, the Servicer, the Securities Administrator and the Trustee

    The pooling and servicing agreement provides that none of the depositor, the servicer, the securities administrator, the trustee or any of their respective directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the depositor, the servicer, the securities administrator or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, the servicer's, securities administrator's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the pooling and servicing agreement.

    The depositor, the servicer, the securities administrator, the trustee and their respective directors, officers, employees or agents will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or (ii) the performance of their respective duties pursuant to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by reason of the depositor's, the servicer's, the securities administrator's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the pooling and servicing agreement.

    None of the depositor, the servicer, the securities administrator or the trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, the servicer, the securities administrator and the trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the servicer, the securities administrator or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor, the servicer, the securities administrator and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

Amendment

    The pooling and servicing agreement may be amended from time to time by the depositor, the responsible party, the servicer, the securities administrator and the trustee by written agreement, without notice to, or consent of, the holders of the LIBOR Certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, to add to the duties of the depositor or the servicer, or to comply with any requirements in the Code. The pooling and servicing agreement may also be amended to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any holder of the LIBOR Certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the LIBOR certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates.

    The pooling and servicing agreement may be amended from time to time by the depositor, the responsible party, the servicer, the securities administrator and the trustee and holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

    In addition, any amendment to the pooling and servicing agreement will require the prior written consent of the swap provider if the amendment would materially and adversely affect the rights or interests of the swap provider.

                       PREPAYMENT AND YIELD CONSIDERATIONS


Structuring Assumptions

    The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed-rate mortgage loans, the prepayment assumption assumes rates of approximately 1.5333% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the related mortgage loans and an additional 1.5333% per annum (precisely 23%/15 expressed as a percentage) in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the related mortgage loans, the prepayment assumption assumes a constant prepayment rate of 23% per annum each month. The prepayment assumption with respect to the adjustable-rate mortgage loans assumes a constant prepayment rate of 25% per annum each month.

    Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

    Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

    o   the closing date for the certificates occurs on February 28, 2006;

    o distributions on the certificates are made on the 25th day of each month, commencing in March 2006, in accordance with the priorities described in this prospectus supplement;

    o the mortgage loan prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under the heading "Prepayment Scenarios" under "--Decrement Tables" below;

    o   prepayments include 30 days' interest on the related mortgage loan;

    o the optional clean-up call is not exercised (except with respect to the weighted average life to call);

    o the Specified Subordinated Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

    o with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Loan Index (subject to the applicable periodic rate cap and minimum and maximum interest rate), (b) the Six-Month LIBOR Loan Index remains constant at 4.930%, and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment (except with respect to mortgage loans that are interest-only for a period of time);

    o   One-Month LIBOR remains constant at 4.640%;

    o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

    o scheduled payments of interest and/or principal on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

    o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

    o the initial Class Certificate Balance of each class of certificates is as set forth on the cover page of this prospectus supplement;

    o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement;

    o the servicing fee rate with respect to each mortgage loan is 0.50% per annum;

    o the aggregate fee rate for the securities administrator fee and loan performance advisor fee is a rate per annum of 0.02% or less;

    o   no Swap Termination Payments are paid or received by the trust; and

    o the assumed mortgage loans have the approximate initial characteristics described below:

                                                  Cut-off
                                                   Date                                              Remaining
                                                   Gross    Remaining   Remaining Original  Initial  Interest-
                                  Cut-off Date    Interest Amortization Term to   Term to  Interest-   Only     Gross
                      Index         Principal     Rate        Term      Maturity  Maturity  Period    Period    Margin
 Group     Type       Name         Balance ($)      (%)     (Months)    (Months)  (Months)  (Months) (Months)    (%)
--------- ------- -------------- ---------------- -------- ------------ --------- --------- -------- ---------- -------
   I       ARM      LIBOR_6MO      38,337,748.97    7.148      355        355       359       N/A       N/A       6.063
   I       ARM      LIBOR_6MO         573,936.18    7.377      356        356       360       N/A       N/A       7.146
   I       ARM      LIBOR_6MO         976,506.15    6.790      355        355       360       N/A       N/A       6.373
   I       ARM      LIBOR_6MO         917,454.06    7.495      355        355       360       N/A       N/A       6.726
   I       ARM      LIBOR_6MO         920,862.04    6.862      355        355       360       N/A       N/A       5.726
   I       ARM      LIBOR_6MO       1,894,881.03    7.619      355        355       360       N/A       N/A       6.667
   I       ARM      LIBOR_6MO          39,881.93    7.575      356        356       360       N/A       N/A       7.875
   I       ARM      LIBOR_6MO         214,997.31    6.436      355        355       360       N/A       N/A       5.997
   I       ARM      LIBOR_6MO       1,433,455.29    7.569      355        355       359       N/A       N/A       6.716
   I       ARM      LIBOR_6MO      37,750,408.81    7.282      355        355       359       N/A       N/A       6.530
   I       ARM      LIBOR_6MO         385,432.18    7.317      354        354       360       N/A       N/A       6.834
   I       ARM      LIBOR_6MO      17,183,376.59    7.175      475        356       360       N/A       N/A       6.039
   I       ARM      LIBOR_6MO         231,655.62    7.125      476        356       360       N/A       N/A       7.125
   I       ARM      LIBOR_6MO       1,390,803.15    7.567      476        356       360       N/A       N/A       7.180
   I       ARM      LIBOR_6MO         116,874.06    8.250      476        356       360       N/A       N/A       6.375
   I       ARM      LIBOR_6MO         259,635.17    7.325      476        356       360       N/A       N/A       6.625
   I       ARM      LIBOR_6MO       2,817,978.06    7.316      476        356       360       N/A       N/A       6.055
   I       ARM      LIBOR_6MO         396,897.61    7.024      475        355       360       N/A       N/A       6.024
   I       ARM      LIBOR_6MO      43,809,295.88    6.865      476        356       360       N/A       N/A       6.433
   I       ARM      LIBOR_6MO         314,396.19    6.200      476        356       360       N/A       N/A       6.075
   I       ARM      LIBOR_6MO         211,200.00    5.900      336        355       360       24        19        5.625
   I       ARM      LIBOR_6MO         179,600.00    6.650      240        356       360       120       116       3.692
   I       ARM      LIBOR_6MO       5,072,279.23    6.824      300        356       360       60        56        6.226
   I       ARM      LIBOR_6MO          75,000.00    5.975      300        355       360       60        55        5.500
   I       ARM      LIBOR_6MO       7,629,500.51    6.285      300        356       360       60        56        6.054
   I       ARM      LIBOR_6MO       2,851,310.57    7.091      355        355       359       N/A       N/A       6.011
   I       ARM      LIBOR_6MO         730,107.20    7.291      355        355       360       N/A       N/A       6.499
   I       ARM      LIBOR_6MO       1,654,195.04    7.095      355        355       360       N/A       N/A       6.374
   I       ARM      LIBOR_6MO       1,176,245.60    6.568      476        356       360       N/A       N/A       5.351
   I       ARM      LIBOR_6MO         424,363.11    6.332      476        356       360       N/A       N/A       6.499
   I       ARM      LIBOR_6MO       1,116,856.30    6.066      475        355       360       N/A       N/A       5.633
   I       ARM      LIBOR_6MO         236,400.00    7.875      240        356       360       120       116       5.750
   I       ARM      LIBOR_6MO         592,554.40    6.326      300        356       360       60        56        6.845
   I       ARM      LIBOR_6MO         216,000.00    5.400      300        355       360       60        55        6.500
   I       ARM      LIBOR_6MO          76,400.00    7.990      300        356       360       60        56        7.375
   I       ARM      LIBOR_6MO       1,262,357.16    6.605      300        356       360       60        56        6.332
   I       ARM      LIBOR_6MO         135,287.50    6.750      354        354       360       N/A       N/A       6.500
   II      ARM      LIBOR_6MO         905,844.10    6.442      356        356       360       N/A       N/A       6.229
   II      ARM      LIBOR_6MO         422,648.73    6.100      240        357       360       120       117       6.250
   II      ARM      LIBOR_6MO         544,000.00    5.875      240        356       360       120       116       5.875
   II      ARM      LIBOR_6MO          85,520.00    7.676      300        356       360       60        56        7.250



           Next      Rate
           Rate     Reset                        Initial Periodic
           Reset   Frequency Minimum   Maximum     Cap     Cap
 Group    (Months) (Months)  Rate (%)  Rate (%)   (%)     (%)
--------- -------- --------- --------- --------- ------- --------
   I        20        6        7.120    13.651     2.892  1.010
   I        20        6        7.377    13.877     3.000  1.000
   I        19        6        6.528    13.290     2.608  1.000
   I        19        6        7.495    13.995     2.629  1.000
   I        19        6        6.862    13.362     1.544  1.000
   I        19        6        7.619    14.119     2.844  1.000
   I        20        6        7.575    14.075     3.000  1.000
   I        19        6        6.436    13.085     1.593  1.000
   I        20        6        7.569    14.069     3.000  1.000
   I        20        6        7.268    13.785     2.944  1.023
   I        18        6        7.317    13.817     2.497  1.000
   I        20        6        7.188    13.675     2.928  1.000
   I        20        6        7.125    13.625     3.000  1.000
   I        20        6        7.567    14.067     3.000  1.000
   I        20        6        8.250    14.750     3.000  1.000
   I        20        6        7.325    13.825     3.000  1.000
   I        20        6        7.316    13.816     3.000  1.000
   I        19        6        7.024    13.524     3.000  1.000
   I        20        6        6.865    13.365     2.982  1.000
   I        20        6        6.200    12.700     3.000  1.000
   I        19        6        5.625    12.400     3.000  1.500
   I        20        6        6.650    13.150     3.000  1.000
   I        20        6        6.824    13.324     2.921  1.000
   I        19        6        5.975    12.475     3.000  1.000
   I        20        6        6.285    12.785     2.885  1.000
   I        32        6        7.091    13.591     3.000  1.000
   I        31        6        7.291    13.791     3.000  1.000
   I        31        6        7.095    13.662     3.000  1.136
   I        32        6        6.726    13.068     2.842  1.000
   I        32        6        6.332    12.832     3.000  1.000
   I        31        6        5.856    12.566     3.000  1.000
   I        32        6        7.875    14.375     3.000  1.000
   I        32        6        6.326    12.826     3.000  1.000
   I        31        6        5.400    11.900     3.000  1.000
   I        32        6        7.990    14.490     3.000  1.000
   I        32        6        6.605    13.105     3.000  1.000
   I         6        6        6.750    13.250     1.000  1.000
   II       116       6        6.442    12.942     5.000  1.000
   II       117       6        6.100    12.600     5.000  1.000
   II       116       6        5.875    12.375     5.000  1.000
   II       116       6        7.676    14.176     5.000  1.000

                                                  Cut-off
                                                   Date                                              Remaining
                                                   Gross    Remaining   Remaining Original  Initial  Interest-
                                  Cut-off Date    Interest Amortization Term to   Term to  Interest-   Only     Gross
                      Index         Principal     Rate        Term      Maturity  Maturity  Period    Period    Margin
 Group     Type       Name         Balance ($)      (%)     (Months)    (Months)  (Months)  (Months) (Months)    (%)
--------- ------- -------------- ---------------- -------- ------------ --------- --------- -------- ---------- -------
   II      ARM      LIBOR_6MO      46,680,008.80    7.268      356        356       360       N/A       N/A       6.364
   II      ARM      LIBOR_6MO         336,172.99    8.200      354        354       360       N/A       N/A       8.000
   II      ARM      LIBOR_6MO         452,202.04    6.853      356        356       360       N/A       N/A       7.089
   II      ARM      LIBOR_6MO         800,624.70    6.976      356        356       360       N/A       N/A       6.914
   II      ARM      LIBOR_6MO       1,143,355.33    7.851      356        356       360       N/A       N/A       5.959
   II      ARM      LIBOR_6MO       2,721,792.21    6.981      356        356       360       N/A       N/A       6.162
   II      ARM      LIBOR_6MO         606,348.46    7.990      356        356       360       N/A       N/A       8.000
   II      ARM      LIBOR_6MO         359,300.19    7.250      353        353       357       N/A       N/A       6.900
   II      ARM      LIBOR_6MO      43,418,157.60    7.061      356        356       360       N/A       N/A       6.624
   II      ARM      LIBOR_6MO         365,679.69    7.040      355        355       360       N/A       N/A       6.763
   II      ARM      LIBOR_6MO      48,267,283.03    7.264      476        356       360       N/A       N/A       6.456
   II      ARM      LIBOR_6MO       1,031,509.20    7.769      476        356       360       N/A       N/A       7.203
   II      ARM      LIBOR_6MO      10,875,058.29    7.344      475        356       360       N/A       N/A       6.783
   II      ARM      LIBOR_6MO         561,191.71    7.266      475        355       360       N/A       N/A       6.853
   II      ARM      LIBOR_6MO       2,326,930.87    6.756      475        355       360       N/A       N/A       6.384
   II      ARM      LIBOR_6MO       7,646,879.89    7.376      475        356       360       N/A       N/A       6.154
   II      ARM      LIBOR_6MO         193,562.50    7.801      476        356       360       N/A       N/A       6.750
   II      ARM      LIBOR_6MO     124,823,995.95    6.798      475        356       360       N/A       N/A       6.552
   II      ARM      LIBOR_6MO         273,262.21    7.775      476        356       360       N/A       N/A       7.000
   II      ARM      LIBOR_6MO         267,388.52    7.000      475        356       360       N/A       N/A       6.375
   II      ARM      LIBOR_6MO       1,906,316.54    6.444      240        356       360       120       116       6.044
   II      ARM      LIBOR_6MO      16,100,208.40    6.664      300        356       360       60        56        6.084
   II      ARM      LIBOR_6MO         380,000.00    6.745      300        356       360       60        56        7.750
   II      ARM      LIBOR_6MO       4,165,116.55    6.544      300        356       360       60        56        6.354
   II      ARM      LIBOR_6MO         315,997.31    6.400      300        356       360       60        56        5.875
   II      ARM      LIBOR_6MO      59,301,784.28    6.385      300        356       360       60        56        6.173
   II      ARM      LIBOR_6MO       3,798,460.85    6.878      355        355       360       N/A       N/A       6.483
   II      ARM      LIBOR_6MO         227,264.16    7.125      356        356       360       N/A       N/A       6.750
   II      ARM      LIBOR_6MO       2,389,636.86    7.039      355        355       359       N/A       N/A       7.060
   II      ARM      LIBOR_6MO       2,888,069.59    6.641      476        356       360       N/A       N/A       6.115
   II      ARM      LIBOR_6MO       1,037,742.00    7.478      476        356       360       N/A       N/A       5.375
   II      ARM      LIBOR_6MO       1,423,800.00    6.087      475        355       360       N/A       N/A       5.595
   II      ARM      LIBOR_6MO         743,564.21    7.000      475        355       360       N/A       N/A       6.625
   II      ARM      LIBOR_6MO       1,124,103.69    6.835      476        356       360       N/A       N/A       7.012
   II      ARM      LIBOR_6MO         388,406.73    6.550      240        356       360       120       116       6.300
   II      ARM      LIBOR_6MO         400,000.00    6.475      240        355       360       120       115       6.250
   II      ARM      LIBOR_6MO       3,210,965.12    6.625      300        356       360       60        56        5.883
   II      ARM      LIBOR_6MO       1,099,109.91    6.278      300        355       360       60        55        6.412
   II      ARM      LIBOR_6MO       1,947,599.49    6.620      300        356       360       60        56        6.444
   II      ARM      LIBOR_6MO       3,259,805.37    6.949      356        356       360       N/A       N/A       6.804
   II      ARM      LIBOR_6MO         175,774.25    7.990      356        356       360       N/A       N/A       8.750



           Next      Rate
           Rate     Reset                        Initial Periodic
           Reset   Frequency Minimum   Maximum     Cap     Cap
 Group    (Months) (Months)  Rate (%)  Rate (%)   (%)     (%)
--------- -------- --------- --------- --------- ------- --------
   II       20        6        7.268    13.773     2.948  1.009
   II       18        6        8.200    14.700     3.000  1.000
   II       20        6        6.853    13.353     3.000  1.000
   II       20        6        6.976    13.476     3.000  1.000
   II       20        6        7.851    14.351     3.000  1.000
   II       20        6        6.981    13.481     3.000  1.000
   II       20        6        7.990    14.490     3.000  1.000
   II       20        6        7.250    13.750     3.000  1.000
   II       20        6        7.061    13.568     2.987  1.009
   II       19        6        7.040    13.540     3.000  1.000
   II       20        6        7.258    13.764     3.000  1.000
   II       20        6        7.769    14.269     3.000  1.000
   II       20        6        7.344    13.844     3.000  1.000
   II       19        6        7.266    13.766     3.000  1.000
   II       19        6        6.756    13.256     3.000  1.000
   II       20        6        7.376    13.876     3.000  1.000
   II       20        6        7.801    14.301     3.000  1.000
   II       20        6        6.803    13.299     2.987  1.000
   II       20        6        7.775    14.275     3.000  1.000
   II       20        6        7.000    13.500     3.000  1.000
   II       20        6        6.444    12.944     3.000  1.000
   II       20        6        6.664    13.164     2.968  1.000
   II       20        6        6.745    13.245     3.000  1.000
   II       20        6        6.544    13.044     3.000  1.000
   II       20        6        6.400    12.900     3.000  1.000
   II       20        6        6.380    12.880     2.965  1.000
   II       31        6        6.917    13.378     3.000  1.000
   II       32        6        7.125    13.625     3.000  1.000
   II       32        6        7.039    13.539     3.000  1.000
   II       32        6        6.641    13.141     3.000  1.000
   II       32        6        7.478    13.978     3.000  1.000
   II       31        6        6.087    12.587     3.000  1.000
   II       31        6        7.000    13.500     3.000  1.000
   II       32        6        6.835    13.335     3.000  1.000
   II       32        6        6.550    13.050     3.000  1.000
   II       31        6        6.475    12.975     3.000  1.000
   II       32        6        6.625    13.125     3.000  1.000
   II       31        6        6.278    12.778     3.000  1.000
   II       32        6        6.620    13.120     2.875  1.000
   II       56        6        6.949    13.449     3.000  1.000
   II       56        6        7.990    14.490     3.000  1.000

                                                  Cut-off
                                                   Date                                              Remaining
                                                   Gross    Remaining   Remaining Original  Initial  Interest-
                                  Cut-off Date    Interest Amortization Term to   Term to  Interest-   Only     Gross
                      Index         Principal     Rate        Term      Maturity  Maturity  Period    Period    Margin
 Group     Type       Name         Balance ($)      (%)     (Months)    (Months)  (Months)  (Months) (Months)    (%)
--------- ------- -------------- ---------------- -------- ------------ --------- --------- -------- ---------- -------
   II      ARM      LIBOR_6MO         224,010.86    6.700      355        355       360       N/A       N/A       5.700
   II      ARM      LIBOR_6MO       1,767,171.33    6.533      355        355       360       N/A       N/A       6.300
   II      ARM      LIBOR_6MO       1,562,061.81    6.350      475        355       360       N/A       N/A       6.051
   II      ARM      LIBOR_6MO         358,241.17    6.675      476        356       360       N/A       N/A       6.875
   II      ARM      LIBOR_6MO       1,631,370.96    6.088      476        356       360       N/A       N/A       5.843
   II      ARM      LIBOR_6MO         694,812.53    6.625      476        356       360       N/A       N/A       7.500
   II      ARM      LIBOR_6MO       4,421,792.10    6.804      476        356       360       N/A       N/A       6.675
   II      ARM      LIBOR_6MO       2,723,844.80    6.844      300        356       360       60        56        6.260
   II      ARM      LIBOR_6MO         420,000.00    7.250      300        355       360       60        55        6.500
   II      ARM      LIBOR_6MO         849,150.00    5.968      300        355       360       60        55        5.765
   II      ARM      LIBOR_6MO       3,223,738.35    6.085      300        355       360       60        55        6.354
   II      ARM      LIBOR_6MO       1,001,310.00    6.223      240        355       360       120       115       5.770
   II      ARM      LIBOR_6MO       1,365,950.95    8.022      356        356       360       N/A       N/A       6.898
   II      ARM      LIBOR_6MO         357,590.10    6.600      355        355       360       N/A       N/A       5.375
   I       FRM         N/A          1,270,279.68    7.010      476        356       360       N/A       N/A      N/A
   I       FRM         N/A            102,271.40    8.500      475        355       360       N/A       N/A      N/A
   I       FRM         N/A            795,890.36    7.486      476        356       360       N/A       N/A      N/A
   I       FRM         N/A            254,591.24    6.850      476        356       360       N/A       N/A      N/A
   I       FRM         N/A            756,937.50    7.014      476        356       360       N/A       N/A      N/A
   I       FRM         N/A            524,343.01    6.364      171        171       176       N/A       N/A      N/A
   I       FRM         N/A            154,819.45    7.990      176        176       180       N/A       N/A      N/A
   I       FRM         N/A            158,024.66    7.357      176        176       180       N/A       N/A      N/A
   I       FRM         N/A             43,507.89    8.490      176        176       180       N/A       N/A      N/A
   I       FRM         N/A          1,121,900.50    6.562      175        175       179       N/A       N/A      N/A
   I       FRM         N/A          2,224,135.68    6.229      340        340       345       N/A       N/A      N/A
   I       FRM         N/A            236,076.44    6.645      236        236       240       N/A       N/A      N/A
   I       FRM         N/A            234,621.94    5.200      355        355       360       N/A       N/A      N/A
   I       FRM         N/A            425,976.57    6.312      251        251       256       N/A       N/A      N/A
   I       FRM         N/A          9,383,225.44   10.440      354        176       180       N/A       N/A      N/A
   I       FRM         N/A            144,195.30   11.111      356        176       180       N/A       N/A      N/A
   I       FRM         N/A             76,024.92    9.585      355        176       180       N/A       N/A      N/A
   I       FRM         N/A             29,926.89   10.500      354        174       180       N/A       N/A      N/A
   I       FRM         N/A            789,673.58   10.489      355        176       180       N/A       N/A      N/A
   I       FRM         N/A            158,684.73   10.153      355        175       180       N/A       N/A      N/A
   I       FRM         N/A             43,748.99   11.990      356        176       180       N/A       N/A      N/A
   I       FRM         N/A            537,105.50   10.769      356        176       180       N/A       N/A      N/A
   I       FRM         N/A            177,389.02    9.902      355        176       180       N/A       N/A      N/A
   I       FRM         N/A            127,707.65    9.560      356        176       180       N/A       N/A      N/A
   I       FRM         N/A          8,149,956.03   10.413      355        176       180       N/A       N/A      N/A
   I       FRM         N/A             62,903.85   10.750      356        176       180       N/A       N/A      N/A
   I       FRM         N/A            284,485.79   10.295      354        176       180       N/A       N/A      N/A



           Next      Rate
           Rate     Reset                        Initial Periodic
           Reset   Frequency Minimum   Maximum     Cap     Cap
 Group    (Months) (Months)  Rate (%)  Rate (%)   (%)     (%)
--------- -------- --------- --------- --------- ------- --------
   II       55        6        5.700    13.200     3.000  1.000
   II       55        6        6.494    13.033     3.000  1.000
   II       55        6        6.350    12.850     3.000  1.000
   II       56        6        6.675    13.175     3.000  1.000
   II       56        6        6.088    12.588     3.000  1.000
   II       56        6        6.625    13.125     3.000  1.000
   II       56        6        6.804    13.304     3.000  1.000
   II       56        6        6.673    13.344     4.656  1.000
   II       55        6        7.250    13.750     5.000  1.000
   II       55        6        6.011    12.468     5.000  1.000
   II       55        6        6.085    12.585     5.000  1.000
   II       55        6        6.223    12.611     5.223  1.223
   II        2        6        8.022    14.522     1.000  1.000
   II        1        6        6.600    13.100     1.000  1.000
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A
   I        N/A      N/A       N/A       N/A      N/A     N/A

                                                  Cut-off
                                                   Date                                              Remaining
                                                   Gross    Remaining   Remaining Original  Initial  Interest-
                                  Cut-off Date    Interest Amortization Term to   Term to  Interest-   Only     Gross
                      Index         Principal     Rate        Term      Maturity  Maturity  Period    Period    Margin
 Group     Type       Name         Balance ($)      (%)     (Months)    (Months)  (Months)  (Months) (Months)    (%)
--------- ------- -------------- ---------------- -------- ------------ --------- --------- -------- ---------- -------
   II      FRM         N/A          2,989,211.27    6.661      474        355       360       N/A       N/A      N/A
   II      FRM         N/A            220,409.56    6.000      474        354       360       N/A       N/A      N/A
   II      FRM         N/A          1,199,742.17    6.554      474        355       360       N/A       N/A      N/A
   II      FRM         N/A            419,056.71    7.631      476        356       360       N/A       N/A      N/A
   II      FRM         N/A          2,489,841.47    6.803      471        356       360       N/A       N/A      N/A
   II      FRM         N/A             93,156.75    6.775      115        115       120       N/A       N/A      N/A
   II      FRM         N/A             45,065.32    7.350      169        169       174       N/A       N/A      N/A
   II      FRM         N/A         10,022,107.50    6.904      355        355       359       N/A       N/A      N/A
   II      FRM         N/A          2,757,697.43    6.887      356        356       360       N/A       N/A      N/A
   II      FRM         N/A             42,624.88    8.900      355        355       360       N/A       N/A      N/A
   II      FRM         N/A             42,419.87    9.875      356        356       360       N/A       N/A      N/A
   II      FRM         N/A          2,270,156.66    7.230      356        356       360       N/A       N/A      N/A
   II      FRM         N/A            482,310.91    8.236      355        355       360       N/A       N/A      N/A
   II      FRM         N/A            232,938.64    6.430      350        350       355       N/A       N/A      N/A
   II      FRM         N/A            158,887.22    7.166      353        353       358       N/A       N/A      N/A
   II      FRM         N/A            428,970.49    7.362      356        356       360       N/A       N/A      N/A
   II      FRM         N/A            344,614.29    7.959      356        356       360       N/A       N/A      N/A
   II      FRM         N/A         15,534,322.26    6.988      355        355       359       N/A       N/A      N/A
   II      FRM         N/A         24,987,930.81   10.298      354        176       180       N/A       N/A      N/A
   II      FRM         N/A            311,894.25   11.553      356        176       180       N/A       N/A      N/A
   II      FRM         N/A          1,594,027.19   10.281      356        176       180       N/A       N/A      N/A
   II      FRM         N/A            116,789.94    9.990      356        176       180       N/A       N/A      N/A
   II      FRM         N/A            185,380.19    9.990      355        175       180       N/A       N/A      N/A
   II      FRM         N/A          1,949,653.06   11.250      355        176       180       N/A       N/A      N/A
   II      FRM         N/A            213,187.62   10.410      356        176       180       N/A       N/A      N/A
   II      FRM         N/A             92,523.07   10.802      355        176       180       N/A       N/A      N/A
   II      FRM         N/A            125,032.32    9.930      355        175       180       N/A       N/A      N/A
   II      FRM         N/A         26,790,332.38    9.979      355        176       180       N/A       N/A      N/A
   II      FRM         N/A             21,870.81   11.375      356        176       180       N/A       N/A      N/A
   II      FRM         N/A            876,270.85    9.884      355        176       180       N/A       N/A      N/A
   II      FRM         N/A            232,539.45    9.146      169        169       174       N/A       N/A      N/A
   II      FRM         N/A             14,795.69    9.750      175        175       180       N/A       N/A      N/A
   II      FRM         N/A            283,102.99   10.658      175        175       180       N/A       N/A      N/A
   II      FRM         N/A            171,899.72   11.306      233        233       237       N/A       N/A      N/A
   II      FRM         N/A             41,958.33    9.990      234        234       240       N/A       N/A      N/A
   II      FRM         N/A             85,338.77    8.412      234        234       240       N/A       N/A      N/A



           Next      Rate
           Rate     Reset                        Initial Periodic
           Reset   Frequency Minimum   Maximum     Cap     Cap
 Group    (Months) (Months)  Rate (%)  Rate (%)   (%)     (%)
--------- -------- --------- --------- --------- ------- --------
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A
   II       N/A      N/A       N/A       N/A      N/A     N/A

While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans that will be delivered to the custodian and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

General

    Each Interest Accrual Period for the LIBOR Certificates will consist of the actual number of days elapsed from the distribution date preceding the month of the applicable distribution date (or, in the case of the first Interest Accrual Period, from the closing date) through the day before the applicable distribution date.

Defaults

    The yield to maturity of the LIBOR Certificates, and particularly the Class B and Class M certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of a LIBOR Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the LIBOR Certificates may not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

    The rate of principal payments on the LIBOR Certificates, the aggregate amount of distributions on the LIBOR Certificates and the yields to maturity of the LIBOR Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, as described in this prospectus supplement. Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this prospectus supplement.

    Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the LIBOR Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of LIBOR Certificates may vary from the anticipated yield will depend upon the degree to which that LIBOR Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that LIBOR Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any LIBOR Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any LIBOR Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

    The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the interest rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

    As is the case with fixed-rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the 2/28 Adjustable Rate Mortgage Loans, the 2/13 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans, the 5/25 Adjustable Rate Mortgage Loans and the 15/15 Adjustable Rate Mortgage Loans) will not have their initial Adjustment Date until two, three, five or fifteen years after their origination. The prepayment experience of the 2/28 Adjustable Rate Mortgage Loans, the 2/13 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans, the 5/25 Adjustable Rate Mortgage Loans and the 15/15 Adjustable Rate Mortgage Loans may differ from that of the other ARMs. The 2/28 Adjustable Rate Mortgage Loans, the 2/13 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans, the 5/25 Adjustable Rate Mortgage Loans and the 15/15 Adjustable Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the interest rates on the 2/28 Adjustable Rate Mortgage Loans, the 2/13 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans, the 5/25 Adjustable Rate Mortgage Loans or the 15/15 Adjustable Rate Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

    The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the LIBOR Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

    When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent sufficient Compensating Interest (to the extent available as described in this prospectus supplement to cover prepayment interest shortfalls resulting from voluntary principal prepayments), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related Due Date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.

    To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a voluntary prepayment, the remaining deficiency will be allocated to the Offered Certificates, pro rata, according to the amount of interest to which each class of Offered Certificates would otherwise be entitled in reduction of that amount.

    The Pass-Through Rate for each class of LIBOR Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this prospectus supplement.

    The Pass-Through Rate for each class of LIBOR Certificates may be calculated by reference to the net interest rates of the mortgage loans, which are based on the Loan Index. If the mortgage loans bearing higher interest rates, either through higher margins or an increase in the Loan Index (and consequently, higher net interest rates), were to prepay, the weighted average net interest rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the Loan Index. It is possible that a decrease in the Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of LIBOR Certificates were to be higher than the Group I Loan Cap, the Group II Loan Cap or the Pool Cap, as applicable, the Pass-Through Rate on the related LIBOR Certificates would be lower than otherwise would be the case. Although holders of the LIBOR Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, including Interest Rate Cap Payments (in the case of the Class M and Class B Certificates), there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Overcollateralization Provisions

    The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the LIBOR Certificates and consequently the yields to maturity of those certificates. If at any time the Subordinated Amount is less than the Specified Subordinated Amount, Total Monthly Excess Spread and certain amounts available in the Swap Account, if any, will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, thus reducing the weighted average lives of those certificates. The actual Subordinated Amount may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Subordinated Amount will never be less than the Specified Subordinated Amount.

    Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the LIBOR Certificates and expenses at the Expense Fee Rate, as well as Net Swap Payments. Mortgage loans with higher net interest rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net interest rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net interest rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the LIBOR Certificates.

    As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the LIBOR Certificates may vary significantly over time and from class to class.

Subordinated Certificates and Class A-1B Certificates

    Each class of Class M and Class B certificates provides credit enhancement for certain other classes of LIBOR Certificates that have a higher payment priority, and each class of Class M and Class B certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates will be progressively more sensitive , in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Class M or Class B certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized Losses on the mortgage loans will reduce the Class Certificate Balance of the class of the related Class M and Class B certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a distribution date exceeds the aggregate Stated Principal Balances of the mortgage loans. As a result of such a reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes than would otherwise be the case.

    The Principal Distribution Amount to be made to the holders of the LIBOR Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the total aggregate Stated Principal Balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the LIBOR Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, the class of Class M and Class B certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Class M and Class B certificates will generally not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Class M or Class B certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal of the Class A certificates, depending on the timing of Realized Losses, the Class M and Class B certificates may bear a disproportionate percentage of the Realized Losses on the mortgage loans.

    For all purposes, the Class B-4 certificates will have the lowest payment priority of any class of Subordinated Certificates.

    Since the Class A-1B certificates will not receive any principal distributions until the Class Certificate Balance of the Class A-1A certificates has been reduced to zero if a Sequential Trigger Event is in effect (until the aggregate class certificate balances of the Class M and Class B certificates and the principal balance of the Class X certificates have been reduced to zero, at which point the allocation of principal distributions between the Class A-1A and Class A-1B certificates will be pro rata), the Class A-1B certificates may bear a disproportionate percentage of the shortfalls in principal on the mortgage loans.

Effect on Yields Due to Rapid Prepayments

    Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the Pass-Through Rates on the LIBOR Certificates.

Weighted Average Lives of the LIBOR Certificates

    The weighted average life of a LIBOR Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

    For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" above and "Yield and Prepayment Considerations" in the prospectus.

    In general, the weighted average lives of the LIBOR Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the LIBOR Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    The interaction of the foregoing factors may have different effects on various classes of LIBOR Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of LIBOR Certificates. Further, to the extent the prices of the LIBOR Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of LIBOR Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see "--Decrement Tables" below.

Decrement Tables

    The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the structuring assumptions.

                              Prepayment Scenarios

                              SCENARIO I   SCENARIO II   SCENARIO III  SCENARIO IV   SCENARIO V
                              ----------   -----------   ------------  -----------   ----------
Fixed-rate mortgage
loans (% of prepayment
assumption)                       50%          75%          100%          125%          150%
Adjustable-rate mortgage
loans (% of prepayment
assumption)                       50%          75%          100%          125%          150%

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                Class A-1B                      Class A-2A
DISTRIBUTION DATE                          PREPAYMENT SCENARIO              PREPAYMENT SCENARIO
                                      ------------------------------   ------------------------------

                                       I     II    III    IV     V      I     II    III    IV     V
                                      ----   ----  ----   ----  ----   ----  ----   ----  ----   ----
Initial Percentage.................   100%   100%  100%   100%  100%   100%  100%   100%  100%   100%
February 2007......................    84     76    68     61    53     73    60     47    34     21
February 2008......................    69     56    44     33    22     48    25      4     0      0
February 2009......................    56     40    25     13     3     26     0      0     0      0
February 2010......................    45     30    22     13     3      7     0      0     0      0
February 2011......................    36     25    17     11     3      0     0      0     0      0
February 2012......................    31     20    12      7     3      0     0      0     0      0
February 2013......................    27     16     9      5     2      0     0      0     0      0
February 2014......................    23     13     7      3     1      0     0      0     0      0
February 2015......................    20     10     5      2     1      0     0      0     0      0
February 2016......................    17      8     4      1     0      0     0      0     0      0
February 2017......................    15      7     3      1     0      0     0      0     0      0
February 2018......................    13      5     2      0     0      0     0      0     0      0
February 2019......................    11      4     1      0     0      0     0      0     0      0
February 2020......................    10      3     1      0     0      0     0      0     0      0
February 2021......................     7      2     0      0     0      0     0      0     0      0
February 2022......................     6      2     0      0     0      0     0      0     0      0
February 2023......................     5      1     0      0     0      0     0      0     0      0
February 2024......................     4      1     0      0     0      0     0      0     0      0
February 2025......................     4      1     0      0     0      0     0      0     0      0
February 2026......................     3      1     0      0     0      0     0      0     0      0
February 2027......................     3      0     0      0     0      0     0      0     0      0
February 2028......................     2      0     0      0     0      0     0      0     0      0
February 2029......................     2      0     0      0     0      0     0      0     0      0
February 2030......................     1      0     0      0     0      0     0      0     0      0
February 2031......................     1      0     0      0     0      0     0      0     0      0
February 2032......................     1      0     0      0     0      0     0      0     0      0
February 2033......................     1      0     0      0     0      0     0      0     0      0
February 2034......................     0      0     0      0     0      0     0      0     0      0
February 2035......................     0      0     0      0     0      0     0      0     0      0
February 2036......................     0      0     0      0     0      0     0      0     0      0
Weighted Average Life to Maturity
(years)(2).........................     5.49   3.72  2.72   2.01  1.41   2.03  1.35   1.00  0.79   0.64
Weighted Average Life to Call
(years)(2)(3)......................     5.16   3.48  2.53   1.86  1.32   2.03  1.35   1.00  0.79   0.64

-----------------

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                Class A-2B                      Class A-2C
DISTRIBUTION DATE                          PREPAYMENT SCENARIO              PREPAYMENT SCENARIO
                                      ------------------------------   ------------------------------

                                       I     II    III    IV     V      I     II    III    IV     V
                                      ----   ----  ----   ----  ----   ----  ----   ----  ----   ----
Initial Percentage.................   100%   100%  100%   100%  100%   100%  100%   100%  100%   100%
February 2007......................   100    100   100    100   100    100   100    100   100    100
February 2008......................   100    100   100     61    16    100   100    100   100    100
February 2009......................   100     92    29      0     0    100   100    100    72     18
February 2010......................   100     51    15      0     0    100   100    100    72     18
February 2011......................    75     25     0      0     0    100   100     89    59     18
February 2012......................    53      5     0      0     0    100   100     66    40     18
February 2013......................    35      0     0      0     0    100    85     50    28     15
February 2014......................    19      0     0      0     0    100    69     37    19     10
February 2015......................     6      0     0      0     0    100    56     28    14      6
February 2016......................     0      0     0      0     0     93    45     21     9      4
February 2017......................     0      0     0      0     0     81    37     16     7      1
February 2018......................     0      0     0      0     0     70    30     12     5      0
February 2019......................     0      0     0      0     0     60    24      9     2      0
February 2020......................     0      0     0      0     0     52    19      7     0      0
February 2021......................     0      0     0      0     0     40    13      4     0      0
February 2022......................     0      0     0      0     0     34    11      3     0      0
February 2023......................     0      0     0      0     0     29     9      1     0      0
February 2024......................     0      0     0      0     0     25     7      0     0      0
February 2025......................     0      0     0      0     0     21     6      0     0      0
February 2026......................     0      0     0      0     0     18     5      0     0      0
February 2027......................     0      0     0      0     0     15     3      0     0      0
February 2028......................     0      0     0      0     0     13     2      0     0      0
February 2029......................     0      0     0      0     0     11     0      0     0      0
February 2030......................     0      0     0      0     0      9     0      0     0      0
February 2031......................     0      0     0      0     0      8     0      0     0      0
February 2032......................     0      0     0      0     0      6     0      0     0      0
February 2033......................     0      0     0      0     0      5     0      0     0      0
February 2034......................     0      0     0      0     0      3     0      0     0      0
February 2035......................     0      0     0      0     0      2     0      0     0      0
February 2036......................     0      0     0      0     0      0     0      0     0      0
Weighted Average Life to Maturity
(years)(2).........................     6.42   4.23  3.00   2.15  1.74  15.49 10.74   7.97  5.90   3.68
Weighted Average Life to Call
(years)(2)(3)......................     6.42   4.23  3.00   2.15  1.74  13.48  9.26   6.80  4.95   3.04

-----------------

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                             Class M-1                        Class M-2
DISTRIBUTION DATE                       PREPAYMENT SCENARIO              PREPAYMENT SCENARIO
                                   ------------------------------   ------------------------------

                                    I     II    III    IV     V      I     II    III    IV     V
                                   ---    ---   ---    ---   ---    ---   ---    ---   ---    ---
Initial Percentage..............   100%   100%  100%   100%  100%   100%  100%   100%  100%   100%
February 2007...................   100    100   100    100   100    100   100    100   100    100
February 2008...................   100    100   100    100   100    100   100    100   100    100
February 2009...................   100    100   100    100   100    100   100    100   100    100
February 2010...................   100    87     64    69    100    100    87    64     46    37
February 2011...................   100    71     48    32     53    100    71    48     32    20
February 2012...................    89    57     36    22     22    89     57    36     22    13
February 2013...................    77    46     27    15     8     77     46    27     15     8
February 2014...................    67    38     20    10     5     67     38    20     10     4
February 2015...................    58    30     15     7     2     58     30    15     7      0
February 2016...................    51    25     11     5     0     51     25    11     4      0
February 2017...................    44    20     8      3     0     44     20     8     0      0
February 2018...................    38    16     6      0     0     38     16     6     0      0
February 2019...................    33    13     5      0     0     33     13     3     0      0
February 2020...................    28    10     3      0     0     28     10     0     0      0
February 2021...................    21     7     0      0     0     21     7      0     0      0
February 2022...................    18     6     0      0     0     18     6      0     0      0
February 2023...................    16     5     0      0     0     16     3      0     0      0
February 2024...................    13     4     0      0     0     13     0      0     0      0
February 2025...................    11     2     0      0     0     11     0      0     0      0
February 2026...................    10     0     0      0     0     10     0      0     0      0
February 2027...................    8      0     0      0     0      8     0      0     0      0
February 2028...................    7      0     0      0     0      7     0      0     0      0
February 2029...................    6      0     0      0     0      6     0      0     0      0
February 2030...................    5      0     0      0     0      3     0      0     0      0
February 2031...................    4      0     0      0     0      1     0      0     0      0
February 2032...................    2      0     0      0     0      0     0      0     0      0
February 2033...................    0      0     0      0     0      0     0      0     0      0
February 2034...................    0      0     0      0     0      0     0      0     0      0
February 2035...................    0      0     0      0     0      0     0      0     0      0
February 2036...................    0      0     0      0     0      0     0      0     0      0
Weighted Average Life to Maturity
(years)(2)......................    11.58   7.90  5.95   5.17  5.39  11.51  7.83   5.86  4.87   4.46
Weighted Average Life to Call
(years)(2)(3)...................    10.57   7.18  5.37   4.70  4.81  10.57  7.18   5.33  4.45   4.13

-----------------

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                Class M-3                        Class B-1
DISTRIBUTION DATE                          PREPAYMENT SCENARIO              PREPAYMENT SCENARIO
                                      ------------------------------   ------------------------------

                                       I     II    III    IV     V      I     II    III    IV     V
                                      ----   ----  ----   ----  ----   ----  ----   ----  ----   ----
Initial Percentage.................   100%  100%   100%  100%   100%  100%   100%  100%   100%  100%
February 2007......................   100    100   100    100   100    100   100    100   100    100
February 2008......................   100    100   100    100   100    100   100    100   100    100
February 2009......................   100    100   100    100   100    100   100    100   100    100
February 2010......................   100    87     64    46     32    100    87    64     46    32
February 2011......................   100    71     48    32     20    100    71    48     32    20
February 2012......................    89    57     36    22     13    89     57    36     22    13
February 2013......................    77    46     27    15     8     77     46    27     15     6
February 2014......................    67    38     20    10     0     67     38    20     10     0
February 2015......................    58    30     15     7     0     58     30    15     2      0
February 2016......................    51    25     11     0     0     51     25    11     0      0
February 2017......................    44    20     8      0     0     44     20     8     0      0
February 2018......................    38    16     4      0     0     38     16     0     0      0
February 2019......................    33    13     0      0     0     33     13     0     0      0
February 2020......................    28    10     0      0     0     28     10     0     0      0
February 2021......................    21     7     0      0     0     21     2      0     0      0
February 2022......................    18     0     0      0     0     18     0      0     0      0
February 2023......................    16     0     0      0     0     16     0      0     0      0
February 2024......................    13     0     0      0     0     13     0      0     0      0
February 2025......................    11     0     0      0     0     11     0      0     0      0
February 2026......................    10     0     0      0     0     10     0      0     0      0
February 2027......................    8      0     0      0     0      8     0      0     0      0
February 2028......................    7      0     0      0     0      1     0      0     0      0
February 2029......................    0      0     0      0     0      0     0      0     0      0
February 2030......................    0      0     0      0     0      0     0      0     0      0
February 2031......................    0      0     0      0     0      0     0      0     0      0
February 2032......................    0      0     0      0     0      0     0      0     0      0
February 2033......................    0      0     0      0     0      0     0      0     0      0
February 2034......................    0      0     0      0     0      0     0      0     0      0
February 2035......................    0      0     0      0     0      0     0      0     0      0
February 2036......................    0      0     0      0     0      0     0      0     0      0
Weighted Average Life to Maturity
(years)(2).........................    11.42   7.75  5.80   4.76  4.23  11.35  7.70   5.75  4.69   4.15
Weighted Average Life to Call
(years)(2)(3)......................    10.57   7.18  5.32   4.38  3.94  10.57  7.18   5.32  4.35   3.88

-----------------

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                             Class B-2                        Class B-3
DISTRIBUTION DATE                       PREPAYMENT SCENARIO              PREPAYMENT SCENARIO
                                   ------------------------------   ------------------------------

                                    I     II    III    IV     V      I     II    III    IV     V
                                   ---    ---   ---    ---   ---    ---   ---    ---   ---    ---
Initial Percentage..............   100%   100%  100%   100%  100%   100%  100%   100%  100%   100%
February 2007...................   100    100   100    100   100    100   100    100   100    100
February 2008...................   100    100   100    100   100    100   100    100   100    100
February 2009...................   100    100   100    100   100    100   100    100   100    100
February 2010...................   100    87     64    46     32    100    87    64     46    32
February 2011...................   100    71     48    32     20    100    71    48     32    20
February 2012...................    89    57     36    22     13    89     57    36     22    10
February 2013...................    77    46     27    15     0     77     46    27     15     0
February 2014...................    67    38     20    10     0     67     38    20     0      0
February 2015...................    58    30     15     0     0     58     30    15     0      0
February 2016...................    51    25     11     0     0     51     25     4     0      0
February 2017...................    44    20     1      0     0     44     20     0     0      0
February 2018...................    38    16     0      0     0     38     16     0     0      0
February 2019...................    33    13     0      0     0     33     11     0     0      0
February 2020...................    28    10     0      0     0     28     0      0     0      0
February 2021...................    21     0     0      0     0     21     0      0     0      0
February 2022...................    18     0     0      0     0     18     0      0     0      0
February 2023...................    16     0     0      0     0     16     0      0     0      0
February 2024...................    13     0     0      0     0     13     0      0     0      0
February 2025...................    11     0     0      0     0      5     0      0     0      0
February 2026...................    7      0     0      0     0      0     0      0     0      0
February 2027...................    0      0     0      0     0      0     0      0     0      0
February 2028...................    0      0     0      0     0      0     0      0     0      0
February 2029...................    0      0     0      0     0      0     0      0     0      0
February 2030...................    0      0     0      0     0      0     0      0     0      0
February 2031...................    0      0     0      0     0      0     0      0     0      0
February 2032...................    0      0     0      0     0      0     0      0     0      0
February 2033...................    0      0     0      0     0      0     0      0     0      0
February 2034...................    0      0     0      0     0      0     0      0     0      0
February 2035...................    0      0     0      0     0      0     0      0     0      0
February 2036...................    0      0     0      0     0      0     0      0     0      0
Weighted Average Life to Maturity
(years)(2)......................    11.24   7.66  5.68   4.63  4.06  11.09  7.55   5.59  4.54   3.97
Weighted Average Life to Call
(years)(2)(3)...................    10.57   7.18  5.31   4.34  3.84  10.57  7.18   5.31  4.32   3.80

-----------------

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Hypothetical Available Funds and Supplemental Interest Rate Cap Table

    Assuming that prepayments on the mortgage loans occur at 100% of the applicable fixed-rate or adjustable-rate prepayment assumption (i.e., Scenario
III), that no losses are experienced with respect to the mortgage loans, that One-Month LIBOR and the Six-Month LIBOR Loan Index each remains constant at 20% and that the 10% optional clean-up call is not exercised, the following table indicates the Available Funds and Supplemental Interest Rate Cap that would result for indicated distribution dates under an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the applicable prepayment assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual interest rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.


                         Schedule of Available Funds and
              Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2)

              Class A-1B  Class A-2A  Class A-2B  Class A-2C  Class M-1   Class M-2    Class M-3  Class B-1   Class B-2   Class B-3
Distribution    Cap (%)    Cap (%)      Cap (%)    Cap (%)     Cap (%)     Cap (%)      Cap (%)    Cap (%)     Cap (%)     Cap (%)
   Date       Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
March 2006
April 2006
May 2006
June 2006
July 2006
August 2006
September 2006
October 2006
November 2006
December 2006
January 2007
February 2007
March 2007
April 2007
May 2007
June 2007
July 2007
August 2007
September 2007
October 2007
November 2007
December 2007
January 2008
February 2008
March 2008
April 2008
May 2008
June 2008
July 2008
August 2008
September 2008
October 2008
November 2008
December 2008


-----------------

(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the assumed Class Certificate Balance. This includes any payments made from the applicable Interest Rate Cap Agreement and the interest rate swap agreement.

(2) Assumes 100% prepayment assumption, no losses, One-Month LIBOR of 20% and Six-Month LIBOR Loan Index of 20%. Assumes 10% optional clean-up call is not exercised.

                         Schedule of Available Funds and
         Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2) (cont'd)

              Class A-1B  Class A-2A  Class A-2B  Class A-2C  Class M-1   Class M-2    Class M-3  Class B-1   Class B-2   Class B-3
Distribution    Cap (%)    Cap (%)      Cap (%)    Cap (%)     Cap (%)     Cap (%)      Cap (%)    Cap (%)     Cap (%)     Cap (%)
   Date       Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
January 2009
February 2009
March 2009
April 2009
May 2009
June 2009
July 2009
August 2009
September 2009
October 2009
November 2009
December 2009
January 2010
February 2010
March 2010
April 2010
May 2010
June 2010
July 2010
August 2010
September 2010
October 2010
November 2010
December 2010
January 2011
February 2011
March 2011
April 2011
May 2011
June 2011
July 2011
August 2011
September 2011
October 2011
November 2011
December 2011
January 2012
February 2012
March 2012
April 2012
May 2012
June 2012
July 2012
August 2012
September 2012
October 2012
November 2012
December 2012
January 2013
February 2013


-----------------

(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the assumed Class Certificate Balance. This includes any payments made from the applicable Interest Rate Cap Agreement and the interest rate swap agreement.

(2) Assumes 100% prepayment assumption, no losses, One-Month LIBOR of 20% and Six-Month LIBOR Loan Index of 20%. Assumes 10% optional clean-up call is not exercised.

                         Schedule of Available Funds and
         Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2) (cont'd)

              Class A-1B  Class A-2A  Class A-2B  Class A-2C  Class M-1   Class M-2    Class M-3  Class B-1   Class B-2   Class B-3
Distribution    Cap (%)    Cap (%)      Cap (%)    Cap (%)     Cap (%)     Cap (%)      Cap (%)    Cap (%)     Cap (%)     Cap (%)
   Date       Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
March 2013
April 2013
May 2013
June 2013
July 2013
August 2013
September 2013
October 2013
November 2013
December 2013
January 2014
February 2014
March 2014
April 2014
May 2014
June 2014
July 2014
August 2014
September 2014
October 2014
November 2014
December 2014
January 2015
February 2015
March 2015
April 2015
May 2015
June 2015
July 2015
August 2015
September 2015
October 2015
November 2015
December 2015
January 2016
February 2016
March 2016
April 2016
May 2016
June 2016
July 2016
August 2016
September 2016
October 2016
November 2016
December 2016
January 2017
February 2017
March 2017
April 2017


-----------------

(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the assumed Class Certificate Balance. This includes any payments made from the applicable Interest Rate Cap Agreement and the interest rate swap agreement.

(2) Assumes 100% prepayment assumption, no losses, One-Month LIBOR of 20% and Six-Month LIBOR Loan Index of 20%. Assumes 10% optional clean-up call is not exercised.

                         Schedule of Available Funds and
         Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2) (cont'd)

              Class A-1B  Class A-2A  Class A-2B  Class A-2C  Class M-1   Class M-2    Class M-3  Class B-1   Class B-2   Class B-3
Distribution    Cap (%)    Cap (%)      Cap (%)    Cap (%)     Cap (%)     Cap (%)      Cap (%)    Cap (%)     Cap (%)     Cap (%)
   Date       Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
May 2017
June 2017
July 2017
August 2017
September 2017
October 2017
November 2017
December 2017
January 2018
February 2018
March 2018
April 2018
May 2018
June 2018
July 2018
August 2018
September 2018
October 2018
November 2018
December 2018
January 2019
February 2019
March 2019
April 2019
May 2019
June 2019
July 2019
August 2019
September 2019
October 2019
November 2019
December 2019
January 2020
February 2020
March 2020
April 2020
May 2020
June 2020
July 2020
August 2020
September 2020
October 2020
November 2020
December 2020
January 2021
February 2021
March 2021
April 2021
May 2021
June 2021


-----------------

(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the assumed Class Certificate Balance. This includes any payments made from the applicable Interest Rate Cap Agreement and the interest rate swap agreement.

(2) Assumes 100% prepayment assumption, no losses, One-Month LIBOR of 20% and Six-Month LIBOR Loan Index of 20%. Assumes 10% optional clean-up call is not exercised.

                         Schedule of Available Funds and
         Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2) (cont'd)

              Class A-1B  Class A-2A  Class A-2B  Class A-2C  Class M-1   Class M-2    Class M-3  Class B-1   Class B-2   Class B-3
Distribution    Cap (%)    Cap (%)      Cap (%)    Cap (%)     Cap (%)     Cap (%)      Cap (%)    Cap (%)     Cap (%)     Cap (%)
   Date       Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
July 2021
August 2021
September 2021
October 2021
November 2021
December 2021
January 2022
February 2022
March 2022
April 2022
May 2022
June 2022
July 2022
August 2022
September 2022
October 2022
November 2022
December 2022
January 2023
February 2023
March 2023
April 2023
May 2023
June 2023
July 2023
August 2023
September 2023
October 2023
November 2023
December 2023
January 2024


-----------------

(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the assumed Class Certificate Balance. This includes any payments made from the applicable Interest Rate Cap Agreement and the interest rate swap agreement.

(2) Assumes 100% prepayment assumption, no losses, One-Month LIBOR of 20% and Six-Month LIBOR Loan Index of 20%. Assumes 10% optional clean-up call is not exercised.

Final Scheduled Distribution Date

    The final scheduled distribution date for each class of LIBOR Certificates is the distribution date occurring in December 2035.

    The final scheduled distribution date for each class of LIBOR Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The final scheduled distribution dates for all classes have been calculated as the distribution date occurring in the month following the latest maturity date of any mortgage loan.

    Since the rate of distributions in reduction of the Class Certificate Balance of each class of LIBOR Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the final scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the LIBOR Certificates" above in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

                        FEDERAL INCOME TAX CONSIDERATIONS

    The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the LIBOR Certificates. References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

General

    The pooling and servicing agreement provides that the trust (exclusive of the assets held in the Excess Reserve Fund Account, the Swap Account and certain other accounts specified in the pooling and servicing agreement and the right of each class of LIBOR Certificates to receive Basis Risk Carry Forward Amounts) will comprise multiple REMICs (the "Trust REMICs") organized in a tiered REMIC structure. Each class of LIBOR Certificates (exclusive of the right to receive Basis Risk Carry Forward Amounts) represents ownership of a regular interest (a "Regular Interest") in a Trust REMIC. The Class R certificates will represent ownership of the sole class of residual interest in each of the Trust REMICs. In addition, each class of LIBOR Certificates will represent a beneficial interest in the right to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the Swap Account. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

    Upon the issuance of the LIBOR Certificates, Cadwalader, Wickersham & Taft LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of
Section 860D of the Code, and the portion of the trust exclusive of the Trust REMICs will be treated as a grantor trust for federal income tax purposes.

Taxation of Regular Interests

    A holder of a class of LIBOR Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests in the Upper-Tier REMIC. In addition, the pooling and servicing agreement provides that each holder of a LIBOR Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "Basis Risk Contracts"), representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the Swap Account. The Regular Interest component of a LIBOR Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the LIBOR Certificate to which it corresponds, except that (i) Basis Risk Carry Forward Amounts will be payable from both the Excess Reserve Fund Account and the Swap Account, and (ii) any Swap Termination Payment will be treated as being payable first from Net Monthly Excess Cash Flow and second from amounts distributed on the Regular Interests. As a result of the foregoing, the amount of distributions on the Regular Interest component of a LIBOR Certificate may exceed the actual amount of distributions on the LIBOR Certificate.

    A holder of a LIBOR Certificate must allocate its purchase price for the LIBOR Certificate between its Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will be viewed as having been issued with a lesser premium or an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences--Taxation of Owners of Regular Securities--Original Issue Discount" in the prospectus.

    Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the components of the LIBOR Certificate based on the relative fair market values of those components at the time of sale. Assuming that a LIBOR Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Federal Income Tax Consequences--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities."

    Interest on the Regular Interest component of a LIBOR Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the LIBOR Certificates could be considered to have been issued with OID. See "Federal Income Tax Consequences--Taxation of Owners of Regular Securities--Original Issue Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable prepayment assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the LIBOR Certificates

    The Regular Interest components of the LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association" and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account and the Swap Account, would be so treated. In addition, to the extent the Regular Interest component of a LIBOR Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk
Contract components of the LIBOR Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

The Basis Risk Contract Component

    Each holder of a LIBOR Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to the Basis Risk Contract component on the date it purchases its certificate. The Basis Risk Contract components are beneficially owned by the holders of the LIBOR Certificates in the portion of the trust fund, exclusive of the REMICs, which is treated as a grantor trust for federal income tax purposes. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations").

    As indicated above, holders of the LIBOR Certificates must allocate the price they pay for such certificates between the Regular Interest component and the Basis Risk Contract component based on their relative fair market values. To the extent the Basis Risk Contract component is determined to have a value on the closing date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid by holders of the LIBOR Certificates. A holder of a LIBOR Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Holders are urged to consult their tax advisors concerning the appropriate method of amortizing any Cap Premium. The Notional Principal Contract Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

    Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a Basis Risk Contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

    In addition, any amounts payable on a Regular Interest component in excess of the amount of payments on the LIBOR Certificates to which it relates as a result of certain Swap Termination Payments or Net Swap Payments not payable from Net Monthly Cash Flow will be treated as having been received by the beneficial owners of such LIBOR Certificates and then paid by such owners to the Swap Account pursuant to the Basis Risk Contract, and such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction. Alternatively, such payments by beneficial owners of the LIBOR Certificates may be treated as a guarantee of the obligation of the holder of the Class X certificates to make payments under the interest rate swap agreement.

    Any amount of proceeds from the sale, redemption or retirement of a LIBOR Certificate that is considered to be allocated to the holder's rights under the applicable Basis Risk Contract would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to that LIBOR Certificate. A holder of such LIBOR Certificate will have gain or loss from such a termination of a Basis Risk Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Basis Risk Contract.

    Gain or loss realized upon the termination of a Basis Risk Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

    As of the closing date, the Basis Risk Contract components are expected to have a de minimis value.

    A beneficial owner's ability to recognize a net deduction with respect to the Basis Risk Contract component of a LIBOR Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of
(1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component or any such guarantee payment in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of a LIBOR Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract or such guarantee but may not be able to deduct that amount from income, a beneficial owner of a LIBOR Certificate may have income that exceeds cash distributions on the LIBOR Certificate, in any period and over the term of the LIBOR Certificate. As a result, the LIBOR Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract or guarantee would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Other Matters

    For a discussion of information reporting, backup withholding and taxation of foreign investors in the LIBOR certificates, see "Federal Income Tax Consequences--Administrative Matters" and "--Taxation of Certain Foreign Investors" in the prospectus.

                              STATE AND LOCAL TAXES

    The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the LIBOR Certificates under the tax laws of any state or local jurisdiction. Investors considering an investment in the LIBOR Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

    The U.S. Department of Labor (the "DOL") has granted to Barclays Capital Inc. an administrative exemption (Final Authorization Number 2004-03E (2004)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption provides exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the LIBOR Certificates (the "ERISA Eligible Certificates") by a Plan, provided that specific conditions (certain of which are described below) are met.

    Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:

        (i) The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        (ii) The ERISA Eligible Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody's or S&P;

        (iii) The trustee is not an affiliate of any other member of the Restricted Group (as defined below), other than an underwriter;

        (iv) The sum of all payments made to and retained by the underwriter in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the ERISA Eligible Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection with its services; and

        (v) The Plan investing in the ERISA Eligible Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, any underwriter, the trustee, the servicer, the cap provider, the swap provider, any obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

    Except as provided below with respect to the interest rate swap agreement, the depositor believes that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund.

    Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

    The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

    The interest rate swap agreement does not meet all of the requirements for an "eligible swap" under the Exemption, and consequently is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a class of LIBOR Certificates should represent beneficial interest in two assets, (i) the right to receive payments with respect to the applicable class without taking into account payments made or received with respect to the interest rate swap agreement and (ii) the rights and obligations under the interest rate swap agreement. A Plan's purchase and holding of an ERISA Eligible Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the swap provider unless an exemption is available.

    Accordingly, as long as the interest rate swap agreement is in effect, no Plan or other person using Plan assets may acquire or hold any interest in an ERISA Eligible Certificate unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTE") 84-14 (for transactions by independent "qualified professional asset managers"), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement is in effect, each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible Certificate, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the offered certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

    Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code (any such applicable law, "Similar Law").

    Any Plan fiduciary who proposes to cause a Plan to purchase ERISA Eligible Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of ERISA Eligible Certificates. Assets of a Plan or individual retirement account should not be invested in the ERISA Eligible Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption and, as long as the interest rate swap agreement is in effect, one or more of the Investor-Based Exemptions will apply and exempt all potential prohibited transactions.

                                LEGAL INVESTMENT

    The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

    No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

    Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

    See "Legal Investment" in the prospectus.

                                  LEGAL MATTERS

    The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

                          REPORTS TO CERTIFICATEHOLDERS

    The securities administrator or such other party that may be identified in this prospectus supplement will prepare monthly distribution reports for the trust, as is described in this prospectus supplement. See "The Pooling and Servicing Agreement--Reports to Certificateholders" in this prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of "Securitized Asset Backed Receivables LLC Trust 2006-WM1" as an exhibit to the Form 10-D for the certificates for so long as the trust is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, the servicer will be required to furnish to the securities administrator or the depositor, as applicable, the compliance statements, assessments of compliance with servicer's criteria and related accountants' attestation reports detailed under "Pooling and Servicing Agreement--Servicer Reports" in this prospectus supplement. Copies of these statements and reports will be filed with the SEC under the name of the trust as an exhibit to the trust's annual statement on Form 10-K for the Offered Certificates.

                                     RATINGS

    In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by DBRS, Fitch, Moody's and S&P:

         Class        S&P       Moody's     Fitch        DBRS
         -----        ---       -------     -----        ----
        A-1B          AAA         Aaa        AAA         AAA
        A-2A          AAA         Aaa        AAA         AAA
        A-2B          AAA         Aaa        AAA         AAA
        A-2C          AAA         Aaa        AAA         AAA
        M-1            AA         Aa2         AA          AA
        M-2            A          A2          A           A
        M-3            A-         A3          A        A (low)
        B-1           BBB+       Baa1        BBB+     BBB (high)
        B-2           BBB        Baa2        BBB         BBB
        B-3           BBB-       Baa3        BBB-     BBB (low)

    A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, take into account the existence of the Interest Rate Cap Agreements or constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Dominion Bond Rating Service, 55 Broadway, 15th Floor, New York, New York 10006, Fitch, Inc., One State Street Plaza, New York, New York 10007, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, and Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. DBRS, Fitch, Moody's and S&P will monitor the ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding. In the event that the ratings initially assigned to any of the Offered Certificates by DBRS, Fitch, Moody's or S&P are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                    GLOSSARY

    The following terms have the meanings given below when used in this prospectus supplement.

    "60+ LTV Loan" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

    "Accrued Certificate Interest" means, for each class of LIBOR Certificates on any distribution date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such distribution date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act, as described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "Adjustment Date" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "Applied Realized Loss Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "Available Funds" means, with respect to any distribution date, the sum of the following amounts, to the extent received by the securities administrator, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicer, the trustee, the securities administrator, the loan performance advisor and the securities administrator: (i) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the servicer on or prior to the related Determination Date, after deduction of the servicing fee, the trustee fee, the loan performance advisor fee and the securities administrator fee payable with respect to that distribution date, together with any related P&I Advance; (ii) certain unscheduled payments in respect of the mortgage loans received by the servicer during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries, but excluding Prepayment Premiums; (iii) Compensating Interest payments from the servicer to the securities administrator in respect of prepayment interest shortfalls for that distribution date; (iv) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans, with respect to that distribution date; and (v) the proceeds of any optional clean-up call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the LIBOR Certificates.

    "Barclays" means Barclays Bank PLC.

    "Basic Principal Distribution Amount" means, with respect to any distribution date, the excess of (i) the aggregate Principal Remittance Amount for that distribution date over (ii) the Excess Subordinated Amount, if any, for that distribution date.

    "Basis Risk Carry Forward Amount" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

    "Basis Risk Contracts" has the meaning set forth in "Federal Income Tax Considerations--Taxation of Regular Interests" in this prospectus supplement.

    "Basis Risk Payment" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

    "Class A" means, collectively, the Class A-1A, Class A-1B, Class A-2A, Class A-2B and Class A-2C certificates.

    "Class A Certificate Group" means either the Group I Class A Certificates or the Group II Class A Certificates, as applicable.

    "Class A Principal Allocation Percentage" for any distribution date is the percentage equivalent of a fraction, determined as follows:

            (1) with respect to the Group I Class A Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group I mortgage loans and the denominator of which is the Principal Remittance Amount for that distribution date; and

            (2) with respect to the Group II Class A Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group II mortgage loans and the denominator of which is the Principal Remittance Amount for that distribution date.

    "Class A Principal Distribution Amount" with respect to any distribution date is the excess of (a) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that distribution date over (b) the lesser of
(x) approximately 54.50% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $3,608,680.

    "Class A-1" means, collectively, the Class A-1A and Class A-1B certificates.

    "Class A-2" means, collectively, the Class A-2A, Class A-2B and Class A-2C certificates.

    "Class B" means, collectively, the Class B-1, Class B-2, Class B-3 and Class B-4 certificates.

    "Class B Cap Agreement" has the meaning set forth in "Description of the Certificates--Interest Rate Cap Agreements" in this prospectus supplement.

    "Class B Interest Rate Cap Payment" means, for the first 38 distribution dates, the amount, if any, equal to the product of (a) the excess, if any, of the lesser of (i) the one-month LIBOR rate (as determined pursuant to the Class B Cap Agreement) as of that distribution date and (ii) a cap ceiling rate of 9.250% over a specified cap strike rate (ranging from 7.440% to 9.250%), calculated on an "actual/360" basis and (b) the product of the Class B cap notional balance and index rate multiplier set forth on Annex II to this prospectus supplement for that distribution date.

    "Class B-1 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date) and (e) Class Certificate Balance of the Class B-1 certificates immediately prior to that distribution date over (ii) the lesser of
(a) approximately 87.90% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $3,608,680.

    "Class B-2 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (e) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that distribution date) and (f) Class Certificate Balance of the Class B-2 certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately 90.40% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $3,608,680.

    "Class B-3 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (e) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that distribution date), (f) the Class Certificate Balance of the Class B-2 certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for that distribution date) and (g) Class Certificate Balance of the Class B-3 certificates immediately prior to that distribution date over (ii) the lesser of
(a) approximately 92.50% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $3,608,680.

    "Class B-4 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (e) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that distribution date), (f) the Class Certificate Balance of the Class B-2 certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for that distribution date), (g) the Class Certificate Balance of the Class B-3 certificates (after taking into account the distribution of the Class B-3 Principal Distribution Amount for that distribution date) and (h) Class Certificate Balance of the Class B-4 certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately 94.50% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $3,608,680.

    "Class Certificate Balance" means, with respect to any class of LIBOR Certificates as of any distribution date, the aggregate principal amount of that class upon initial issuance on the closing date reduced by the sum of (i) all amounts previously distributed to holders of certificates of that class as distributions of principal and (ii) in the case of any class of Subordinated Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Subordinated Certificates; provided, however, that immediately following the distribution date on which a Subsequent Recovery is distributed, the Class Certificate Balance of any class or classes of Subordinated Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of any Subsequent Recoveries distributed on such distribution date (up to the amount of Unpaid Realized Loss Amount for such class or classes for that distribution date).

    "Class M" means, collectively, the Class M-1, Class M-2 and Class M-3 certificates.

    "Class M Cap Agreement" has the meaning set forth in "Description of the Certificates--Interest Rate Cap Agreements" in this prospectus supplement.

    "Class M Interest Rate Cap Payment" means, for the first 38 distribution dates, the amount, if any, equal to the product of (a) the excess, if any, of the lesser of (i) the one-month LIBOR rate (as determined pursuant to the Class M Cap Agreement) as of that distribution date and (ii) a cap ceiling rate of 10.090% over a specified cap strike rate (ranging from 8.280% to 10.090%), calculated on an "actual/360" basis and (b) the product of the Class M cap notional balance and index rate multiplier set forth on Annex II to this prospectus supplement for that distribution date.

    "Class M-1 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date) and (b) the Class Certificate Balance of the Class M-1 certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately 71.60% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $3,608,680.

    "Class M-2 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on that distribution date) and (c) the Class Certificate Balance of the Class M-2 certificates immediately prior to that distribution date over (ii) the lesser of
(a) approximately 82.10% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $3,608,680.

    "Class M-3 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date) and (d) the Class Certificate Balance of the Class M-3 certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately 85.10% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $3,608,680.

    "Code" has the meaning set forth in "Federal Income Tax Considerations" in this prospectus supplement.

    "Combined loan-to-value ratio" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

    "Combined effective loan-to-value ratio" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

    "Compensating Interest" has the meaning set forth in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

    "Condemnation Proceeds" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

    "Credit Scores" has the meaning set forth in "The Mortgage Loan Pool--Credit Scores" in this prospectus supplement.

    "Cumulative Loss Percentage" means, with respect to any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the cut-off date to the last day of the calendar month preceding the month in which such distribution date occurs and the denominator of which is the cut-off date pool principal balance of the mortgage loans.

    "Cumulative Loss Trigger Event" means, with respect to any distribution date indicated below, the circumstances in which the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

  Distribution Date Occurring In                            Loss Percentage
----------------------------------   -----------------------------------------------------------------
March 2008 through February 2009     1.400% for the first month, plus an additional 1/12th of
                                     1.750% for each month thereafter (e.g., 2.275% in September 2008)

March 2009 through February 2010     3.150% for the first month, plus an additional 1/12th of
                                     1.750% for each month thereafter (e.g., 4.025% in September 2009)

March 2010 through February 2011     4.900% for the first month, plus an additional 1/12th of
                                     1.400% for each month thereafter (e.g., 5.600% in September 2010)

March 2011 through February 2012     6.300% for the first month, plus an additional 1/12th of
                                     0.750% for each month thereafter (e.g., 6.675% in September 2011)

March 2012 and thereafter            7.050%

    "Defaulted Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

    "Delinquency Trigger Event," with respect to any distribution date means the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in foreclosure, mortgage loans related to REO property and mortgage loans where the mortgagor has filed for bankruptcy) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 35.00% of the prior period's Senior Enhancement Percentage.

    "Delinquent" has the meaning set forth in "The Mortgage Loan Pool- General" in this prospectus supplement.

    "Determination Date" means, with respect to each Servicer Remittance Date, the 15th day (or if that day is not a business day, the immediately preceding business day) in the calendar month in which that Servicer Remittance Date occurs.

    "DOL" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "Downgrade Terminating Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

    "Due Period" means, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which that distribution date occurs and ending on the first day of the calendar month in which that distribution date occurs.

    "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "ERISA Eligible Certificates" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "Excess Reserve Fund Account" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

    "Excess Subordinated Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

    "Exemption" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "Expense Fee Rate" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate and the aggregate fee rate for the securities administrator fee and the loan performance advisor fee. See "Description of the Certificates--Administration Fees" and "The Pooling and Servicing Agreement--Servicing and Securities Administration Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

    "Extra Principal Distribution Amount" means, as of any distribution date, the lesser of (x) the related Total Monthly Excess Spread for that distribution date and (y) the related Subordination Deficiency for that distribution date.

    "Gross Margin" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "Group I Class A Certificates" means the Class A-1A and Class A-1B certificates.

    "Group I Loan Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "Group II Class A Certificates" means the Class A-2A, Class A-2B and Class A-2C certificates, collectively.

    "Group II Loan Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "Group Subordinate Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "Initial Cap" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "Insurance Proceeds" means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

    "Interest Accrual Period" means, for any distribution date, the period commencing on the immediately preceding distribution date (or, for the initial distribution date, the closing date) and ending on the day immediately preceding the current distribution date.

    "Interest Rate Cap Agreements" has the meaning set forth in "Description of the Certificates--Interest Rate Cap Agreements" in this prospectus supplement.

    "Interest Rate Cap Payment" means, for any distribution date, any Class M Interest Rate Cap Payment or any Class B Interest Rate Cap Payment.

    "Interest Remittance Amount" means, with respect to any distribution date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest relating to mortgage loans in that mortgage loan group.

    "Investor-Based Exemptions" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "IRS" means the Internal Revenue Service.

    "LIBOR Certificates" means the Class A-1 and Class B-4 certificates and the Offered Certificates.

    "LIBOR Determination Date" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

    "Liquidation Proceeds" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise.

    "Loan Index" means the Six-Month LIBOR Loan Index.

    "Lower-Tier REMIC" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

    "Maximum Rate" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "Minimum Rate" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "Net Interest Margin Securities" has the meaning set forth in "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement.

    "Net Monthly Excess Cash Flow" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

    "Net Swap Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

    "Net Swap Receipt" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

    "Offered Certificates" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

    "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars were offered by the Reference Banks at approximately 11:00 a.m. (London time) on that day to prime banks in the London interbank market. The securities administrator will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the securities administrator, after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

    "P&I Advances" means advances made by the servicer (including the trustee as successor servicer or any other successor servicer) on each distribution date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.

    "Pass-Through Rate" has the meaning set forth in "Description of Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "Periodic Cap" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "Plan" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "Pool Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "Prepayment Interest Excess" has the meaning set forth in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

    "Prepayment Period" means, with respect to any distribution date and unscheduled receipts of principal, the period commencing on the 16th day of the month preceding the month in which such distribution date occurs (or in the case of the first distribution date, commencing on the cut-off date) and ending on the 15th day of the month in which that distribution date occurs.

    "Prepayment Premium" has the meaning set forth in "The Mortgage Loan Pool--Prepayment Premiums" in this prospectus supplement.

    "Principal Distribution Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "Principal Remittance Amount" means, with respect to any distribution date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date; (ii) all full and partial principal prepayments received during the related Prepayment Period;
(iii) all net Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and Subsequent Recoveries received on the mortgage loans and allocable to principal; (iv) the portion allocable to principal of the proceeds from the repurchases of mortgage loans that are distributable on that distribution date;
(v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that distribution date; and (vi) the allocable portion of the proceeds received with respect to any optional clean-up call (to the extent they relate to principal).

    "Rating Agency Condition" means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the rating agencies shall have notified the trustee, the servicers, the depositor and the trust in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates that it maintains.

    "Realized Loss" is the excess of the scheduled principal balance of a defaulted mortgage loan over the net liquidation proceeds with respect to that mortgage loan that are allocated to principal.

    "Record Date" means, with respect to the LIBOR Certificates, the business day immediately preceding the related distribution date, unless the LIBOR Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the related distribution date.

    "Reference Banks" means leading banks selected by the securities administrator, after consultation with the depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

    "Relief Act" means the Servicemembers Civil Relief Act and any similar state statutes.

    "Required Swap Counterparty Rating" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody's, a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "Long-Term Rating") of at least "Aa3" by Moody's and if rated "Aa3" by Moody's is not on negative credit watch by Moody's or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody's, a Long-Term Rating of at least "A1" by Moody's and a short-term rating of "P-1" by Moody's and, in each case, such rating is not on negative credit watch by Moody's, (y) (i) a short-term rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least "A+" by S&P and (z) (i) short-term rating of at least "F1" by Fitch or (ii) if such counterparty or entity does not have a short-term rating by Fitch, a Long-Term Rating of at least "A+" by Fitch.

    "Restricted Group" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "Senior Enhancement Percentage" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the related

Principal Distribution Amount for that distribution date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

    "Senior Specified Enhancement Percentage" on any date of determination is approximately 45.50%.

    "Sequential Trigger Event" means, if on any distribution date before the 25th distribution date, the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds 1.40%, or if, on or after the 25th distribution date, a Trigger Event is in effect.

    "Servicer Remittance Date" will be the third business day immediately preceding each distribution date.

    "Similar Law" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "Six-Month LIBOR Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Index" in this prospectus supplement.

    "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

    "Specified Subordinated Amount" means, prior to the Stepdown Date, an amount equal to 2.75% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. On and after the Stepdown Date, an amount equal to 5.50% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date, subject to a minimum amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; provided, however, that if, on any distribution date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead remain the same as the prior period's Specified Subordinated Amount until the distribution date on which a Trigger Event no longer exists. When the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

    "Stated Principal Balance" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the securities administrator with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any distribution date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

    "Stepdown Date" means the later to occur of (i) the earlier to occur of (a) the distribution date in March 2009 and (b) the distribution date following the distribution date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (ii) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the mortgage loans for that distribution date but prior to any applications of Principal Distribution Amount to the certificates on that distribution date) is greater than or equal to the Senior Specified Enhancement Percentage.

    "Subordinated Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

    "Subordinated Certificates" means any of the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates.

    "Subordination Deficiency" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

    "Subordination Reduction Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

    "Subsequent Recovery" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

    "Substitute Mortgage Loan" means a mortgage loan substituted by the responsible party for a mortgage loan that is in breach of the responsible party's representations and warranties regarding the mortgage loans, which must, on the date of such substitution (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan in breach;
(ii) be accruing interest at a rate equal to that of the mortgage loan in breach; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the mortgage loan in breach; (iv) be of the same type as the mortgage loan in breach; and (v) comply with each representation and warranty made by the responsible party.

    "Substitution Adjustment Amount" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

    "Substitution Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

    "Swap Account" has the meaning set forth in "Description of the Certificates--Swap Account" in this prospectus supplement.

    "Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

    "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

    "Total Monthly Excess Spread" as to any distribution date equals the excess, if any, of (a) the interest on the mortgage loans received by the servicer on or prior to the related Determination Date (exclusive of Prepayment Interest Excesses) or advanced by the servicer for the related Servicer Remittance Date, net of the servicing fee, the trustee fee, the loan performance advisor fee, the securities administrator fee, over (b) the sum of (x) the amounts paid to the classes of certificates pursuant to clause (i) under the ninth full paragraph of "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and (y) any Net Swap Payments to the swap provider.

    "Trigger Event" means either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

    "Unpaid Interest Amount" for any class of certificates and any distribution date will equal the sum of (a) the portion of Accrued Certificate Interest from distribution dates prior to the current distribution date remaining unpaid immediately prior to the current distribution date, and
(b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

    "Unpaid Realized Loss Amount" means, with respect to any class of Class M or Class B certificates and as to any distribution date, the excess of (i) the Applied Realized Loss Amounts with respect to that class over (ii) the sum of
(a) all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates, and (b) the amount by which the Class Certificate Balance of such class has been increased due to the receipt and distribution of any Subsequent Recoveries on all previous distribution dates. Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

    "Upper-Tier REMIC" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

    "Wells Fargo Bank" means Wells Fargo Bank, N.A.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, societe anonyme, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

    1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

    2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the LIBOR Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

    3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

    4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a LIBOR Certificate):

        (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury
                      Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                      U.S. Treasury Regulations; or

        (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

    5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the LIBOR Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

    All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

    In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, societe anonyme, Euroclear or DTC may be subject to backup withholding unless the holder--

               (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

               (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

               (iii) can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

    This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                    ANNEX II

                           INTEREST RATE CAP SCHEDULES

                                    Class M Cap Agreement                            Class B Cap Agreement
---------------------- ------------------------------------------------ -------------------------------------------------
                         Notional       Strike    Ceiling   Index Rate      Notional     Strike              Index Rate
Distribution Date       Amount ($)        %          %      Multiplier     Amount ($)       %     Ceiling %  Multiplier
---------------------- -------------- ---------- --------- ------------ --------------- -------- ---------- ------------
March 2006             11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
April 2006             11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
May 2006               11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
June 2006              11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
July 2006              11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
August 2006            11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
September 2006         11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
October 2006           11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
November 2006          11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
December 2006          11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
January 2007           11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
February 2007          11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
March 2007             11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
April 2007             11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
May 2007               11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
June 2007              11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
July 2007              11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
August 2007            11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
September 2007         11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
October 2007           11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
November 2007          11,042,500.00    8.280     10.090       10.00      3,392,200.00    7.440     9.250      10.00
December 2007          11,042,500.00    8.570     10.090       10.00      3,392,200.00    7.730     9.250      10.00
January 2008           11,042,500.00    8.280     10.090       10.00      3,392,200.00    7.440     9.250      10.00
February 2008          11,042,500.00    8.280     10.090       10.00      3,392,200.00    7.440     9.250      10.00
March 2008             11,042,500.00    8.881     10.090       10.00      3,392,200.00    8.041     9.250      10.00
April 2008             11,042,500.00    8.293     10.090       10.00      3,392,200.00    7.453     9.250      10.00
May 2008               11,042,500.00    9.303     10.090       10.00      3,392,200.00    8.463     9.250      10.00
June 2008              11,042,500.00    8.989     10.090       10.00      3,392,200.00    8.149     9.250      10.00
July 2008              11,042,500.00    9.302     10.090       10.00      3,392,200.00    8.462     9.250      10.00
August 2008            11,042,500.00    8.989     10.090       10.00      3,392,200.00    8.149     9.250      10.00
September 2008         11,042,500.00    8.990     10.090       10.00      3,392,200.00    8.150     9.250      10.00
October 2008           11,042,500.00    9.360     10.090       10.00      3,392,200.00    8.520     9.250      10.00
November 2008          11,042,500.00    9.817     10.090       10.00      3,392,200.00    8.977     9.250      10.00
December 2008          11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
January 2009           11,042,500.00    9.816     10.090       10.00      3,392,200.00    8.976     9.250      10.00
February 2009          11,042,500.00    9.815     10.090       10.00      3,392,200.00    8.975     9.250      10.00
March 2009             11,042,500.00    10.090    10.090       10.00      3,392,200.00    9.250     9.250      10.00
April 2009             11,042,500.00    9.842     10.090       10.00      2,989,874.30    9.002     9.250      10.00
May 2009                     -            -          -           -             -            -         -          -

                                    ANNEX III

                   INTEREST RATE SWAP NOTIONAL AMOUNT SCHEDULE


                          Interest Rate         Index
                       Swap Notional Amount     Rate
 Distribution Date             ($)            Multiplier
--------------------- ----------------------- ----------
March 2006                 7,217,360.85          100
April 2006                 7,060,725.12          100
May 2006                   6,896,445.48          100
June 2006                  6,747,195.85          100
July 2006                  6,599,593.69          100
August 2006                6,453,590.15          100
September 2006             6,307,979.40          100
October 2006               6,165,089.73          100
November 2006              6,023,702.84          100
December 2006              5,883,803.68          100
January 2007               5,745,393.34          100
February 2007              5,608,691.64          100
March 2007                 5,475,226.64          100
April 2007                 5,344,921.94          100
May 2007                   5,217,702.93          100
June 2007                  5,092,613.32          100
July 2007                  4,971,370.55          100
August 2007                4,852,999.52          100
September 2007             4,735,294.00          100
October 2007               4,554,911.12          100
November 2007              1,214,419.96          100
December 2007              1,186,749.18          100
January 2008               1,159,704.13          100
February 2008              1,133,270.70          100
March 2008                 1,107,435.12          100
April 2008                 1,082,183.93          100
May 2008                   1,057,503.96          100
June 2008                  1,033,382.35          100
July 2008                  1,009,806.53          100
August 2008                  986,764.19          100
September 2008               964,243.32          100
October 2008                 907,007.03          100
November 2008                779,019.73          100
December 2008                761,428.01          100
January 2009                 744,229.57          100
February 2009                727,415.68          100
March 2009                   710,977.78          100
April 2009                   694,907.53          100
May 2009                     679,196.75          100
June 2009                    663,837.45          100
July 2009                    648,821.81          100
August 2009                  634,142.19          100
September 2009               619,791.13          100
October 2009                 605,761.30          100
November 2009                592,045.57          100
December 2009                578,636.96          100
January 2010                 565,528.62          100
February 2010                552,713.89          100
March 2010                   540,186.22          100
April 2010                   527,939.23          100
May 2010                     515,966.68          100
June 2010                    504,262.45          100
July 2010                    492,820.58          100
August 2010                  481,635.23          100
September 2010               468,856.08          100
October 2010                 427,514.53          100
November 2010                      -              -

                                     III-1

Securitized Asset Backed Receivables LLC Trust 2006-WM1
All records


1. Summary Statistics

As-of / Cut-off Date: 2006-02-01
Number of Mortgage Loans: 3,529
Aggregate Principal Balance ($): 721,736,085
Weighted Average Current Mortgage Rate (%): 7.290
Non-Zero Weighted Average Margin (%): 6.392
Non-Zero Weighted Average Maximum Rate (%): 13.434
Non-Zero Weighted Average Months to Roll: 22
Weighted Average Stated Original Term (months): 340
Weighted Average Stated Remaining Term (months): 336
Weighted Average Combined Original LTV (%): 82.44
% First Liens: 89.18
% Owner Occupied: 96.20
% Purchase: 52.81
% Full Documentation: 31.40
Non-Zero Weighted Average FICO Score: 640


2. Product Types

                                                                               % of Mortgage     Weighted   Weighted
                                                                               Loan Pool by      Average     Average     Weighted
                                               Number of      Aggregate          Aggregate        Gross     Remaining    Average
Product                                        Mortgage     Cut-off Date       Cut-off Date      Interest     Term       Combined
Types                                            Loans    Principal Balance  Principal Balance     Rate     (months)   Original LTV
---------------------------------------------  ---------  -----------------  -----------------   --------   ---------  ------------
ARM - 10 Year/6 Month - 5 Yr IO                        1            $85,520               0.01%     7.676%        356         80.00%
ARM - 10 Year/6 Month - 10 Yr IO                       2            966,649               0.13      5.973         356         82.62
ARM - 10 Year/6 Month                                  4            905,844               0.13      6.442         356         78.16
ARM - 2 Year/6 Month LIBOR                           813        180,329,206              24.99      7.199         356         80.97
ARM - 2 Year/6 Month LIBOR/30-40 Year Balloon        834        262,787,975              36.41      6.976         356         80.22
ARM - 2 Year/6 Month LIBOR/Interest Only             296         95,337,003              13.21      6.456         356         81.88
ARM - 3 Year/6 Month LIBOR                            45         11,650,975               1.61      7.025         356         79.37
ARM - 3 Year/6 Month LIBOR/30-40 Year Balloon         33          9,934,745               1.38      6.611         356         80.23
ARM - 3 Year/6 Month LIBOR/Interest Only              37          9,429,793               1.31      6.567         356         82.69
ARM - 5 Year/6 Month LIBOR                            23          5,426,762               0.75      6.837         356         82.95
ARM - 5 Year/6 Month LIBOR/30-40 Year Balloon         27          8,668,279               1.20      6.568         356         76.94
ARM - 5 Year/6 Month LIBOR/Interest Only              27          8,218,043               1.14      6.401         355         80.66
ARM - 6 Month LIBOR                                    5          1,858,829               0.26      7.656         356         84.78
Balloon - 15/30                                    1,138         77,229,920              10.70     10.245         176         99.45
Balloon - 30/40                                       34         10,498,231               1.45      6.860         356         76.35
Fixed Rate                                           210         38,408,313               5.32      6.993         339         76.43
---------------------------------------------  ---------  -----------------  -----------------   --------   ---------  ------------
Total:                                             3,529       $721,736,085             100.00%     7.290%        336         82.44%


3. Range of Gross Interest Rates (%)

                                                              % of Mortgage      Weighted    Weighted
Range of                                                      Loan Pool by       Average      Average      Weighted
Gross                       Number of       Aggregate           Aggregate         Gross      Remaining     Average
Interest                    Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Rates (%)                     Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
5.000% - 5.999%                   235         $78,864,075               10.93%      5.808%         354          78.83%
6.000% - 6.999%                 1,099         318,392,966               44.11       6.598          355          79.68
7.000% - 7.999%                   793         193,398,544               26.80       7.489          354          81.50
8.000% - 8.999%                   364          58,050,640                8.04       8.472          325          86.21
9.000% - 9.999%                   397          29,902,498                4.14       9.721          208          96.55
10.000% - 10.999%                 424          29,084,211                4.03      10.623          179          98.82
11.000% - 11.999%                 186          12,268,282                1.70      11.434          176          98.98
12.000% - 12.999%                  30           1,738,474                0.24      12.564          176          98.40
13.000% - 13.999%                   1              36,395                0.01      13.000          235         100.00
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          3,529        $721,736,085              100.00%      7.290%         336          82.44%

Minimum: 5.075%
Maximum: 13.000%
Weighted Average: 7.290%


4. Range of Cut-off Date Principal Balances ($)

                                                              % of Mortgage      Weighted    Weighted
Range of                                                      Loan Pool by       Average      Average      Weighted
Cut-off                     Number of       Aggregate           Aggregate         Gross      Remaining     Average
Date Principal              Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Balances ($)                  Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
$1 - $25,000                      113          $2,176,406                0.30%     10.223%         177          99.23%
$25,001 - $50,000                 350          13,366,911                1.85      10.146          190          97.39
$50,001 - $75,000                 401          25,129,738                3.48       9.700          215          95.09
$75,001 - $100,000                320          27,878,095                3.86       9.237          244          91.80
$100,001 - $125,000               269          30,277,035                4.20       8.398          280          87.60
$125,001 - $150,000               230          31,776,131                4.40       7.889          310          83.49
$150,001 - $175,000               194          31,589,059                4.38       7.480          331          81.39
$175,001 - $200,000               199          37,801,912                5.24       7.314          342          81.24
$200,001 - $225,000               159          33,828,602                4.69       7.049          355          80.53
$225,001 - $250,000               156          37,033,301                5.13       7.008          351          79.13
$250,001 - $275,000               168          44,181,248                6.12       6.847          356          80.33
$275,001 - $300,000               153          43,918,995                6.09       6.916          356          80.42
$300,001 - $325,000               129          40,376,018                5.59       6.841          355          81.34
$325,001 - $350,000               118          39,795,781                5.51       6.963          356          81.53
$350,001 - $375,000                73          26,431,418                3.66       6.875          356          79.67
$375,001 - $400,000                83          32,383,819                4.49       6.683          356          80.22
$400,001 - $425,000                60          24,826,427                3.44       6.945          356          80.97
$425,001 - $450,000                60          26,277,384                3.64       6.912          356          80.52
$450,001 - $475,000                50          23,160,168                3.21       6.773          356          80.35
$475,001 - $500,000                33          16,102,452                2.23       6.689          356          80.87
$500,001 - $750,000               176         104,855,992               14.53       6.816          356          81.43
$750,001 - $1,000,000              34          27,481,244                3.81       6.836          356          80.87
$1,000,001 >=                       1           1,087,947                0.15       6.925          356          65.07
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          3,529        $721,736,085              100.00%      7.290%         336          82.44%

Minimum: $12,783
Maximum: $1,087,947
Average: $204,516


5. Original Terms (month)

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
Original                    Number of       Aggregate           Aggregate         Gross      Remaining     Average
Terms                       Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
(month)                       Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
120                                 3            $155,025                0.02%      6.836%         115          76.05%
180                             1,165          79,746,151               11.05      10.156          176          98.62
240                                 9           1,012,680                0.14       7.650          235          86.40
300                                 2             348,021                0.05       5.712          295          74.90
360                             2,350         640,474,208               88.74       6.933          356          80.43
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          3,529        $721,736,085              100.00%      7.290%         336          82.44%

Minimum: 120
Maximum: 360
Weighted Average: 340


6. Range of Remaining Terms (month)

                                                              % of Mortgage      Weighted    Weighted
Range of                                                      Loan Pool by       Average      Average      Weighted
Remaining                   Number of       Aggregate           Aggregate         Gross      Remaining     Average
Terms                       Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
(month)                       Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
61 - 120                            3            $155,025                0.02%      6.836%         115          76.05%
121 - 180                       1,165          79,746,151               11.05      10.156          176          98.62
181 - 240                           9           1,012,680                0.14       7.650          235          86.40
241 - 300                           2             348,021                0.05       5.712          295          74.90
301 - 360                       2,350         640,474,208               88.74       6.933          356          80.43
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          3,529        $721,736,085              100.00%      7.290%         336          82.44%

Minimum: 115
Maximum: 357
Weighted Average: 336


7. Range of Combined Original LTV Ratios (%)

                                                              % of Mortgage      Weighted    Weighted
Range of                                                      Loan Pool by       Average      Average      Weighted
Combined                    Number of       Aggregate           Aggregate         Gross      Remaining     Average
Original                    Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
LTV Ratios (%)                Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
20.01% - 25.00%                     2            $404,180                0.06%      6.531%         355          20.99%
25.01% - 30.00%                     3             398,916                0.06       7.365          356          25.90
30.01% - 35.00%                     7             757,552                0.10       6.829          356          32.59
35.01% - 40.00%                     7           1,142,938                0.16       7.492          299          37.74
40.01% - 45.00%                     6           1,250,593                0.17       6.809          338          42.95
45.01% - 50.00%                    21           4,026,891                0.56       6.763          356          48.14
50.01% - 55.00%                    21           4,403,069                0.61       6.889          352          52.00
55.01% - 60.00%                    33           7,287,599                1.01       6.965          353          58.18
60.01% - 65.00%                    51          11,345,427                1.57       6.976          351          62.90
65.01% - 70.00%                    84          24,990,770                3.46       6.914          354          68.32
70.01% - 75.00%                   121          35,068,232                4.86       6.779          354          73.91
75.01% - 80.00%                 1,379         381,913,400               52.92       6.814          355          79.84
80.01% - 85.00%                   208          54,530,905                7.56       7.072          353          84.39
85.01% - 90.00%                   271          71,342,212                9.88       7.174          352          89.52
90.01% - 95.00%                   239          48,964,303                6.78       7.834          341          94.70
95.01% - 100.00%                1,076          73,909,098               10.24      10.175          179          99.93
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          3,529        $721,736,085              100.00%      7.290%         336          82.44%

Minimum: 20.08%
Maximum: 100.00%
Weighted Average: 82.44%


8. Range of Gross Margins (%)

                                                              % of Mortgage      Weighted    Weighted
Range                                                         Loan Pool by       Average      Average      Weighted
of                          Number of       Aggregate           Aggregate         Gross      Remaining     Average
Gross                       Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Margins (%)                   Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Fixed Rate Loans                1,382        $126,136,465               17.48%      8.973%         240          90.52%
0.001% - 3.500%                     4           1,135,667                0.16       6.477          355          85.61
3.501% - 4.000%                   100          21,472,020                2.98       6.985          356          81.40
4.001% - 4.500%                     3           1,339,176                0.19       5.566          354          81.34
4.501% - 5.000%                    14           4,723,110                0.65       6.056          355          82.03
5.001% - 5.500%                   204          61,216,444                8.48       6.418          356          77.50
5.501% - 6.000%                   315          90,999,050               12.61       6.430          356          79.14
6.001% - 6.500%                   607         174,616,927               24.19       6.755          356          80.20
6.501% - 7.000%                   431         112,755,782               15.62       7.141          356          81.33
7.001% - 7.500%                   243          68,955,528                9.55       7.424          356          82.22
7.501% - 8.000%                   191          50,280,372                6.97       7.828          356          84.74
8.001% - 8.500%                    24           5,946,809                0.82       8.312          356          84.48
8.501% - 9.000%                     8           1,433,936                0.20       8.212          355          85.64
9.001% - 9.500%                     3             724,800                0.10       9.035          356          92.35
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          3,529        $721,736,085              100.00%      7.290%         336          82.44%

Non-Zero Minimum: 0.250%
Maximum: 9.375%
Non-Zero Weighted Average: 6.392%


9. Range of Minimum Mortgage Rates (%)

Range                                                         % of Mortgage      Weighted    Weighted
of                                                            Loan Pool by       Average      Average      Weighted
Minimum                     Number of       Aggregate           Aggregate         Gross      Remaining     Average
Mortgage                    Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Rates (%)                     Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Fixed Rate Loans                1,382        $126,136,465               17.48%      8.973%         240          90.52%
3.501% - 4.000%                     1             157,049                0.02       7.750          356          90.00
4.501% - 5.000%                     1             233,773                0.03       5.800          355          80.00
5.001% - 5.500%                    24           8,264,572                1.15       5.407          355          77.68
5.501% - 6.000%                   207          68,729,575                9.52       5.893          356          80.00
6.001% - 6.500%                   415         125,495,375               17.39       6.339          356          78.97
6.501% - 7.000%                   597         170,479,645               23.62       6.821          356          80.64
7.001% - 7.500%                   377          97,601,271               13.52       7.296          356          80.82
7.501% - 8.000%                   310          77,332,093               10.71       7.774          356          82.93
8.001% - 8.500%                   120          27,208,081                3.77       8.292          356          83.30
8.501% - 9.000%                    65          14,935,823                2.07       8.753          356          85.21
9.001% - 9.500%                    16           2,887,518                0.40       9.344          356          86.10
9.501% - 10.000%                   12           1,880,642                0.26       9.699          356          75.80
10.001% - 10.500%                   2             394,205                0.05      10.086          355          56.73
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          3,529        $721,736,085              100.00%      7.290%         336          82.44%

Non-Zero Minimum: 3.851%
Maximum: 10.100%
Non-Zero Weighted Average: 6.929%


10. Range of Maximum Mortgage Rates (%)

Range                                                         % of Mortgage      Weighted    Weighted
of                                                            Loan Pool by       Average      Average      Weighted
Maximum                     Number of       Aggregate           Aggregate         Gross      Remaining     Average
Mortgage                    Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Rates (%)                     Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Fixed Rate Loans                1,382        $126,136,465               17.48%      8.973%         240          90.52%
11.501% - 12.000%                  22           7,760,028                1.08       5.365          355          77.50
12.001% - 12.500%                 208          69,310,241                9.60       5.881          356          79.88
12.501% - 13.000%                 411         124,705,077               17.28       6.337          356          79.04
13.001% - 13.500%                 599         171,381,807               23.75       6.820          356          80.66
13.501% - 14.000%                 377          97,310,876               13.48       7.302          356          80.81
14.001% - 14.500%                 313          77,221,307               10.70       7.772          356          83.09
14.501% - 15.000%                 121          27,608,239                3.83       8.278          356          82.76
15.001% - 15.500%                  64          14,507,799                2.01       8.761          356          85.57
15.501% - 16.000%                  17           3,451,600                0.48       9.206          356          84.04
16.001% - 16.500%                  10           1,652,104                0.23       9.681          356          76.91
16.501% - 17.000%                   4             468,037                0.06       9.971          356          75.47
17.001% - 17.500%                   1             222,506                0.03      10.075          355          38.78
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          3,529        $721,736,085              100.00%      7.290%         336          82.44%

Non-Zero Minimum: 11.575%
Maximum: 17.075%
Non-Zero Weighted Average: 13.434%


11. Initial Cap (%)

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
                            Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Initial Cap (%)               Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Fixed Rate Loans                1,382        $126,136,465               17.48%      8.973%         240          90.52%
0.001% - 1.000%                    27           6,258,090                0.87       7.549          356          85.27
1.001% - 1.500%                    30           7,263,136                1.01       6.554          355          81.04
1.501% - 2.000%                     1             135,603                0.02       8.750          355          85.00
2.001% - 2.500%                     1             174,886                0.02       6.715          356          90.00
2.501% - 3.000%                 2,055         572,059,850               79.26       6.941          356          80.68
4.501% - 5.000%                    32           9,484,496                1.31       6.349          356          80.66
5.501% - 6.000%                     1             223,560                0.03       6.375          350          80.00
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          3,529        $721,736,085              100.00%      7.290%         336          82.44%

Non-Zero Minimum: 1.000%
Maximum: 6.000%
Non-Zero Weighted Average: 2.993%


12. Periodic Cap (%)

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
Periodic                    Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Cap (%)                       Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Fixed Rate Loans                1,382        $126,136,465               17.48%      8.973%         240          90.52%
1.00%                           2,134         592,885,281               82.15       6.927          356          80.78
1.50%                               1             211,200                0.03       5.900          355          80.00
2.00%                              12           2,503,140                0.35       8.410          355          69.01
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          3,529        $721,736,085              100.00%      7.290%         336          82.44%

Non-Zero Minimum: 1.000%
Maximum: 2.000%
Non-Zero Weighted Average: 1.004%


13. Next Rate Adjustment Date

                                                              % of Mortgage      Weighted    Weighted
Next                                                          Loan Pool by       Average      Average      Weighted
Rate                        Number of       Aggregate           Aggregate         Gross      Remaining     Average
Adjustment                  Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Date                          Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Fixed Rate Loans                1,382        $126,136,465               17.48%      8.973%         240          90.52%
Mar-06                              1             357,590                0.05       6.600          355          80.00
Apr-06                              3           1,365,951                0.19       8.022          356          86.50
Aug-06                              1             135,288                0.02       6.750          354          80.00
Apr-07                              1             301,769                0.04       7.700          350          80.00
May-07                              1             129,153                0.02       7.750          351          80.00
Jun-07                              3             577,459                0.08       7.002          352          82.87
Jul-07                              8           1,629,851                0.23       7.228          353          80.55
Aug-07                             53          16,430,859                2.28       6.820          354          80.80
Sep-07                            466         134,969,376               18.70       6.860          355          80.63
Oct-07                          1,393         380,789,290               52.76       6.998          356          80.80
Nov-07                             18           3,626,427                0.50       6.871          357          81.70
May-08                              1              53,123                0.01       6.750          351          89.40
Jul-08                              1             174,658                0.02       7.100          353          80.00
Aug-08                              3             822,669                0.11       5.952          354          81.76
Sep-08                             30           9,327,073                1.29       6.583          355          81.73
Oct-08                             78          20,035,862                2.78       6.855          356          80.11
Nov-08                              2             602,128                0.08       6.986          357          80.00
Apr-10                              1             223,560                0.03       6.375          350          80.00
Aug-10                              3           1,604,949                0.22       5.918          354          81.23
Sep-10                             23           5,698,890                0.79       6.461          355          77.72
Oct-10                             50          14,785,684                2.05       6.689          356          80.40
Oct-15                              6           1,535,364                0.21       6.310          356          78.91
Nov-15                              1             422,649                0.06       6.100          357          86.00
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          3,529        $721,736,085              100.00%      7.290%         336          82.44%

Non-Zero Weighted Average: 2007-11-28


14. Geographical Distribution

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
Geographical                Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Distribution                  Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
California                      1,247        $335,046,045               46.42%      7.177%         334          81.72%
New York                          186          50,825,216                7.04       7.108          338          81.78
Maryland                          192          40,347,401                5.59       7.440          337          83.09
Florida                           232          35,827,287                4.96       7.442          340          82.27
New Jersey                        146          31,377,025                4.35       7.240          340          82.08
Illinois                          159          25,417,822                3.52       7.305          336          83.17
Washington                        156          24,861,111                3.44       7.161          334          84.45
Virginia                          111          23,945,378                3.32       7.844          331          82.46
Massachusetts                      97          22,417,955                3.11       6.970          339          83.42
Nevada                            109          20,722,137                2.87       7.637          333          83.30
Arizona                           102          17,166,662                2.38       7.234          340          83.57
Texas                             189          16,784,858                2.33       7.919          330          85.04
Connecticut                        58           9,463,014                1.31       7.345          336          81.39
Georgia                            63           7,124,301                0.99       7.794          330          82.31
Colorado                           41           5,867,549                0.81       7.405          336          84.76
Pennsylvania                       41           4,372,277                0.61       7.570          337          84.91
Oregon                             22           4,192,965                0.58       7.015          340          83.06
District of Columbia               14           4,149,308                0.57       7.027          347          79.55
New Hampshire                      17           3,290,254                0.46       7.473          337          85.09
Ohio                               21           2,887,767                0.40       7.763          335          87.24
Idaho                              25           2,785,343                0.39       7.235          332          81.48
Rhode Island                       16           2,644,107                0.37       7.738          335          85.39
North Carolina                     30           2,643,330                0.37       7.991          335          83.44
Michigan                           20           2,578,235                0.36       7.676          338          84.31
Tennessee                          31           2,461,656                0.34       7.188          329          84.80
Louisiana                          25           2,271,670                0.31       7.646          334          85.90
Indiana                            21           2,177,171                0.30       7.819          347          85.96
Minnesota                          13           1,914,624                0.27       8.071          334          86.22
New Mexico                         18           1,824,576                0.25       7.648          325          83.82
Montana                            11           1,732,906                0.24       7.698          339          85.21
Maine                              12           1,554,006                0.22       7.336          325          84.18
South Carolina                     13           1,543,690                0.21       7.133          318          83.15
Oklahoma                           21           1,382,345                0.19       7.328          325          83.23
Delaware                           10           1,366,140                0.19       7.331          333          80.39
Mississippi                        18           1,130,210                0.16       7.873          328          85.02
Missouri                           12           1,077,630                0.15       8.028          344          88.56
Arkansas                            4             971,365                0.13       7.815          356          92.35
West Virginia                       6             920,412                0.13       7.566          332          83.40
Wisconsin                           7             873,020                0.12       8.057          343          87.37
Utah                                4             709,487                0.10       7.357          337          85.44
Kentucky                            3             317,269                0.04       7.102          355          86.76
Iowa                                2             216,944                0.03       7.734          356          87.82
Vermont                             2             209,998                0.03       7.750          356          45.35
Kansas                              1             197,418                0.03       7.600          356          78.26
Wyoming                             1             146,200                0.02       5.990          355          85.00
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          3,529        $721,736,085              100.00%      7.290%         336          82.44%

Number of States Represented: 45


15. Occupancy

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
                            Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Occupancy                     Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Primary                         3,374        $694,294,519               96.20%      7.284%         335          82.36%
Second Home                       107          19,273,754                2.67       7.449          330          85.86
Investment                         48           8,167,812                1.13       7.412          355          81.33
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          3,529        $721,736,085              100.00%      7.290%         336          82.44%


16. Property Types

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
Property                    Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Types                         Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Single Family Residence         2,507        $516,484,993               71.56%      7.266%         336          82.26%
Planned Unit Development          461          93,769,602               12.99       7.483          334          82.87
Condo                             377          61,617,943                8.54       7.249          332          83.47
2-4 Family                        184          49,863,548                6.91       7.229          338          82.24
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          3,529        $721,736,085              100.00%      7.290%         336          82.44%


17. Loan Purpose

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
Loan                        Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Purpose                       Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Purchase                        2,097        $381,115,485               52.81%      7.487%         326          84.35%
Refinance - Cashout             1,356         325,433,599               45.09       7.067          346          80.32
Refinance - Rate Term              76          15,187,001                2.10       7.128          344          80.19
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          3,529        $721,736,085              100.00%      7.290%         336          82.44%


18. Documentation Level

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
Documentation               Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Level                         Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Stream Lined Documentation      1,225        $226,812,893               31.43%      7.710%         321          84.11%
Full Documentation              1,284         224,334,247               31.08       7.141          339          83.31
Stated Documentation              411         125,827,305               17.43       7.011          352          76.78
Limited Documentation             470         113,539,264               15.73       7.020          338          83.30
Lite Documentation                133          28,961,323                4.01       7.425          338          83.71
Full-Alternate                      6           2,261,053                0.31       7.197          346          84.54
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          3,529        $721,736,085              100.00%      7.290%         336          82.44%


19. Original Prepayment Penalty Term (months)

                                                              % of Mortgage      Weighted    Weighted
Original                                                      Loan Pool by       Average      Average      Weighted
Prepayment                  Number of       Aggregate           Aggregate         Gross      Remaining     Average
Penalty                     Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Term (months)                 Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
None                            1,357        $249,025,742               34.50%      7.543%         330          83.46%
12 Months                         103          26,930,388                3.73       7.389          339          82.70
24 Months                       1,847         397,018,079               55.01       7.171          338          82.33
36 Months                         221          48,425,704                6.71       6.899          345          77.97
Other                               1             336,173                0.05       8.200          354          90.00
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          3,529        $721,736,085              100.00%      7.290%         336          82.44%

Non-Zero Minimum: 6
Maximum: 36
Non-Zero Weighted Average: 25


20. Lien Position

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
Lien                        Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Position                      Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
1st Lien                        2,376        $643,676,530               89.18%      6.932%         355          80.38%
2nd Lien                        1,153          78,059,555               10.82      10.243          176          99.44
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          3,529        $721,736,085              100.00%      7.290%         336          82.44%


21. FICO Score

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
FICO                        Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Score                         Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
500                                 2            $539,254                0.07%      7.814%         354          76.49%
501 - 520                          51          10,965,179                1.52       8.202          356          75.35
521 - 540                         100          22,378,624                3.10       7.691          355          74.97
541 - 560                         134          33,810,074                4.68       7.525          355          80.75
561 - 580                         174          42,717,745                5.92       7.251          354          80.50
581 - 600                         283          51,169,660                7.09       7.255          342          81.47
601 - 620                         534         104,696,841               14.51       7.422          337          82.66
621 - 640                         492         102,757,968               14.24       7.309          334          83.42
641 - 660                         526         108,041,832               14.97       7.247          331          82.81
661 - 680                         430          86,273,844               11.95       7.208          328          83.56
681 - 700                         263          54,314,454                7.53       7.168          329          83.74
701 - 720                         225          43,529,423                6.03       7.168          325          83.15
721 - 740                         130          24,535,520                3.40       6.908          328          83.77
741 - 760                          83          17,376,441                2.41       7.000          326          83.69
761 - 780                          68          11,684,658                1.62       7.172          329          83.54
781 - 800                          31           6,385,942                0.88       7.248          325          83.75
801 >=                              3             558,626                0.08       7.321          304          85.73
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          3,529        $721,736,085              100.00%      7.290%         336          82.44%

Non-Zero Minimum: 500
Maximum: 814
Non-Zero Weighted Average: 640


BARCLAYS CAPITAL


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIESThe asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUSThe depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Securitized Asset Backed Receivables LLC Trust 2006-WM1
Group 1


1. Summary Statistics

As-of / Cut-off Date: 2006-02-01
Number of Mortgage Loans: 1,343
Aggregate Principal Balance ($): 201,874,537
Weighted Average Current Mortgage Rate (%): 7.369
Non-Zero Weighted Average Margin (%): 6.292
Non-Zero Weighted Average Maximum Rate (%): 13.551
Non-Zero Weighted Average Months to Roll: 20
Weighted Average Stated Original Term (months): 340
Weighted Average Stated Remaining Term (months): 336
Weighted Average Combined Original LTV (%): 81.65
% First Liens: 90.11
% Owner Occupied: 91.89
% Purchase: 23.48
% Full Documentation: 40.98
Non-Zero Weighted Average FICO Score: 621


2. Product Types

                                                                               % of Mortgage     Weighted   Weighted
                                                                               Loan Pool by      Average     Average     Weighted
                                               Number of      Aggregate          Aggregate        Gross     Remaining    Average
Product                                        Mortgage     Cut-off Date       Cut-off Date      Interest     Term       Combined
Types                                            Loans    Principal Balance  Principal Balance     Rate     (months)   Original LTV
---------------------------------------------  ---------  -----------------  -----------------   --------   ---------  ------------
ARM - 2 Year/6 Month LIBOR                           493        $83,445,564              41.34%     7.224%        356         79.63%
ARM - 2 Year/6 Month LIBOR/30-40 Year Balloon        312         66,520,912              32.95      6.982         356         79.56
ARM - 2 Year/6 Month LIBOR/Interest Only              58         13,167,580               6.52      6.490         356         82.79
ARM - 3 Year/6 Month LIBOR                            26          5,235,613               2.59      7.120         356         79.94
ARM - 3 Year/6 Month LIBOR/30-40 Year Balloon         13          2,717,465               1.35      6.325         356         76.65
ARM - 3 Year/6 Month LIBOR/Interest Only              11          2,383,712               1.18      6.597         356         81.59
ARM - 6 Month LIBOR                                    1            135,288               0.07      6.750         354         80.00
Balloon - 15/30                                      383         19,965,028               9.89     10.431         176         99.58
Balloon - 30/40                                       15          3,179,970               1.58      7.165         356         79.47
Fixed Rate                                            31          5,123,406               2.54      6.402         264         74.68
---------------------------------------------  ---------  -----------------  -----------------   --------   ---------  ------------
Total:                                             1,343       $201,874,537             100.00%     7.369%        336         81.65%


3. Range of Gross Interest Rates (%)

                                                              % of Mortgage      Weighted    Weighted
Range of                                                      Loan Pool by       Average      Average      Weighted
Gross                       Number of       Aggregate           Aggregate         Gross      Remaining     Average
Interest                    Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Rates (%)                     Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
5.000% - 5.999%                    76         $17,535,297                8.69%      5.800%         349          77.77%
6.000% - 6.999%                   412          84,206,732               41.71       6.619          353          78.76
7.000% - 7.999%                   350          61,207,236               30.32       7.494          353          80.93
8.000% - 8.999%                   151          19,172,399                9.50       8.435          341          83.48
9.000% - 9.999%                   116           6,396,180                3.17       9.772          201          97.18
10.000% - 10.999%                 162           9,002,140                4.46      10.614          184          97.58
11.000% - 11.999%                  70           3,987,515                1.98      11.409          176          99.78
12.000% - 12.999%                   6             367,037                0.18      12.476          176          97.59
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          1,343        $201,874,537              100.00%      7.369%         336          81.65%

Minimum: 5.100%
Maximum: 12.875%
Weighted Average: 7.369%


4. Range of Cut-off Date Principal Balances ($)

                                                              % of Mortgage      Weighted    Weighted
Range of                                                      Loan Pool by       Average      Average      Weighted
Cut-off                     Number of       Aggregate           Aggregate         Gross      Remaining     Average
Date Principal              Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Balances ($)                  Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
$1 - $25,000                       11            $251,358                0.12%      8.931%         176          99.04%
$25,001 - $50,000                 187           7,350,933                3.64      10.015          185          97.38
$50,001 - $75,000                 219          13,762,741                6.82       9.704          223          94.06
$75,001 - $100,000                124          10,581,673                5.24       8.361          305          85.16
$100,001 - $125,000               115          12,998,784                6.44       7.180          346          79.53
$125,001 - $150,000               130          17,984,613                8.91       7.227          350          78.48
$150,001 - $175,000                80          13,025,197                6.45       7.114          352          77.04
$175,001 - $200,000                76          14,414,321                7.14       7.062          356          77.50
$200,001 - $225,000                72          15,337,444                7.60       7.202          356          80.65
$225,001 - $250,000                61          14,512,978                7.19       7.069          350          76.63
$250,001 - $275,000                77          20,197,174               10.00       6.794          356          80.93
$275,001 - $300,000                66          18,954,485                9.39       6.955          356          81.04
$300,001 - $325,000                55          17,220,302                8.53       6.829          353          81.39
$325,001 - $350,000                49          16,528,037                8.19       6.853          356          81.16
$350,001 - $375,000                 9           3,184,734                1.58       6.798          356          81.91
$375,001 - $400,000                 3           1,197,143                0.59       6.627          356          83.44
$400,001 - $425,000                 2             816,032                0.40       6.687          355          72.24
$425,001 - $450,000                 2             887,610                0.44       6.501          355          87.59
$450,001 - $475,000                 1             458,253                0.23       7.600          356          85.00
$475,001 - $500,000                 1             487,180                0.24       7.150          356          85.00
$500,001 - $750,000                 3           1,723,545                0.85       6.524          355          81.38
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          1,343        $201,874,537              100.00%      7.369%         336          81.65%

Minimum: $19,347
Maximum: $670,320
Average: $150,316


5. Original Terms (month)

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
Original                    Number of       Aggregate           Aggregate         Gross      Remaining     Average
Terms                       Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
(month)                       Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
120                                 1             $38,497                0.02%      5.200%         115          51.95%
180                               401          21,929,126               10.86      10.102          176          96.64
240                                 3             713,483                0.35       6.541          235          82.59
300                                 2             348,021                0.17       5.712          295          74.90
360                               936         178,845,410               88.59       7.041          356          79.83
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          1,343        $201,874,537              100.00%      7.369%         336          81.65%

Minimum: 120
Maximum: 360
Weighted Average: 340


6. Range of Remaining Terms (month)

                                                              % of Mortgage      Weighted    Weighted
Range of                                                      Loan Pool by       Average      Average      Weighted
Remaining                   Number of       Aggregate           Aggregate         Gross      Remaining     Average
Terms                       Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
(month)                       Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
61 - 120                            1             $38,497                0.02%      5.200%         115          51.95%
121 - 180                         401          21,929,126               10.86      10.102          176          96.64
181 - 240                           3             713,483                0.35       6.541          235          82.59
241 - 300                           2             348,021                0.17       5.712          295          74.90
301 - 360                         936         178,845,410               88.59       7.041          356          79.83
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          1,343        $201,874,537              100.00%      7.369%         336          81.65%

Minimum: 115
Maximum: 357
Weighted Average: 336


7. Range of Combined Original LTV Ratios (%)

                                                              % of Mortgage      Weighted    Weighted
Range of                                                      Loan Pool by       Average      Average      Weighted
Combined                    Number of       Aggregate           Aggregate         Gross      Remaining     Average
Original                    Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
LTV Ratios (%)                Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
20.01% - 25.00%                     2            $404,180                0.20%      6.531%         355          20.99%
25.01% - 30.00%                     2             224,639                0.11       8.541          356          26.32
30.01% - 35.00%                     4             508,130                0.25       6.661          356          32.84
35.01% - 40.00%                     5             923,753                0.46       7.596          285          37.62
40.01% - 45.00%                     5             870,315                0.43       7.053          331          42.91
45.01% - 50.00%                    13           2,367,794                1.17       6.812          356          47.66
50.01% - 55.00%                    11           1,864,357                0.92       6.732          351          52.10
55.01% - 60.00%                    17           2,992,909                1.48       6.886          349          57.75
60.01% - 65.00%                    31           6,035,495                2.99       6.862          348          63.14
65.01% - 70.00%                    49          10,405,646                5.15       6.955          353          68.98
70.01% - 75.00%                    65          12,939,641                6.41       6.985          352          74.01
75.01% - 80.00%                   436          75,749,693               37.52       6.931          355          79.65
80.01% - 85.00%                   117          24,725,810               12.25       7.183          350          84.45
85.01% - 90.00%                   129          26,410,330               13.08       7.054          354          89.45
90.01% - 95.00%                   100          16,234,188                8.04       7.729          342          94.63
95.01% - 100.00%                  357          19,217,655                9.52      10.338          181          99.93
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          1,343        $201,874,537              100.00%      7.369%         336          81.65%

Minimum: 20.08%
Maximum: 100.00%
Weighted Average: 81.65%


8. Range of Gross Margins (%)

                                                              % of Mortgage      Weighted    Weighted
Range                                                         Loan Pool by       Average      Average      Weighted
of                          Number of       Aggregate           Aggregate         Gross      Remaining     Average
Gross                       Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Margins (%)                   Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Fixed Rate Loans                  429         $28,268,404               14.00%      9.333%         212          92.80%
0.001% - 3.500%                     2             361,721                0.18       6.887          356          90.00
3.501% - 4.000%                    55           9,253,007                4.58       6.913          356          80.03
4.001% - 4.500%                     2             529,266                0.26       6.012          355          87.76
4.501% - 5.000%                     6           1,378,195                0.68       6.265          355          83.70
5.001% - 5.500%                    89          18,712,649                9.27       6.504          356          74.47
5.501% - 6.000%                   137          27,116,222               13.43       6.599          356          77.53
6.001% - 6.500%                   239          47,402,262               23.48       6.911          356          79.39
6.501% - 7.000%                   200          37,435,277               18.54       7.326          356          81.39
7.001% - 7.500%                   106          18,189,126                9.01       7.633          356          81.88
7.501% - 8.000%                    78          13,228,407                6.55       7.876          356          85.39
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          1,343        $201,874,537              100.00%      7.369%         336          81.65%

Non-Zero Minimum: 0.250%
Maximum: 7.990%
Non-Zero Weighted Average: 6.292%


9. Range of Minimum Mortgage Rates (%)

Range                                                         % of Mortgage      Weighted    Weighted
of                                                            Loan Pool by       Average      Average      Weighted
Minimum                     Number of       Aggregate           Aggregate         Gross      Remaining     Average
Mortgage                    Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Rates (%)                     Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Fixed Rate Loans                  429         $28,268,404               14.00%      9.333%         212          92.80%
3.501% - 4.000%                     1             157,049                0.08       7.750          356          90.00
4.501% - 5.000%                     1             233,773                0.12       5.800          355          80.00
5.001% - 5.500%                     8           2,428,609                1.20       5.427          355          83.06
5.501% - 6.000%                    67          15,287,164                7.57       5.925          356          78.70
6.001% - 6.500%                   148          29,610,885               14.67       6.353          356          76.32
6.501% - 7.000%                   249          50,680,072               25.10       6.833          356          79.79
7.001% - 7.500%                   171          31,678,164               15.69       7.288          356          80.79
7.501% - 8.000%                   154          25,583,867               12.67       7.782          356          81.28
8.001% - 8.500%                    75          12,096,153                5.99       8.319          356          82.68
8.501% - 9.000%                    29           4,541,347                2.25       8.740          356          83.96
9.001% - 9.500%                     3             303,558                0.15       9.159          355          87.35
9.501% - 10.000%                    6             611,289                0.30       9.766          355          80.53
10.001% - 10.500%                   2             394,205                0.20      10.086          355          56.73
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          1,343        $201,874,537              100.00%      7.369%         336          81.65%

Non-Zero Minimum: 3.851%
Maximum: 10.100%
Non-Zero Weighted Average: 7.039%


10. Range of Maximum Mortgage Rates (%)

Range                                                         % of Mortgage      Weighted    Weighted
of                                                            Loan Pool by       Average      Average      Weighted
Maximum                     Number of       Aggregate           Aggregate         Gross      Remaining     Average
Mortgage                    Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Rates (%)                     Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Fixed Rate Loans                  429         $28,268,404               14.00%      9.333%         212          92.80%
11.501% - 12.000%                   8           2,428,609                1.20       5.427          355          83.06
12.001% - 12.500%                  67          15,310,549                7.58       5.896          356          78.60
12.501% - 13.000%                 144          29,091,463               14.41       6.338          356          76.41
13.001% - 13.500%                 251          51,366,514               25.44       6.834          356          79.84
13.501% - 14.000%                 171          31,563,849               15.64       7.299          356          80.74
14.001% - 14.500%                 157          25,692,155               12.73       7.777          356          81.42
14.501% - 15.000%                  75          12,098,737                5.99       8.303          356          82.17
15.001% - 15.500%                  29           4,520,488                2.24       8.757          356          83.73
15.501% - 16.000%                   4             528,275                0.26       8.953          355          86.35
16.001% - 16.500%                   4             382,751                0.19       9.729          355          88.15
16.501% - 17.000%                   3             400,236                0.20       9.945          356          73.01
17.001% - 17.500%                   1             222,506                0.11      10.075          355          38.78
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          1,343        $201,874,537              100.00%      7.369%         336          81.65%

Non-Zero Minimum: 11.600%
Maximum: 17.075%
Non-Zero Weighted Average: 13.551%


11. Initial Cap (%)

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
                            Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Initial Cap (%)               Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Fixed Rate Loans                  429         $28,268,404               14.00%      9.333%         212          92.80%
0.001% - 1.000%                    18           3,279,159                1.62       7.269          355          82.88
1.001% - 1.500%                    21           4,021,547                1.99       7.014          355          82.18
1.501% - 2.000%                     1             135,603                0.07       8.750          355          85.00
2.001% - 2.500%                     1             174,886                0.09       6.715          356          90.00
2.501% - 3.000%                   873         165,994,938               82.23       7.045          356          79.70
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          1,343        $201,874,537              100.00%      7.369%         336          81.65%

Non-Zero Minimum: 1.000%
Maximum: 3.000%
Non-Zero Weighted Average: 2.926%


12. Periodic Cap (%)

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
Periodic                    Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Cap (%)                       Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Fixed Rate Loans                  429         $28,268,404               14.00%      9.333%         212          92.80%
1.00%                             904         171,920,093               85.16       7.035          356          79.93
1.50%                               1             211,200                0.10       5.900          355          80.00
2.00%                               9           1,474,840                0.73       8.823          355          69.16
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          1,343        $201,874,537              100.00%      7.369%         336          81.65%

Non-Zero Minimum: 1.000%
Maximum: 2.000%
Non-Zero Weighted Average: 1.009%


13. Next Rate Adjustment Date

                                                              % of Mortgage      Weighted    Weighted
Next                                                          Loan Pool by       Average      Average      Weighted
Rate                        Number of       Aggregate           Aggregate         Gross      Remaining     Average
Adjustment                  Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Date                          Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Fixed Rate Loans                  429         $28,268,404               14.00%      9.333%         212          92.80%
Aug-06                              1             135,288                0.07       6.750          354          80.00
Apr-07                              1             301,769                0.15       7.700          350          80.00
May-07                              1             129,153                0.06       7.750          351          80.00
Jun-07                              2             378,279                0.19       7.009          352          84.38
Jul-07                              3             579,591                0.29       6.918          353          82.35
Aug-07                             21           4,268,903                2.11       7.291          354          81.54
Sep-07                            211          39,616,859               19.62       7.038          355          79.99
Oct-07                            616         116,730,487               57.82       7.068          356          79.71
Nov-07                              8           1,129,015                0.56       6.806          357          80.68
May-08                              1              53,123                0.03       6.750          351          89.40
Aug-08                              2             188,842                0.09       7.212          354          87.68
Sep-08                             13           3,067,393                1.52       6.564          355          79.59
Oct-08                             34           7,027,432                3.48       6.878          356          79.10
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          1,343        $201,874,537              100.00%      7.369%         336          81.65%

Non-Zero Weighted Average: 2007-10-13


14. Geographical Distribution

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
Geographical                Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Distribution                  Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
California                        319         $56,996,940               28.23%      7.313%         330          79.53%
Florida                           108          14,890,810                7.38       7.307          344          82.37
Maryland                           82          14,581,260                7.22       7.281          339          82.02
New Jersey                         65          13,132,233                6.51       7.258          345          82.03
New York                           60          12,195,423                6.04       7.179          334          79.18
Illinois                           68           9,992,886                4.95       7.137          344          81.47
Washington                         69           8,287,503                4.11       7.500          326          84.59
Arizona                            56           8,277,722                4.10       7.289          344          83.03
Texas                              89           7,717,537                3.82       8.010          335          84.61
Massachusetts                      37           7,467,260                3.70       7.134          336          84.65
Nevada                             44           7,427,630                3.68       7.260          343          81.15
Virginia                           37           5,359,057                2.65       7.954          325          82.30
Colorado                           23           3,344,521                1.66       7.409          338          85.09
Connecticut                        26           2,985,691                1.48       7.819          323          78.66
Georgia                            29           2,852,961                1.41       7.917          335          83.80
Idaho                              18           2,309,199                1.14       6.914          340          80.42
Pennsylvania                       18           2,088,787                1.03       7.342          331          82.37
Louisiana                          19           1,831,201                0.91       7.678          334          86.79
Indiana                            15           1,647,568                0.82       7.553          349          85.47
North Carolina                     14           1,627,080                0.81       7.708          347          81.98
New Mexico                         14           1,549,799                0.77       7.626          328          83.63
Tennessee                          18           1,369,964                0.68       7.226          333          85.99
Oregon                             10           1,247,192                0.62       7.482          329          84.63
Michigan                           11           1,198,294                0.59       7.616          337          84.05
Montana                             8           1,170,319                0.58       7.912          331          86.35
District of Columbia                5           1,075,072                0.53       7.136          356          74.41
Maine                               6           1,058,854                0.52       7.128          352          83.67
New Hampshire                       7           1,000,074                0.50       7.249          303          82.48
Minnesota                           6             968,525                0.48       7.721          346          82.14
Rhode Island                        6             823,451                0.41       7.918          324          89.84
Oklahoma                           10             639,536                0.32       7.038          328          81.09
South Carolina                      7             625,526                0.31       7.675          318          81.92
Delaware                            5             594,183                0.29       7.362          309          81.47
Missouri                            4             483,568                0.24       7.329          346          83.72
Wisconsin                           4             474,946                0.24       8.950          333          91.20
Mississippi                         7             445,889                0.22       7.672          322          85.81
Utah                                2             421,415                0.21       6.807          356          83.18
Ohio                                5             345,978                0.17       8.022          278          89.31
Kentucky                            3             317,269                0.16       7.102          355          86.76
West Virginia                       2             247,996                0.12       7.719          356          79.94
Vermont                             2             209,998                0.10       7.750          356          45.35
Kansas                              1             197,418                0.10       7.600          356          78.26
Arkansas                            2             171,454                0.08       7.210          356          80.00
Wyoming                             1             146,200                0.07       5.990          355          85.00
Iowa                                1              78,344                0.04       7.750          355          85.00
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          1,343        $201,874,537              100.00%      7.369%         336          81.65%

Number of States Represented: 45


15. Occupancy

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
                            Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Occupancy                     Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Primary                         1,248        $185,503,374               91.89%      7.381%         335          81.60%
Second Home                        66          11,572,220                5.73       7.178          343          83.52
Investment                         29           4,798,942                2.38       7.360          354          79.02
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          1,343        $201,874,537              100.00%      7.369%         336          81.65%


16. Property Types

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
Property                    Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Types                         Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Single Family Residence         1,086        $150,112,401               74.36%      7.487%         329          82.28%
Planned Unit Development          112          22,579,940               11.19       7.071          356          80.84
Condo                             103          16,517,170                8.18       7.054          356          80.23
2-4 Family                         42          12,665,027                6.27       6.917          356          77.42
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          1,343        $201,874,537              100.00%      7.369%         336          81.65%


17. Loan Purpose

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
Loan                        Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Purpose                       Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Refinance - Cashout               743        $147,677,573               73.15%      7.071%         348          79.57%
Purchase                          558          47,400,219               23.48       8.347          294          88.26
Refinance - Rate Term              42           6,796,745                3.37       7.020          344          80.78
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          1,343        $201,874,537              100.00%      7.369%         336          81.65%


18. Documentation Level

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
Documentation               Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Level                         Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Full Documentation                577         $82,526,164               40.88%      7.255%         340          82.29%
Stated Documentation              195          45,865,517               22.72       6.932          351          74.63
Stream Lined Documentation        356          37,012,822               18.33       8.326          296          87.21
Limited Documentation             172          28,965,181               14.35       7.121          343          83.73
Lite Documentation                 42           7,304,852                3.62       7.547          351          82.26
Full-Alternate                      1             200,000                0.10       6.750          356          76.92
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          1,343        $201,874,537              100.00%      7.369%         336          81.65%


19. Original Prepayment Penalty Term (months)

                                                              % of Mortgage      Weighted    Weighted
Original                                                      Loan Pool by       Average      Average      Weighted
Prepayment                  Number of       Aggregate           Aggregate         Gross      Remaining     Average
Penalty                     Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Term (months)                 Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
None                              531         $79,377,987               39.32%      7.470%         333          82.42%
12 Months                          23           3,784,017                1.87       7.446          330          83.75
24 Months                         739         110,794,568               54.88       7.329          339          81.15
36 Months                          50           7,917,965                3.92       6.879          312          80.00
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          1,343        $201,874,537              100.00%      7.369%         336          81.65%

Non-Zero Minimum: 12
Maximum: 36
Non-Zero Weighted Average: 24


20. Lien Position

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
Lien                        Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Position                      Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
1st Lien                          960        $181,909,509               90.11%      7.033%         353          79.68%
2nd Lien                          383          19,965,028                9.89      10.431          176          99.58
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          1,343        $201,874,537              100.00%      7.369%         336          81.65%


21. FICO Score

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
FICO                        Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Score                         Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
501 - 520                          38          $7,617,826                3.77%      8.043%         356          74.97%
521 - 540                          60          10,511,797                5.21       7.755          354          72.67
541 - 560                          80          15,294,504                7.58       7.424          354          80.76
561 - 580                         109          20,753,186               10.28       7.175          354          79.30
581 - 600                         132          20,100,319                9.96       7.170          345          81.25
601 - 620                         195          27,879,829               13.81       7.380          335          82.35
621 - 640                         176          26,526,208               13.14       7.305          333          83.09
641 - 660                         167          23,531,415               11.66       7.372          324          83.52
661 - 680                         152          19,998,584                9.91       7.373          315          83.83
681 - 700                          79          10,583,666                5.24       7.462          320          84.76
701 - 720                          63           7,897,584                3.91       7.218          321          82.44
721 - 740                          41           4,767,750                2.36       7.248          316          83.49
741 - 760                          19           2,302,011                1.14       7.460          314          86.09
761 - 780                          25           2,795,074                1.38       7.418          328          85.72
781 - 800                           7           1,314,785                0.65       7.132          341          82.30
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          1,343        $201,874,537              100.00%      7.369%         336          81.65%

Non-Zero Minimum: 501
Maximum: 800
Non-Zero Weighted Average: 621


BARCLAYS CAPITAL


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUSThe depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Securitized Asset Backed Receivables LLC Trust 2006-WM1
Group 2


1. Summary Statistics

As-of / Cut-off Date: 2006-02-01
Number of Mortgage Loans: 2,186
Aggregate Principal Balance ($): 519,861,548
Weighted Average Current Mortgage Rate (%): 7.259
Non-Zero Weighted Average Margin (%): 6.433
Non-Zero Weighted Average Maximum Rate (%): 13.386
Non-Zero Weighted Average Months to Roll: 23
Weighted Average Stated Original Term (months): 340
Weighted Average Stated Remaining Term (months): 336
Weighted Average Combined Original LTV (%): 82.75
% First Liens: 88.83
% Owner Occupied: 97.87
% Purchase: 64.19
% Full Documentation: 27.67
Non-Zero Weighted Average FICO Score: 647


2. Product Types

                                                                               % of Mortgage     Weighted   Weighted
                                                                               Loan Pool by      Average     Average     Weighted
                                               Number of      Aggregate          Aggregate        Gross     Remaining    Average
Product                                        Mortgage     Cut-off Date       Cut-off Date      Interest     Term       Combined
Types                                            Loans    Principal Balance  Principal Balance     Rate     (months)   Original LTV
---------------------------------------------  ---------  -----------------  -----------------   --------   ---------  ------------
ARM - 10 Year/6 Month - 5 Yr IO                        1            $85,520               0.02%     7.676%        356         80.00%
ARM - 10 Year/6 Month - 10 Yr IO                       2            966,649               0.19      5.973         356         82.62
ARM - 10 Year/6 Month                                  4            905,844               0.17      6.442         356         78.16
ARM - 2 Year/6 Month LIBOR                           320         96,883,642              18.64      7.177         356         82.13
ARM - 2 Year/6 Month LIBOR/30-40 Year Balloon        522        196,267,062              37.75      6.974         356         80.44
ARM - 2 Year/6 Month LIBOR/Interest Only             238         82,169,423              15.81      6.451         356         81.74
ARM - 3 Year/6 Month LIBOR                            19          6,415,362               1.23      6.947         356         78.91
ARM - 3 Year/6 Month LIBOR/30-40 Year Balloon         20          7,217,279               1.39      6.719         356         81.58
ARM - 3 Year/6 Month LIBOR/Interest Only              26          7,046,081               1.36      6.557         356         83.06
ARM - 5 Year/6 Month LIBOR                            23          5,426,762               1.04      6.837         356         82.95
ARM - 5 Year/6 Month LIBOR/30-40 Year Balloon         27          8,668,279               1.67      6.568         356         76.94
ARM - 5 Year/6 Month LIBOR/Interest Only              27          8,218,043               1.58      6.401         355         80.66
ARM - 6 Month LIBOR                                    4          1,723,541               0.33      7.727         356         85.15
Balloon - 15/30                                      755         57,264,892              11.02     10.180         176         99.40
Balloon - 30/40                                       19          7,318,261               1.41      6.727         355         74.99
Fixed Rate                                           179         33,284,907               6.40      7.084         351         76.70
---------------------------------------------  ---------  -----------------  -----------------   --------   ---------  ------------
Total:                                             2,186       $519,861,548             100.00%     7.259%        336         82.75%


3. Range of Gross Interest Rates (%)

                                                              % of Mortgage      Weighted    Weighted
Range of                                                      Loan Pool by       Average      Average      Weighted
Gross                       Number of       Aggregate           Aggregate         Gross      Remaining     Average
Interest                    Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Rates (%)                     Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
5.000% - 5.999%                   159         $61,328,778               11.80%      5.810%         355          79.14%
6.000% - 6.999%                   687         234,186,234               45.05       6.591          356          80.01
7.000% - 7.999%                   443         132,191,309               25.43       7.487          354          81.77
8.000% - 8.999%                   213          38,878,240                7.48       8.491          317          87.55
9.000% - 9.999%                   281          23,506,318                4.52       9.708          210          96.38
10.000% - 10.999%                 262          20,082,071                3.86      10.627          177          99.38
11.000% - 11.999%                 116           8,280,766                1.59      11.446          176          98.59
12.000% - 12.999%                  24           1,371,437                0.26      12.587          176          98.62
13.000% - 13.999%                   1              36,395                0.01      13.000          235         100.00
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          2,186        $519,861,548              100.00%      7.259%         336          82.75%

Minimum: 5.075%
Maximum: 13.000%
Weighted Average: 7.259%


4. Range of Cut-off Date Principal Balances ($)

                                                              % of Mortgage      Weighted    Weighted
Range of                                                      Loan Pool by       Average      Average      Weighted
Cut-off                     Number of       Aggregate           Aggregate         Gross      Remaining     Average
Date Principal              Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Balances ($)                  Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
$1 - $25,000                      102          $1,925,048                0.37%     10.391%         177          99.25%
$25,001 - $50,000                 163           6,015,978                1.16      10.306          196          97.41
$50,001 - $75,000                 182          11,366,998                2.19       9.695          205          96.33
$75,001 - $100,000                196          17,296,422                3.33       9.774          206          95.86
$100,001 - $125,000               154          17,278,251                3.32       9.314          231          93.67
$125,001 - $150,000               100          13,791,518                2.65       8.754          257          90.03
$150,001 - $175,000               114          18,563,862                3.57       7.737          317          84.44
$175,001 - $200,000               123          23,387,591                4.50       7.470          333          83.54
$200,001 - $225,000                87          18,491,158                3.56       6.922          354          80.42
$225,001 - $250,000                95          22,520,323                4.33       6.969          352          80.74
$250,001 - $275,000                91          23,984,074                4.61       6.892          356          79.83
$275,001 - $300,000                87          24,964,509                4.80       6.887          356          79.95
$300,001 - $325,000                74          23,155,717                4.45       6.851          356          81.29
$325,001 - $350,000                69          23,267,745                4.48       7.040          356          81.80
$350,001 - $375,000                64          23,246,684                4.47       6.885          356          79.36
$375,001 - $400,000                80          31,186,676                6.00       6.685          356          80.09
$400,001 - $425,000                58          24,010,395                4.62       6.954          356          81.27
$425,001 - $450,000                58          25,389,774                4.88       6.926          356          80.28
$450,001 - $475,000                49          22,701,914                4.37       6.756          356          80.26
$475,001 - $500,000                32          15,615,272                3.00       6.674          356          80.74
$500,001 - $750,000               173         103,132,447               19.84       6.821          356          81.43
$750,001 - $1,000,000              34          27,481,244                5.29       6.836          356          80.87
$1,000,001 >=                       1           1,087,947                0.21       6.925          356          65.07
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          2,186        $519,861,548              100.00%      7.259%         336          82.75%

Minimum: $12,783
Maximum: $1,087,947
Average: $237,814


5. Original Terms (month)

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
Original                    Number of       Aggregate           Aggregate         Gross      Remaining     Average
Terms                       Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
(month)                       Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
120                                 2            $116,528                0.02%      7.377%         115          84.01%
180                               764          57,817,025               11.12      10.176          176          99.37
240                                 6             299,197                0.06      10.296          235          95.47
360                             1,414         461,628,799               88.80       6.892          356          80.66
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          2,186        $519,861,548              100.00%      7.259%         336          82.75%

Minimum: 120
Maximum: 360
Weighted Average: 340


6. Range of Remaining Terms (month)

                                                              % of Mortgage      Weighted    Weighted
Range of                                                      Loan Pool by       Average      Average      Weighted
Remaining                   Number of       Aggregate           Aggregate         Gross      Remaining     Average
Terms                       Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
(month)                       Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
61 - 120                            2            $116,528                0.02%      7.377%         115          84.01%
121 - 180                         764          57,817,025               11.12      10.176          176          99.37
181 - 240                           6             299,197                0.06      10.296          235          95.47
301 - 360                       1,414         461,628,799               88.80       6.892          356          80.66
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          2,186        $519,861,548              100.00%      7.259%         336          82.75%

Minimum: 115
Maximum: 357
Weighted Average: 336


7. Range of Combined Original LTV Ratios (%)

                                                              % of Mortgage      Weighted    Weighted
Range of                                                      Loan Pool by       Average      Average      Weighted
Combined                    Number of       Aggregate           Aggregate         Gross      Remaining     Average
Original                    Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
LTV Ratios (%)                Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
25.01% - 30.00%                     1            $174,278                0.03%      5.850%         356          25.36%
30.01% - 35.00%                     3             249,421                0.05       7.172          356          32.08
35.01% - 40.00%                     2             219,185                0.04       7.050          356          38.27
40.01% - 45.00%                     1             380,278                0.07       6.250          356          43.05
45.01% - 50.00%                     8           1,659,097                0.32       6.692          355          48.81
50.01% - 55.00%                    10           2,538,712                0.49       7.004          352          51.92
55.01% - 60.00%                    16           4,294,690                0.83       7.019          356          58.49
60.01% - 65.00%                    20           5,309,932                1.02       7.106          356          62.63
65.01% - 70.00%                    35          14,585,124                2.81       6.885          356          67.84
70.01% - 75.00%                    56          22,128,590                4.26       6.659          355          73.85
75.01% - 80.00%                   943         306,163,707               58.89       6.785          355          79.89
80.01% - 85.00%                    91          29,805,095                5.73       6.980          355          84.34
85.01% - 90.00%                   142          44,931,882                8.64       7.244          352          89.56
90.01% - 95.00%                   139          32,730,115                6.30       7.886          341          94.73
95.01% - 100.00%                  719          54,691,443               10.52      10.119          178          99.93
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          2,186        $519,861,548              100.00%      7.259%         336          82.75%

Minimum: 25.36%
Maximum: 100.00%
Weighted Average: 82.75%


8. Range of Gross Margins (%)

                                                              % of Mortgage      Weighted    Weighted
Range                                                         Loan Pool by       Average      Average      Weighted
of                          Number of       Aggregate           Aggregate         Gross      Remaining     Average
Gross                       Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Margins (%)                   Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Fixed Rate Loans                  953         $97,868,061               18.83%      8.869%         249          89.86%
0.001% - 3.500%                     2             773,947                0.15       6.286          354          83.56
3.501% - 4.000%                    45          12,219,012                2.35       7.040          356          82.44
4.001% - 4.500%                     1             809,910                0.16       5.275          354          77.14
4.501% - 5.000%                     8           3,344,915                0.64       5.970          355          81.34
5.001% - 5.500%                   115          42,503,795                8.18       6.380          356          78.84
5.501% - 6.000%                   178          63,882,828               12.29       6.359          356          79.82
6.001% - 6.500%                   368         127,214,665               24.47       6.697          356          80.50
6.501% - 7.000%                   231          75,320,504               14.49       7.050          356          81.30
7.001% - 7.500%                   137          50,766,402                9.77       7.348          356          82.34
7.501% - 8.000%                   113          37,051,964                7.13       7.811          356          84.51
8.001% - 8.500%                    24           5,946,809                1.14       8.312          356          84.48
8.501% - 9.000%                     8           1,433,936                0.28       8.212          355          85.64
9.001% - 9.500%                     3             724,800                0.14       9.035          356          92.35
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          2,186        $519,861,548              100.00%      7.259%         336          82.75%

Non-Zero Minimum: 2.750%
Maximum: 9.375%
Non-Zero Weighted Average: 6.433%


9. Range of Minimum Mortgage Rates (%)

Range                                                         % of Mortgage      Weighted    Weighted
of                                                            Loan Pool by       Average      Average      Weighted
Minimum                     Number of       Aggregate           Aggregate         Gross      Remaining     Average
Mortgage                    Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Rates (%)                     Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Fixed Rate Loans                  953         $97,868,061               18.83%      8.869%         249          89.86%
5.001% - 5.500%                    16           5,835,963                1.12       5.399          355          75.44
5.501% - 6.000%                   140          53,442,412               10.28       5.884          356          80.37
6.001% - 6.500%                   267          95,884,490               18.44       6.334          356          79.79
6.501% - 7.000%                   348         119,799,573               23.04       6.816          356          81.00
7.001% - 7.500%                   206          65,923,107               12.68       7.299          356          80.83
7.501% - 8.000%                   156          51,748,226                9.95       7.770          356          83.75
8.001% - 8.500%                    45          15,111,928                2.91       8.271          356          83.80
8.501% - 9.000%                    36          10,394,476                2.00       8.759          356          85.76
9.001% - 9.500%                    13           2,583,960                0.50       9.366          356          85.95
9.501% - 10.000%                    6           1,269,353                0.24       9.667          356          73.52
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          2,186        $519,861,548              100.00%      7.259%         336          82.75%

Non-Zero Minimum: 5.075%
Maximum: 9.875%
Non-Zero Weighted Average: 6.884%


10. Range of Maximum Mortgage Rates (%)

Range                                                         % of Mortgage      Weighted    Weighted
of                                                            Loan Pool by       Average      Average      Weighted
Maximum                     Number of       Aggregate           Aggregate         Gross      Remaining     Average
Mortgage                    Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Rates (%)                     Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Fixed Rate Loans                  953         $97,868,061               18.83%      8.869%         249          89.86%
11.501% - 12.000%                  14           5,331,419                1.03       5.337          355          74.97
12.001% - 12.500%                 141          53,999,692               10.39       5.877          355          80.24
12.501% - 13.000%                 267          95,613,614               18.39       6.336          356          79.83
13.001% - 13.500%                 348         120,015,293               23.09       6.815          356          81.01
13.501% - 14.000%                 206          65,747,026               12.65       7.304          356          80.84
14.001% - 14.500%                 156          51,529,152                9.91       7.770          356          83.93
14.501% - 15.000%                  46          15,509,502                2.98       8.258          356          83.22
15.001% - 15.500%                  35           9,987,310                1.92       8.762          356          86.41
15.501% - 16.000%                  13           2,923,325                0.56       9.252          356          83.63
16.001% - 16.500%                   6           1,269,353                0.24       9.667          356          73.52
16.501% - 17.000%                   1              67,801                0.01      10.125          355          90.00
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          2,186        $519,861,548              100.00%      7.259%         336          82.75%

Non-Zero Minimum: 11.575%
Maximum: 16.625%
Non-Zero Weighted Average: 13.386%


11. Initial Cap (%)

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
                            Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Initial Cap (%)               Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Fixed Rate Loans                  953         $97,868,061               18.83%      8.869%         249          89.86%
0.001% - 1.000%                     9           2,978,931                0.57       7.857          356          87.90
1.001% - 1.500%                     9           3,241,589                0.62       5.984          355          79.63
2.501% - 3.000%                 1,182         406,064,912               78.11       6.898          356          81.08
4.501% - 5.000%                    32           9,484,496                1.82       6.349          356          80.66
5.501% - 6.000%                     1             223,560                0.04       6.375          350          80.00
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          2,186        $519,861,548              100.00%      7.259%         336          82.75%

Non-Zero Minimum: 1.000%
Maximum: 6.000%
Non-Zero Weighted Average: 3.021%


12. Periodic Cap (%)

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
Periodic                    Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Cap (%)                       Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Fixed Rate Loans                  953         $97,868,061               18.83%      8.869%         249          89.86%
1.00%                           1,230         420,965,188               80.98       6.883          356          81.13
2.00%                               3           1,028,300                0.20       7.817          354          68.81
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          2,186        $519,861,548              100.00%      7.259%         336          82.75%

Non-Zero Minimum: 1.000%
Maximum: 2.000%
Non-Zero Weighted Average: 1.002%


13. Next Rate Adjustment Date

                                                              % of Mortgage      Weighted    Weighted
Next                                                          Loan Pool by       Average      Average      Weighted
Rate                        Number of       Aggregate           Aggregate         Gross      Remaining     Average
Adjustment                  Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Date                          Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Fixed Rate Loans                  953         $97,868,061               18.83%      8.869%         249          89.86%
Mar-06                              1             357,590                0.07       6.600          355          80.00
Apr-06                              3           1,365,951                0.26       8.022          356          86.50
Jun-07                              1             199,180                0.04       6.990          352          80.00
Jul-07                              5           1,050,260                0.20       7.399          353          79.55
Aug-07                             32          12,161,957                2.34       6.654          354          80.54
Sep-07                            255          95,352,516               18.34       6.786          355          80.90
Oct-07                            777         264,058,803               50.79       6.967          356          81.28
Nov-07                             10           2,497,411                0.48       6.901          357          82.16
Jul-08                              1             174,658                0.03       7.100          353          80.00
Aug-08                              1             633,827                0.12       5.576          354          80.00
Sep-08                             17           6,259,680                1.20       6.592          355          82.77
Oct-08                             44          13,008,429                2.50       6.843          356          80.66
Nov-08                              2             602,128                0.12       6.986          357          80.00
Apr-10                              1             223,560                0.04       6.375          350          80.00
Aug-10                              3           1,604,949                0.31       5.918          354          81.23
Sep-10                             23           5,698,890                1.10       6.461          355          77.72
Oct-10                             50          14,785,684                2.84       6.689          356          80.40
Oct-15                              6           1,535,364                0.30       6.310          356          78.91
Nov-15                              1             422,649                0.08       6.100          357          86.00
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          2,186        $519,861,548              100.00%      7.259%         336          82.75%

Non-Zero Weighted Average: 2007-12-17


14. Geographical Distribution

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
Geographical                Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Distribution                  Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
California                        928        $278,049,105               53.49%      7.149%         335          82.16%
New York                          126          38,629,792                7.43       7.085          340          82.60
Maryland                          110          25,766,141                4.96       7.530          335          83.69
Florida                           124          20,936,477                4.03       7.539          338          82.20
Virginia                           74          18,586,320                3.58       7.812          332          82.51
New Jersey                         81          18,244,793                3.51       7.228          337          82.11
Washington                         87          16,573,608                3.19       6.992          339          84.39
Illinois                           91          15,424,936                2.97       7.414          331          84.27
Massachusetts                      60          14,950,695                2.88       6.889          341          82.80
Nevada                             65          13,294,507                2.56       7.848          328          84.50
Texas                             100           9,067,321                1.74       7.842          325          85.40
Arizona                            46           8,888,940                1.71       7.184          336          84.06
Connecticut                        32           6,477,324                1.25       7.127          342          82.65
Georgia                            34           4,271,339                0.82       7.712          326          81.32
District of Columbia                9           3,074,236                0.59       6.989          345          81.35
Oregon                             12           2,945,774                0.57       6.817          345          82.40
Ohio                               16           2,541,789                0.49       7.727          342          86.96
Colorado                           18           2,523,028                0.49       7.400          333          84.32
New Hampshire                      10           2,290,179                0.44       7.571          352          86.23
Pennsylvania                       23           2,283,490                0.44       7.778          343          87.24
Rhode Island                       10           1,820,656                0.35       7.657          340          83.37
Michigan                            9           1,379,941                0.27       7.728          339          84.54
Tennessee                          13           1,091,692                0.21       7.140          324          83.30
North Carolina                     16           1,016,250                0.20       8.444          317          85.77
Minnesota                           7             946,099                0.18       8.430          322          90.40
South Carolina                      6             918,163                0.18       6.764          318          83.99
Arkansas                            2             799,911                0.15       7.944          356          95.00
Delaware                            5             771,956                0.15       7.307          351          79.56
Oklahoma                           11             742,808                0.14       7.577          323          85.06
Mississippi                        11             684,321                0.13       8.004          333          84.51
West Virginia                       4             672,416                0.13       7.509          323          84.67
Missouri                            8             594,061                0.11       8.597          342          92.50
Montana                             3             562,587                0.11       7.253          355          82.84
Indiana                             6             529,604                0.10       8.648          339          87.49
Maine                               6             495,152                0.10       7.782          268          85.28
Idaho                               7             476,144                0.09       8.790          297          86.59
Louisiana                           6             440,469                0.08       7.516          333          82.22
Wisconsin                           3             398,074                0.08       6.991          356          82.80
Utah                                2             288,072                0.06       8.162          310          88.74
New Mexico                          4             274,778                0.05       7.776          310          84.94
Iowa                                1             138,600                0.03       7.725          356          89.42
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          2,186        $519,861,548              100.00%      7.259%         336          82.75%

Number of States Represented: 41


15. Occupancy

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
                            Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Occupancy                     Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Primary                         2,126        $508,791,145               97.87%      7.248%         336          82.64%
Second Home                        41           7,701,534                1.48       7.855          311          89.38
Investment                         19           3,368,869                0.65       7.486          356          84.63
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          2,186        $519,861,548              100.00%      7.259%         336          82.75%


16. Property Types

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
Property                    Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Types                         Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Single Family Residence         1,421        $366,372,592               70.48%      7.175%         339          82.25%
Planned Unit Development          349          71,189,662               13.69       7.614          327          83.52
Condo                             274          45,100,773                8.68       7.320          323          84.66
2-4 Family                        142          37,198,521                7.16       7.335          332          83.88
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          2,186        $519,861,548              100.00%      7.259%         336          82.75%


17. Loan Purpose

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
Loan                        Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Purpose                       Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Purchase                        1,539        $333,715,266               64.19%      7.364%         330          83.79%
Refinance - Cashout               613         177,756,026               34.19       7.063          345          80.95
Refinance - Rate Term              34           8,390,257                1.61       7.216          344          79.70
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          2,186        $519,861,548              100.00%      7.259%         336          82.75%


18. Documentation Level

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
Documentation               Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Level                         Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Stream Lined Documentation        869        $189,800,070               36.51%      7.590%         326          83.51%
Full Documentation                707         141,808,083               27.28       7.074          338          83.91
Limited Documentation             298          84,574,083               16.27       6.985          336          83.15
Stated Documentation              216          79,961,788               15.38       7.056          353          78.02
Lite Documentation                 91          21,656,471                4.17       7.384          333          84.19
Full-Alternate                      5           2,061,053                0.40       7.240          345          85.28
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          2,186        $519,861,548              100.00%      7.259%         336          82.75%


19. Original Prepayment Penalty Term (months)

                                                              % of Mortgage      Weighted    Weighted
Original                                                      Loan Pool by       Average      Average      Weighted
Prepayment                  Number of       Aggregate           Aggregate         Gross      Remaining     Average
Penalty                     Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Term (months)                 Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
None                              826        $169,647,755               32.63%      7.577%         329          83.95%
12 Months                          80          23,146,371                4.45       7.380          341          82.53
24 Months                       1,108         286,223,510               55.06       7.110          337          82.78
36 Months                         171          40,507,739                7.79       6.903          351          77.57
Other                               1             336,173                0.06       8.200          354          90.00
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          2,186        $519,861,548              100.00%      7.259%         336          82.75%

Non-Zero Minimum: 6
Maximum: 36
Non-Zero Weighted Average: 25


20. Lien Position

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
Lien                        Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Position                      Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
1st Lien                        1,416        $461,767,021                0.89       6.892%         356          80.66%
2nd Lien                          770          58,094,527               11.17      10.179          176          99.39
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          2,186        $519,861,548              100.00%      7.259%         336          82.75%


21. FICO Score

                                                              % of Mortgage      Weighted    Weighted
                                                              Loan Pool by       Average      Average      Weighted
                            Number of       Aggregate           Aggregate         Gross      Remaining     Average
FICO                        Mortgage      Cut-off Date        Cut-off Date       Interest      Term        Combined
Score                         Loans     Principal Balance   Principal Balance      Rate      (months)    Original LTV
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
500                                 2            $539,254                0.10%      7.814%         354          76.49%
501 - 520                          13           3,347,353                0.64       8.563          356          76.21
521 - 540                          40          11,866,827                2.28       7.633          355          77.01
541 - 560                          54          18,515,571                3.56       7.610          355          80.75
561 - 580                          65          21,964,559                4.23       7.323          355          81.64
581 - 600                         151          31,069,341                5.98       7.310          341          81.62
601 - 620                         339          76,817,012               14.78       7.438          338          82.77
621 - 640                         316          76,231,760               14.66       7.310          335          83.54
641 - 660                         359          84,510,418               16.26       7.212          333          82.61
661 - 680                         278          66,275,260               12.75       7.158          332          83.49
681 - 700                         184          43,730,788                8.41       7.097          331          83.49
701 - 720                         162          35,631,839                6.85       7.157          326          83.30
721 - 740                          89          19,767,770                3.80       6.826          331          83.84
741 - 760                          64          15,074,430                2.90       6.929          327          83.32
761 - 780                          43           8,889,584                1.71       7.095          329          82.85
781 - 800                          24           5,071,157                0.98       7.277          321          84.13
801 >=                              3             558,626                0.11       7.321          304          85.73
-------------------------   ---------   -----------------   -----------------    --------    ---------   ------------
Total:                          2,186        $519,861,548              100.00%      7.259%         336          82.75%

Non-Zero Minimum: 500
Maximum: 814
Non-Zero Weighted Average: 647


BARCLAYS CAPITAL


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED
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